Exhibit 10.5

Execution Copy

GROSS LEASE

(w/Base Amounts)

THIS LEASE (this “Lease”) is made as of May 17, 2012, by and between

“Landlord”	MEPT Burlington, LLC, a Delaware limited liability company

and

“Tenant”	The Endurance International Group, Inc., a Delaware corporation.

TABLE OF CONTENTS

SECTION 1: DEFINITIONS	1
Access Laws	1
Additional Rent	1
Affiliate	1
Base Amount Allocable to the Premises	1
Base Rent	1
BOMA	1
Brokers	2
Building	2
Business Day	2
Claims	2
Commencement Date	2
ERISA	2
Estimated Operating Costs Allocable to the Premises	2
Events of Default	2
Fair Market Rent	2
Governmental Agency	2
Governmental Requirements	2
Green Agency Ratings	2
Hazardous Substance(s)	3
Land	3
Landlord	3
Landlord Delay	3
Landlord’s Agents	3
Lease Memorandum	3
Lease Security Deposit	3
Lease Term	3
Lender	3
Manager	3
Manager’s Address	3
Offer	3
Operating Costs	3
Operating Costs Allocable to the Premises	3
Original Tenant	3
Outside Commencement Date	3
Park	3
Parking Ratio	3
Permitted Use	4
Permitted Transferee	4
Plans and Specifications	4
Prepaid Rent	4

i

Premises	4
Prime Rate	4
Property Taxes	4
Punch List Work	5
Restrictions	5
ROFR Space	5
Space Planning Allowance	5
Specialty Tenant Improvements	5
Substantial Completion	5
Telecommunication Facilities	5
Telecommunication Services	5
Tenant	5
Tenant Alterations	5
Tenant Delay	6
Tenant Expenditures	6
Tenant Improvement Allowance	6
Tenant Improvements	6
Tenant’s Agents	6
Tenant’s Pro Rata Share	6
Year	6
SECTION 2: PREMISES AND TERM	6

2.1	Lease of Premises	6
2.2	Lease Term	7
2.3	Plans and Specifications	8
2.4	Commencement Date	9
2.5	Tenant’s Contribution to Tenant Improvement Costs	9
2.6	Lease Memorandum	12
2.7	Use and Conduct of Business	12
2.8	Compliance with Governmental Requirements and Rules and Regulations	13
2.9	Intentionally Omitted	13
2.10	Sustainable Building Operations	13
2.11	Recycling and Waste Management	13
SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE		14
3.1	Payment of Rental	14
3.2	Base Rent	14
3.3	Lease Security Provisions	14
3.4	Additional Rent	16
3.5	Utilities	20
3.6	Holdover	22
3.7	Late Charge	22
3.8	Default Rate	22
SECTION 4: MANAGEMENT AND LEASING PROVISIONS		22
4.1	Maintenance and Repair by Landlord	22
4.2	Maintenance and Repair by Tenant	23
4.3	Common Areas/Security	23
4.4	Tenant Alterations	24
4.5	Tenant’s Work Performance	25
4.6	Surrender of Possession	26
4.7	Removal of Property	26
4.8	Access	26
4.9	Damage or Destruction	27
4.10	Condemnation	28
4.11	Parking	29
4.12	Indemnification	29
4.13	Tenant Insurance	29
4.14	Landlord’s Insurance	30

ii

4.15	Waiver of Subrogation	30
4.16	Assignment and Subletting by Tenant	31
4.17	Assignment by Landlord	33
4.18	Estoppel Certificates and Financial Statements	33
4.19	Modification for Lender	33
4.20	Hazardous Substances	34
4.21	Access Laws	34
4.22	Quiet Enjoyment	35
4.23	Signs	35
4.24	Subordination	36
4.25	Workers Compensation Immunity	37
4.26	Brokers	37
4.27	Limitation on Recourse	37
4.28	Mechanic’s Liens and Tenant’s Personal Property Taxes	37
4.29	Landlord’s Security Interest	37
4.30	No Offset; Independent Covenants; Waiver	38
4.31	Rooftop Equipment	38
4.32	Generator	40
SECTION 5: DEFAULT AND REMEDIES		42
5.1	Events of Default	42
5.2	Remedies	43
5.3	Right to Perform	44
5.4	Landlord’s Default	44
SECTION 6: MISCELLANEOUS PROVISIONS		45
6.1	Notices	45
6.2	Attorney’s Fees and Expenses	45
6.3	No Accord and Satisfaction	45
6.4	Successors; Joint and Several Liability	45
6.5	Choice of Law	45
6.6	No Waiver of Remedies	45
6.7	Offer to Lease	46
6.8	Force Majeure	46
6.9	Landlord’s Consent	46
6.10	Severability; Captions	46
6.11	Interpretation	46
6.12	Incorporation of Prior Agreement; Amendments	46
6.13	Authority	46
6.14	Time of Essence	47
6.15	Survival of Obligations	47
6.16	Consent to Service	47
6.17	Landlord’s Authorized Agents	47
6.18	Waiver of Jury Trial	47
6.19	Specially Designated National or Blocked Person	47
6.20	Right of First Refusal	47

LISTING OF EXHIBITS

Exhibit A	Space Plan
Exhibit B	Drawing Showing Location and Configuration of the Premises
Exhibit C	Listing of Plans and Specifications for Tenant Improvements
Exhibit D	Form of Lease Memorandum
Exhibit E	Rules and Regulations
Exhibit F	Letter of Credit Criteria
Exhibit G	Exterior Sign Specifications

iii

SECTION 1: DEFINITIONS

Access Laws: The Americans With Disabilities Act of 1990 (including the Americans with Disabilities Act Accessibility Guidelines for Building and Facilities) and all other Governmental Requirements relating to the foregoing.

Additional Rent: Defined in paragraph captioned “Additional Rent”.

Affiliate: An entity controlling, controlled by, or under common control with Tenant (control being defined as ownership of more than fifty percent (50%) of the beneficial ownership of the entity in question).

Base Amount Allocable to the Premises: Defined in paragraph captioned “Additional Rent”.

Base Rent: The monthly amount of Base Rent and the portion of the Lease Term during which such monthly amount of Base Rent is payable shall be determined from the following table. For convenience and ease of reference, the annual rental rate for the computation of Base Rent and the annual Base Rent are also set forth in tabular form with the annual Base Rent equaling the monthly Base Rent installment multiplied by twelve. In the case of any conflict or inconsistency between the Monthly Base Rent installment and the other illustrative figures set forth in tabular form or in any computations utilizing such figures, the monthly Base Rent installment so specified shall be controlling and conclusive.

Applicable Portion of Lease Term	Rate Per/Rentable Sq. Ft./Annum	Annual Base Rent	Monthly Base Rent Installment (Annual + 12)
Months 01 through 12	$27.00	$1,027,674.00	$85,639.50
Months 13 through 24	$27.60	$1,050,511.20	$87,542.60
Months 25 through 36	$28.20	$1,073,348.40	$89,445.70
Months 37 through 48	$28.80	$1,096,185.60	$91,348.80
Months 49 through 60	$29.40	$1,119,022.80	$93,251.90
Months 61 through 72	$30.00	$1,141,860.00	$95,155.00
Months 73 through 84	$30.60	$1,164,697.20	$97,058.10
Months 85 through 90	$31.20	$1,187,534.40	$98,961.20

The above rent schedule begins on the first day of the first full month of the Lease Term beginning on or after the Commencement Date. If the Commencement Date is a date other than the first day of a calendar month, Base Rent for the partial month in which the Commencement Date occurs shall be at the same rate as months 01 through 12, but shall be prorated as provided in Paragraph 3.2 hereof. Notwithstanding the foregoing, Landlord shall abate all Base Rent applicable to the Premises for the period beginning on the Commencement Date and ending on the date which is six (6) months after the Commencement Date (the “Abatement Period”), provided, however, if the Lease is terminated prior to the expiration of the Lease Term as a result of a default by Tenant, in addition to all other damages to which Landlord may be entitled under the Lease and applicable law, Tenant immediately and without notice shall pay Landlord the full unamortized amount of all Base Rent which had been abated as aforesaid (with the Abated Rent amortized over an eighty-four (84) month period beginning on the first day of the sixth full calendar month of the Lease Term). Although Landlord shall abate Base Rent payable for the Abatement Period, Tenant acknowledges and agrees that Tenant shall be liable for all Additional Rent payable during such period, including, without limitation, electricity charges.

BOMA: The Standard Method for Measuring Floor Area in Office Buildings (ANSI/BOMA Z65.1-1996) as published by the Building Owners and Managers Association.

Brokers: Tenant was represented in this transaction by Colliers International, a licensed real estate broker. Landlord was represented in this transaction by CB Richard Ellis - N.E. Partners, LP, a licensed real estate broker.

Building: The building located on the Land at 10 Corporate Drive, Burlington, Massachusetts, commonly known as 100 Burlington Centre and containing approximately 106,887 rentable square feet as measured in accordance with BOMA. The number of rentable square feet of the Building as recited above shall be final, conclusive and controlling.

Business Day: Calendar days, except for Saturdays and Sundays and holidays when banks are closed in New York, New York or Boston, Massachusetts.

Claims: An individual and collective reference to any and all claims, demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, other proceedings and expenses (including attorneys’ fees and expenses incurred in connection with the proceeding whether at trial or on appeal).

Commencement Date: The earlier to occur of: (a) the date of Substantial Completion; or (b) the date on which Tenant takes possession of all or part of the Premises and commences operating its business; or (c) the Outside Commencement Date.

ERISA: The Employee Retirement Income Security Act of 1974, as now or hereafter amended, and the regulations promulgated under it.

Estimated Operating Costs Allocable to the Premises: Defined in paragraph captioned “Additional Rent”.

Events of Default: One or more of those events or states of facts defined in the paragraph captioned “Events of Default”.

Fair Market Rent: The prevailing base rent and additional rent (including provisions for escalations, subsequent increases, market concessions and incentives such as tenant improvements and free rent periods, and other adjustments) for new leases or lease renewals (as applicable) of a comparable term then currently being negotiated or executed for comparable space located in the office park in which the Building is located, or if no new leases or lease renewals (as applicable) are then being negotiated or executed in such office park, new leases or lease renewals (as applicable) then being negotiated or executed for comparable space located elsewhere in similar first class office properties or equivalent buildings located in the Burlington, Massachusetts area (the “Comparable Properties”), in either case considering the relative age, condition and location of the Building and the Comparable Properties, the relative condition of the Building’s and Comparable Properties’ systems, the relative condition of the Premises and such comparable space.

Governmental Agency: The United States of America, the state in which the Land is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Land and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Land.

Governmental Requirements: Any and all statutes, ordinances, codes, laws, rules, regulations, orders and directives of any Governmental Agency as now or later amended.

Green Agency Ratings: Any one or more of the following ratings, as same may be in effect or amended or supplemented from time to time: The U.S. EPA’s Energy Star® rating and/or Design to Earn Energy Star, the Green Building Initiative’s Green Globes™ for Continual Improvement of

Existing Buildings (Green Globes™ -CIEB), the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system, LEED EBOM (existing buildings operations and maintenance) and any applicable substitute third party or government mandated rating systems.

Hazardous Substance(s): Asbestos, PCBs, petroleum or petroleum-based chemicals or substances, urea formaldehyde or any chemical, material, element, compound, solution, mixture, sub-stance or other matter of any kind whatsoever which is now or later defined, classified, listed, designated or regulated as hazardous, toxic or radioactive by any Governmental Agency.

Land: The land upon which the Building is located in Burlington, Middlesex County, Commonwealth of Massachusetts.

Landlord: The limited liability company named on the first page of this Lease, or its successors and assigns as provided in paragraph captioned “Assignment by Landlord”.

Landlord Delay: Any delay in the completion of construction of Tenant Improvements resulting solely from Landlord’s failure to comply with any deadline established herein.

Landlord’s Agents: The managers, officers and employees of Landlord and the consultants and advisors to the Landlord and employees of the foregoing.

Lease Memorandum: Defined in paragraph entitled “Lease Memorandum”.

Lease Security Deposit: The letter of credit delivered by Tenant to Landlord as described in the paragraph entitled “Security Provisions.”

Lease Term: Commencing on the Commencement Date and ending on the last day of that calendar month which is ninety (90) months after the Commencement Date provided that, if the Commencement Date is the first day of a calendar month, the Lease Term shall end on the last day of the ninetieth (90th) calendar month beginning on, and including, the Commencement Date.

Lender: Defined in paragraph entitled “Landlord’s Default”.

Manager: CB Richard Ellis - N.E. Partners, LP, or its replacement as specified by written notice from Landlord to Tenant.

Manager’s Address: 25 Corporate Drive, Burlington, Massachusetts 01803, which address may be changed by written notice from Landlord to Tenant.

Offer: Defined in paragraph 6.20.

Operating Costs: Defined in paragraph captioned “Additional Rent”.

Operating Costs Allocable to the Premises: Defined in paragraph captioned “Additional Rent”.

Original Tenant: The Endurance International Group, Inc., a Delaware corporation.

Outside Commencement Date: October 1, 2012.

Park: The office park in which the Building is located, known as Burlington Centre Office Park.

Parking Ratio: 4.0 stalls per 1,000 rentable square feet of the Premises.

Permitted Use: General business office uses, so long as such use is consistent with Governmental Requirements and with first-class buildings of the same or similar use as the Building located in the metropolitan area in which the Building is located.

Permitted Transferee: A party to which Tenant has either assigned its interest in this Lease or sublet all or any portion of the Premises subject to and in accordance with the terms and provisions of subparagraph 4.16.8 or subparagraph 4.16.9.

Plans and Specifications: (a) Those certain plans and specifications for the Tenant Improvements, if any, as listed in Exhibit C and any modifications to them approved in writing by Landlord and Tenant; or (b) if Exhibit C does not include a listing of such plans and specifications, then such plans and specifications shall be prepared by Tenant (the “Preparing Party”) and delivered to Landlord (the “Receiving Party”) and approved by Landlord and Tenant as set forth in the paragraph entitled “Plans and Specifications”.

Prepaid Rent: Eighty-Five Thousand Six Hundred Thirty-Nine and 50/100 Dollars ($85,639.50), to be applied toward Base Rent for the first full calendar month of the Lease Term or to the first month in which full rent is due.

Premises: The portion of the Building designated as Suite 300, depicted on the plan attached as Exhibit B and agreed by Landlord and Tenant for all purposes under this Lease to consist of approximately thirty-eight thousand sixty-two (38,062) rentable square feet as measured in accordance with BOMA. The number of rentable square feet of the Premises as recited above shall be final, conclusive and controlling.

Prime Rate: Defined in paragraph captioned “Default Rate”.

Property Taxes: (a) Any form of ad valorem real or personal property tax or assessment imposed by any Governmental Agency on the Land, Building, related improvements or any personal property owned by Landlord associated with such Land, Building or improvements; (b) any other form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense or imposition made or required by any Governmental Agency on any interest of Landlord in such Land, Building, related improvements or personal property; (c) any fee for services charged by any Governmental Agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems or other services assessed against the Land and/or the Building; (d) any governmental impositions allocable to or measured by the area of any or all of such Land, Building, related improvements or personal property or the amount of any base rent, additional rent or other sums payable under any lease for any or all of such Land, Building, related improvements or personal property; (e) any gross receipts or other excise tax allocable to, measured by or a function of any one or more of the matters referred to in clause (d); (f) any impositions by any Governmental Agency on any transaction evidenced by a lease of any or all of such Land, Building, related improvements or personal property or charge with respect to any document to which Landlord is a party creating or transferring an interest or an estate in any or all of such Land, Building, related improvements or personal property; (g) any increase in any of the foregoing based upon construction of improvements or change of ownership of any or all of such Land, Building, related improvements or personal property, and (h) tax consultant fees and expenses and costs of appeals of any Property Taxes. Property Taxes shall also include a share of all of the foregoing applicable to all common area driveways, sidewalks, service areas, open spaces and other portions of the Park not located on the Land and which tenants of the Building are permitted to use and/or which benefit the Land or the Building, which Property Taxes shall be allocated to all buildings in the Park benefited by such areas and/or whose tenants have the right to use such areas on an equitable basis as reasonably determined by Landlord. Property Taxes shall not include taxes on Landlord’s net income.

Punch List Work: Minor items of repair, correction, adjustment or completion as such phrase is commonly understood in the construction industry in the metropolitan area in which the Land is located.

Restrictions: Any covenants, conditions and restrictions applicable to the Land [which are recorded with the Middlesex County (Southern District) Registry of Deeds ].

ROFR Space: Defined in paragraph 6.20.

Space Planning Allowance: The maximum amount to be contributed by Landlord to reimburse Tenant for space planning costs for the Premises, which maximum shall not exceed Three Thousand Eight Hundred Six and 20/100 Dollars ($3,806.20) (calculated based upon ten cents ($0.10) per rentable square foot of the Premises).

Specialty Tenant Improvements: shall mean Tenant Improvements which are not standard office installations including, without limitation, kitchens, executive bathrooms, raised computer floors, computer room installations, supplemental HVAC equipment, generators, Telecommunications Equipment, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, conveyors, dumbwaiters, curved walls, drop ceilings, and other Tenant Improvements of a similar character and/or incorporating unusual architectural elements. Specialty Tenant Improvements also shall be deemed to include all wiring and cabling installed by or for Tenant.

Substantial Completion: The date that the Tenant Improvements have been completed substantially in accordance with the Plans and Specifications, subject to Punch List Work. The Tenant Improvements shall be deemed to be substantially complete upon the issuance of a temporary or permanent certificate of occupancy by the proper governmental authority. Notwithstanding the above, the Tenant Improvements shall be considered substantially complete even though (a) there remains to be completed Punch List Work, the lack of which will not materially interfere with Tenant’s permitted use of the Premises including, without limitation, minor or insubstantial details of construction, decoration or mechanical adjustment, or (b) there is a delay in substantial completion due to Tenant’s failure to meet its obligations under this Lease or “Tenant Delay” as such term is defined in this Lease, or (c) there are any undelivered or uninstalled long lead items previously identified as such or (d) the certificate of occupancy is not issued due to Tenant’s failure to complete the Tenant Installation of furniture, fixtures or equipment or other items (if any) to be installed or constructed by Tenant pursuant to this Lease. Without limiting the foregoing, if the Tenant or the general contractor is delayed in substantially completing the Tenant Improvements as a result of the occurrence of Tenant Delay, then for purposes of determining the Commencement Date, the date of substantial completion shall be deemed to be the date that the Tenant Improvements would have been substantially completed absent any Tenant Delay.

As used herein, the phrase “long lead item” shall mean any item of the Tenant Improvements or material element thereof which Landlord reasonably identifies in writing to Tenant at the time Landlord reviews Tenant’s proposed Plans as provided in paragraph 2.3 as unavailable at the Premises in time to be completed and installed prior to the anticipated Commencement Date.

Telecommunication Facilities: Equipment, facilities, apparatus and other materials utilized for the purpose of electronic telecommunication, including cable, switches, wires, conduit and sleeves.

Telecommunication Services: Services associated with electronic telecommunications, whether in a wired or wireless mode. Basic voice telephone services are included within this definition.

Tenant: The person or entity(ies) named on the first page of this Lease.

Tenant Alterations: Defined in paragraph captioned “Tenant Alterations”.

Tenant Delay: Any delay in the completion of construction of Tenant Improvements resulting from (i) Tenant’s failure to comply with the provisions of this Lease, including without limitation, Tenant’s failure to meet any time deadlines established herein, (ii) any additional time as reasonably determined by Landlord required for ordering, receiving, fabricating and/or installing long lead items or items of materials or other components of the construction of Tenant Improvements, including, without limitation, mill work, which are not used in the construction of Tenant Improvements in accordance with Landlord’s building standards and which causes a delay in the Substantial Completion of the Tenant Improvements beyond the time when such improvements would otherwise be completed if constructed in accordance with the standards used in the remainder of the Building, provided that Landlord identified such long lead items in writing to Tenant at the time Plans and Specifications were approved by Landlord, (iii) delay in work caused by submission by Tenant of a request for any change order following Landlord’s approval of the Plans and Specifications, (iv) any additional time, as reasonably determined by Landlord, required for implementation of any change order with respect to the Tenant Improvements, (v) any other delay arising from the act or omission of Tenant or Tenant’s Agents, and/or (vi) the occurrence of any other act, omission, failure, or event which this Lease describes as “Tenant Delay, but specifically excluding any delay caused by (x) Force Majeure, (y) Landlord Delay, or (z) any interruption of power to the Premises caused by any act of Landlord or Landlord’s Agents such as, by way of example, the shutting down of the power to the Building in order to accommodate the construction of any tenant space (other than the Premises) within the Building.

Tenant Expenditures: Costs incurred by Tenant for (a) wiring and cabling of the Premises for telecommunication purposes, and (b) furniture, fixtures and equipment for the Premises.

Tenant Improvement Allowance: The maximum amount, if any, to be contributed by Landlord to reimburse Tenant for Tenant Improvement Costs, which maximum shall not exceed One Million Nine Hundred Three Thousand One Hundred and 00/100 Dollars ($1,903,100.00) (calculated based upon Fifty and 00/100 Dollars ($50.00) per rentable square foot of the Premises).

Tenant Improvements: Those alterations or improvements to the Premises as appear and are depicted in the Plans and Specifications.

Tenant’s Agents: Any and all officers, partners, contractors, subcontractors, consultants, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors of Tenant.

Tenant’s Pro Rata Share: is 38,062/106,887 = thirty-five and sixty-one one-hundredths percent (35.61%), which shall be final, conclusive and controlling during the Lease Term for all purposes.

Year: A calendar year commencing January 1 and ending December 31 or that portion of the calendar year within the Lease Term.

SECTION 2: PREMISES AND TERM

2.1 Lease of Premises. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, upon the terms and conditions set forth in this Lease. In addition to the Premises, Tenant shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant rights, to use (a) the common lobbies, corridors, stairways, elevators and loading platforms of the Building, and if the Premises include less than an entire floor, the common toilets, corridors and elevator lobby for such floor, and (b) the common walkways and driveways of the Park for access, ingress, egress, parking and vehicular circulation to the Building, and any common area facilities of the Park from time to time made available by Landlord for the use of tenants of the Park. Tenant’s use of all such common areas shall be subject to such reasonable restrictions and regulations as Landlord may from time to time impose and the rights of Landlord set forth herein.

2.2 Lease Term.

2.2.1 Initial Lease Term. The Lease Term shall be for the period stated in the definition of that term, unless earlier terminated as provided in this Lease.

2.2.2 Option to Extend. While this Lease is in full force and effect, provided that no Event of Default then exists and no Event of Default has occurred within the immediately preceding twelve (12) month period, and further provided that the Original Tenant has not assigned this Lease nor sublet more than twenty-five percent (25%) of the Premises then demised to Tenant under this Lease (excluding transfers to Permitted Transferees), in each case both as of the time of option exercise and as of the commencement of the herein additional term, Tenant shall have the right or option (the “Extension Option”) to extend the original term of this Lease for one (1) period of five (5) years (the “Option Period”). The Extension Option shall not apply to any ROFR Space that is added to the Premises in connection with paragraph 6.20 of this Lease, as any extension of the term of Tenant’s leasing of the ROFR Space shall be governed by the Offer. Such extension of the original term shall be on the same terms and covenants as provided for in the original term except that (a) Tenant shall have no further option to extend the Lease Term, (b) the Base Rent for the Option Period shall be one hundred percent (100%) of the then Fair Market Rent for the Premises in AS IS condition for lease renewals as determined in accordance with subparagraph 2.2.3, and (c) Landlord shall have no obligation to prepare, refurbish or construct the Premises or any part thereof prior to the commencement of the Option Period, nor shall Landlord have any obligation to provide Tenant with any tenant improvement allowance or other allowance of any kind. Any exercise of such Extension Option by Tenant as provided herein shall be irrevocable. If the Fair Market Rent has not been determined as of the commencement date of the Option Period, Tenant initially shall pay Base Rent plus escalations for the extended term at the Fair Market Rate designated by Landlord, with a retroactive adjustment to be made within ten (10) Business Days after the determination of Fair Market Rent. Notice (the “Option Notice”) of Tenant’s intention to exercise the Extension Option must be given to Landlord, in writing, at least twelve (12) months prior to the then current expiration of the Lease Term (time being of the essence) or the Extension Option shall lapse and be of no further force or effect. If Tenant exercises the Extension Option, after the determination of the Fair Market Rent for the Premises as herein provided, the Landlord and Tenant shall execute an amendment to this Lease confirming same.

2.2.3 Determination of Fair Market Rent for Extension Option. If Tenant exercises the Extension Option as provided above, Landlord and Tenant shall have a period of twenty (20) days after Landlord’s receipt of the Option Notice to agree upon the Fair Market Rent for the Premises. If Landlord and Tenant fail to reach agreement on the Fair Market Rent for the Premises, then the Fair Market Rent for the Premises shall be determined by three (3) licensed commercial real estate brokers, one of whom shall be named by Landlord, one of whom shall be named by Tenant, and the third of whom shall be selected by the brokers chosen by Landlord and by Tenant. All such brokers shall be independent and none of the brokers nor their firms shall have been employed by Landlord (with respect to the Building), Tenant or their affiliates for the immediately preceding five (5) years. A broker shall not be disqualified if he/she or their firm have been employed by Landlord within the preceding five (5) years with respect to any property other than the Building. Furthermore, each such broker shall be a commercial real estate broker licensed in Massachusetts, specializing in office leasing in the so-called “Route 128 corridor”, with not less than ten (10) years experience in appraising comparable commercial properties in such market and recognized as reputable within the local real estate industry (each such broker being defined herein f or purposes of this paragraph as a “Qualified Broker”). The parties each agree to select their Qualified Broker within ten (10) days after the expiration of the aforesaid twenty (20) day period. The third Qualified Broker shall be selected by the first two Qualified Brokers within ten (10) days after the first two (2) Qualified Brokers have been selected. If a party fails to timely select a Qualified Broker, the determination of the Fair Market Rent for the Premises shall be made by the Qualified Broker selected by the other party. Within fifteen (15) days after the third Qualified Broker has been selected, all of the Qualified Brokers shall meet to attempt to agree upon the Fair Market Rent for the Premises. If the Qualified Brokers are unable to reach agreement, all Qualified Brokers shall, within fifteen (15) days after the expiration of the preceding fifteen (15) day period, arrange to simultaneously submit to Landlord and Tenant in writing the Fair Market Rent for the Premises he or she deems appropriate (each such Qualified

Broker’s determination of Fair Market Rent for purposes of this paragraph being referred to herein as an “Appraisal”). If none of the Appraisals varies from the mean of the other two (2) Appraisals by more than ten percent (10%), the mean of the determinations of all three (3) Appraisals shall be the Fair Market Rent for the Premises. If, on the other hand, any single Appraisal varies from the mean of the other two (2) Appraisals by more than ten percent (10%), the mean of the two (2) Appraisals which are closest shall be the Fair Market Rent for the Premises. The Fair Market Rent for the Premises determined in accordance with this subparagraph 2.2.3 shall be final and binding on Landlord and Tenant. Each of the parties to this Lease shall pay the costs of the services of the Qualified Broker selected by that party, and the cost of the services of the third Qualified Broker shall be divided equally between Landlord and Tenant.

2.3 Plans and Specifications.

2.3.1 Tenant has retained McMahon Architects, Inc. to prepare the Plans and Specifications for the Tenant Improvements. The plans and specifications shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld or delayed, provided that such Plans and Specifications comply with the requirements of this paragraph 2.3. Tenant shall endeavor to design the Tenant Improvements consistent with the Landlord’s sustainability practices and certain Green Agency Ratings (as determined by Landlord), specifically the SMACNA “IAQ Guidelines for Occupied Buildings under Construction” 1995, Chapter 3. Tenant further agrees to engage a third party LEED or Green Globe Accredited Professional or similarly qualified professional with respect to the design and construction of the Tenant Improvements. Tenant also shall endeavor to construct the Premises to certified LEED CI standards, and Tenant shall have the right to request descriptions of recent commissioning and energy audits that the Landlord has undertaken to understand and retrofit building systems to the green/sustainable level referenced above.

2.3.2 Landlord hereby approves the space plan submitted by Tenant, a copy of which is attached hereto as Exhibit A (the “Space Plan”).

2.3.3 Tenant shall cause its architect to prepare from Tenant’s approved Space Plan, complete Plans and Specifications within a reasonable time after Landlord approves the Space Plan. The Plans and Specifications shall (a) be compatible with the Building shell and with the design, construction and equipment of the Building; (b) comply with all Governmental Requirements; (c) comply with all applicable insurance regulations; and (d) be consistent with the approved Space Plan. Tenant shall submit the Plans and Specifications for Landlord’s Approval in the same manner as provided in Subparagraph 2.3.2 above for approval by Landlord of Tenant’s Space Plan. If required by Landlord, Tenant’s architect shall consult with Landlord’s engineer in preparing the Plans and Specifications, and incorporate such engineer’s requirements into the Plans and Specifications. The fees of such engineer shall be a Tenant Improvement Cost (as hereafter defined). Landlord shall approve or disapprove the proposed Plans and Specifications within the five (5) Business Day period following its receipt of such Plans and Specifications. If Landlord shall disapprove of any portion of the Plans and Specifications, Landlord shall advise Tenant within such five (5) Business Day period of the reasons therefor and shall notify Tenant in writing of the revisions to the Plans and Specifications that are reasonably required by Landlord for the purpose of obtaining approval. Tenant shall within seven (7) days submit to Landlord, for Landlord’s approval, a redesign of the Plans and Specifications, incorporating the revisions required by Landlord. If a redesign of the Plans and Specifications is not approved by Landlord in its reasonable discretion within ten (10) Business Days following Landlord’s receipt of the first version of the Plans and Specifications submitted to Landlord for approval, then the period beginning on the tenth (10th) Business Day following Landlord’s receipt of the first version of the Plans and Specifications submitted to Landlord for approval until the date Landlord acting reasonably approves a subsequent redesign shall be deemed “Tenant Delay” and the Commencement Date shall be deemed to have occurred on the date that Substantial Completion would have been achieved absent such Tenant Delay. The failure of Landlord to approve or disapprove any proposed Plans and Specifications within the time period required hereunder shall constitute Landlord Delay and the Outside Commencement Date shall be extended for the period of such Landlord Delay.

2.3.4 Landlord shall grant an allowance to Tenant in an amount up to the Space Planning Allowance (as defined in Section 1 hereof) to be used solely to pay Tenant’s architect directly or to reimburse the Tenant for the fees (the “Space Planning Fees”) of Tenant’s architect in preparing the Space Plan. Payment by Landlord of the Space Planning Allowance (or such portion thereof as shall be eligible for disbursement hereunder) shall be made in a single disbursement and shall be subject to satisfaction of the following condition: Tenant shall have furnished Landlord with a copy of Tenant’s architect’s invoice for the Space Planning Fees and, in the case of Tenant’s written request for reimbursement to it of paid Space Planning Fees, evidence of payment of same,

2.4 Commencement Date. After the execution and delivery of this Lease by all parties hereto, Landlord shall deliver possession of the Premises to the Tenant for the purpose of making the Tenant Improvements in accordance with the terms hereof. The Commencement Date shall be the date set forth in the definition of that term in Section 1 hereof. Tenant acknowledges that the Premises shall be delivered AS IS and that no representations as to the condition of the Premises have been made by Landlord, provided that all base building systems shall be in good working order at the time of delivery of the Premises to Tenant. The taking of possession by Tenant shall establish that the Premises are in good and satisfactory condition when possession was so taken and the Commencement Date shall occur as provided in the definition of that term. In no event shall Tenant’s refusal or failure to take possession of the Premises delay or postpone the occurrence of the Commencement Date. Tenant’s possession of the Premises prior to the Commencement Date for purposes of moving in furniture and equipment, preparing cabling and wiring and performing the Tenant Improvements as provided above shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Base Rent with respect to the period of time prior to the Commencement Date during which Tenant performs such work. Tenant, however, shall be liable for payment of any above standard services (such as after hours HVAC service) that are provided to Tenant during the period of Tenant’s possession prior to the Commencement Date).

2.5 Tenant’s Contribution to Tenant Improvement Costs.

2.5.1 Upon receipt of possession of the Premises, the Tenant shall prepare the Premises for Tenant’s occupancy and complete the Tenant Improvements in accordance with the Plans and Specifications in all material respects and at the Tenant’s sole cost and expense (all such costs and expenses, including all hard and soft costs such as and without limitation, all labor and materials, architectural, engineering, permitting, and space planning fees are hereinafter collectively referred to as the “Tenant Improvement Costs”). Tenant shall make no material changes to the Plans and Specifications or the work reflected in the Plans and Specifications without the consent of the Landlord, which consent shall not be unreasonably withheld provided such changes do not affect any structural elements of the Building or Building systems. In no event shall Tenant make any changes to the Plans and Specifications or the work reflected in the Plans and Specifications without the consent of the Landlord if such changes affect any structural elements of the Building or Building systems and/or the location of any door or wall. Tenant’s completion of the Tenant Improvements shall be performed by Tenant’s contractors, who shall (a) be selected by Tenant and approved by Landlord (such approval not to be unreasonably withheld or delayed), and (b) work under the direction of Tenant or, if directed in writing by Tenant, Tenant’s qualified representative. In the event of any dispute as to whether Substantial Completion as occurred, a certificate of occupancy shall be deemed conclusive. Landlord shall have the right, at Landlord’s sole cost and expense, to have its representative at the Premises at all times during the construction of the Tenant Improvements to review and monitor the performance of same, and Tenant shall pay Landlord a construction monitoring fee equal to one percent (1%) of the Tenant Improvement Costs (the “Construction Monitoring Fee”). The Tenant Improvements shall be performed by contractors approved by Landlord and employed by Tenant under one or more construction contracts that require the prime contractor and the respective subcontractors of any tier: (a) be parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO and (b) employ only members of such organization to perform work within their respective jurisdictions). However, at Landlord’s sole option, in clause (a) of the immediately preceding sentence of this paragraph, the following substitutions may be made: (1) a project labor agreement in place of a collective bargaining agreement, and (2) an independent, nationally recognized labor organization in place of a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO. Such contractors also shall comply with all requirements in Paragraph 4.5 of this Lease. Landlord shall approve or disapprove any proposed contractor or construction contract within three (3) Business Days after Landlord’s receipt of a written request for such approval and containing the full name and address of the contractor and/or a complete copy of the construction contract (as applicable). Without limiting the foregoing, Tenant’s contract with its general contractor for the construction of the Tenant Improvements shall be subject to the approval of the Landlord as to both form and content, which approval shall not be unreasonably withheld or delayed.

2.5.2 All Tenant Improvements, regardless of which party constructed or paid for them, shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease; provided that, at Landlord’s election and upon notice to Tenant, Tenant shall be required to remove all or any portion of the Tenant Improvements (including Telecommunication Facilities) upon the expiration or earlier termination of this Lease. Notwithstanding the foregoing, except as provided below in this subparagraph 2.5.2, if Tenant’s submission of its Plans and Specifications to the Landlord for approval is accompanied by a written request that Landlord identify any Tenant Improvements that Landlord may require Tenant to remove upon the expiration or earlier termination of the Lease and such request includes a notice at the top of the page having a heading in at least 12-point type, bold and all capital letters stating “LANDLORD’S APPROVAL MUST IDENTIFY ANY TENANT IMPROVEMENTS WHICH LANDLORD MAY REQUIRE TENANT TO REMOVE UPON THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE”, then Landlord shall identify such Tenant Improvements (if any) by written notice to Tenant given at the time of Landlord’s approval of the Plans and Specifications, and Tenant shall not be required to remove any such Tenant Improvements not so identified. However, Tenant reserves the right to amend and resubmit the Plans and Specifications within seven (7) days after receipt of Landlord’s approval thereof, which seven (7) day period shall not constitute Tenant Delay the first time Tenant so amends and resubmits the Plans and Specifications. In all events, Landlord reserves the right to require Tenant to remove any wiring and cabling installed by Tenant. All unattached and moveable partitions, trade fixtures, moveable equipment or furniture located in the Premises and acquired by or for the account of Tenant which can be removed without damage to the Building or Premises, and all personalty brought into the Premises by Tenant (“Tenant’s Property”) shall be owned by Tenant and may be removed by Tenant subject to and in accordance with Paragraph 4.7 hereof, including but not limited to all servers, server racks, generators, supplemental HVAC units, furniture, phone and TV systems.

2.5.3 Tenant shall be solely responsible for the design and construction of the Tenant Improvements. Notwithstanding Landlord’s review and approval of the Plans and Specifications, Landlord shall have no liability to Tenant or to any other person for errors or omissions in the Plans and Specifications (Landlord’s review and approval of the Plans and Specifications being for Landlord’s own purposes). Tenant shall indemnify, defend, protect and hold Landlord and Landlord’s Agents harmless from all Claims which arise in any way, directly or indirectly from or in connection with the design and construction of the Tenant Improvements, including without limitation, claims arising from the work of Tenant’s architect, engineer, employees or agents, unless such design was mandated by Landlord over Tenant’s specific written objections thereto.

2.5.4 Landlord shall grant an allowance to Tenant in an amount up to the Tenant Improvement Allowance (as defined in Section 1.1 hereof) to be used solely to reimburse the Tenant for the Tenant Improvement Costs and to pay the Construction Monitoring Fee. Subject to the terms and conditions hereof, the Tenant Improvement Allowance shall be available for disbursement in monthly draws (each a “Tenant Allowance Advance”) plus one (1) final draw of the Retainage (as defined below) in the following manner. At least fifteen (15) Business Days before the date upon which the Tenant desires a Tenant Allowance Advance or an advance of the Retainage, the Tenant shall submit an itemized requisition (a “Requisition”) on a form acceptable to the Landlord in its reasonable discretion, stating the amount of the advance, the items(s) to be reimbursed from the proceeds thereof, and the date upon which the advance is desired. Each Tenant Allowance Advance shall be subject to retainage in the amount of ten percent (10%) (the “Retainage”). Landlord’s obligation to make any Tenant Allowance Advance shall be subject to Tenant’s satisfaction of all of the following conditions other than item number (6), and Landlord’s obligation to advance the Retainage shall be subject to Tenant’s satisfaction of each and all of the following conditions numbered (1) through (6): (1) Tenant shall have submitted to Landlord a certification signed by Tenant’s architect certifying that all work on the Tenant Improvements which has been completed through the date of such certification (which shall be no earlier than the date of the subject Requisition) has been completed in all material respects in accordance with Plans and Specifications approved by the Landlord and attaching thereto an executed waiver or release of liens from Tenant’s general contractor for the Tenant Improvements for all work performed and materials delivered through the date of such Requisition, which waiver and release shall be in such form as Landlord may reasonably require, (2) Tenant shall have provided Landlord with executed waivers or releases of liens from each of Tenant’s subcontractors and suppliers for all work performed and materials delivered through the date of such Requisition, which waivers and releases shall be in such form as Landlord may reasonably require, (3) Tenant shall have submitted to Landlord a certification of Tenant’s general contractor for the Tenant Improvements identifying each contractor, subcontractor and supplier who performed labor and/or supplied materials for the Tenant Improvements through the date of such Requisition, (4) Tenant shall have furnished Landlord with copies of third party invoices, for all work performed and materials delivered which are included in such Requisition, (5) at the time of such Tenant Allowance Advance there shall exist no event which is, or solely with the passage of time and/or giving of notice would be, an Event of Default, and (6) with respect to the advance of the Retainage, Tenant shall have submitted to Landlord an issued and effective certificate of occupancy for the Premises for the Permitted Use and a certification signed by Tenant’s architect certifying that the Tenant Improvements have been completed in accordance with Plans and Specifications approved by the Landlord and attaching thereto executed final waivers or releases of liens from Tenant’s general contractor and each of Tenant’s subcontractors and suppliers in connection with the Tenant Improvements in such form as Landlord may reasonably require, plus a certificate of Tenant’s general contractor identifying each contractor, subcontractor and supplier who performed labor and/or supplied materials for the Tenant Improvements. The foregoing items (1) through (6) above are herein collectively referred to as the “Tenant Allowance Conditions”. Subject to satisfaction of all of the Tenant Allowance Conditions applicable to a particular Tenant Allowance Advance and/or advance of the Retainage, Landlord shall pay to Tenant, within fifteen (15) Business Days after receipt by Landlord of a written request from Tenant for a Tenant Allowance Advance or the Retainage (as applicable) in accordance with the foregoing (or on such later date as requested by Tenant), the lesser of (a) the full amount of the remaining undisbursed Tenant Improvement Allowance (after taking into account all Tenant Allowance Advances and deducting the aggregate amount of any undisbursed Retainage, except in the case of a final Requisition for the Retainage, and any unpaid balance of the Construction Monitoring Fee), if the aggregate sum of the invoices submitted pursuant to item (4) above equals or exceeds the full amount of the Tenant Improvement Allowance, or (b) the aggregate sum of invoices submitted pursuant to item (4) above (less the aggregate amount of any undisbursed Retainage, except in the case of a final Requisition for the Retainage, and any unpaid balance of the Construction Monitoring Fee), if said aggregate sum is less than the full amount of the Tenant Improvement Allowance. Except as and to the extent expressly provided in Paragraph 2.5.6 hereof, Tenant shall not be entitled to any credit, trade off or cash payment for any unused portion of the Tenant Improvement Allowance, and Landlord shall have no obligation to Tenant with respect to any such unused portion of the Tenant Improvement Allowance. Further, notwithstanding anything herein to the contrary, in the event that Tenant has not completed the Tenant Improvements and/or satisfied all of the conditions for payment of the Tenant Improvement Allowance on or before the date which is three hundred sixty (360) days after the Commencement Date (subject to a day for day extension for delays caused solely by Force Majeure, casualty and Landlord Delay), Landlord shall have no further obligation to make any Tenant Allowance Advance.

2.5.5 In all events, on or before the date which is three hundred sixty (360) days after the Commencement Date (subject to a day for day extension for delays caused solely by Force Majeure, casualty and Landlord Delay), (a) Tenant shall complete the Tenant Improvements, and (b) if not already done pursuant to Paragraph 2.5.4 above, Tenant shall submit to Landlord an issued and effective certificate of occupancy for the Premises for the Permitted Use and a certification signed by Tenant’s architect certifying that the Tenant Improvements have been completed in accordance with Plans and Specifications approved by the Landlord, together with executed final waivers or releases of liens from Tenant’s general contractor and each of Tenant’s subcontractors and suppliers in connection with the

Tenant Improvements in such form as Landlord may reasonably require, plus a certificate of Tenant’s general contractor identifying each contractor, subcontractor and supplier who performed labor and/or supplied materials for the Tenant Improvements.

2.5.6 Upon completion of the Tenant Improvements and application of the Tenant Improvement Allowance against the Tenant Improvement Costs and the Construction Monitoring Fee, the unexpended and unapplied balance of the Tenant Improvement Allowance (if any) up to the maximum aggregate amount provided for in Paragraph 2.5.7 hereof shall be available to Tenant in a single draw to reimburse Tenant for Tenant Expenditures upon receipt of a draw request (a “Tenant Expenditure Draw Request”) therefor in form and substance satisfactory to Landlord together with paid invoices, bills of sale, and any other documentation reasonably requested by Landlord. Except as provided in the immediately preceding sentence, Tenant shall not be entitled to receive any rent abatement, credit or payment on account of any unexpended portion of the Tenant Improvement Allowance.

2.5.7 In no event shall the aggregate amount of the Tenant Improvement Allowance applied against or used for Tenant Expenditures exceed an amount equal to One Hundred Ninety Thousand Two Hundred Fifty and 00/100 Dollars ($190,250.00) (based upon Five and 00/100 Dollars ($5.00) per rentable square foot of the Premises). Notwithstanding anything to the contrary contained herein, in the event that Tenant has not submitted a Tenant Expenditure Draw Request to Landlord with all required supporting documentation by the date which is three hundred sixty (360) days after the Commencement Date (time being of the essence), Landlord shall have no further obligation to fund or otherwise advance any of the Tenant Improvement Allowance for any Tenant Expenditures.

2.6 Lease Memorandum. Contemporaneously with Substantial Completion, Landlord shall prepare and submit to the Tenant a Lease Memorandum in the form of Exhibit D, completed in good faith by Landlord, and executed by Landlord. The information inserted on the Lease Memorandum shall be controlling and conclusive and shall prevail over any inconsistent provision in this Lease on (a) the mutual execution of the Lease Memorandum by Landlord and Tenant or (b) the lapse of seven (7) days following delivery of the Lease Memorandum to Tenant without Tenant delivering to Landlord a written objection to all or part of the information in the Lease Memorandum. If Tenant does object in good faith to any information set forth in the Lease Memorandum, it shall execute the Lease Memorandum subject to its specifically-stated, written objections. Tenant must explain the reasons for its objections in reasonable detail. That portion of the Lease Memorandum to which no objection was made shall be conclusive and controlling. Pending resolution of any dispute by agreement or a final determination by a court of competent jurisdiction in accordance with this Lease, Landlord’s information as inserted in the Lease Memorandum shall be utilized subject to any later adjustment agreed or found to be appropriate. Tenant’s refusal or failure to execute a Lease Memorandum shall neither prevent nor delay the occurrence of the Commencement Date. In no event shall the Lease Memorandum be recorded.

2.7 Use and Conduct of Business.

2.7.1 The Premises are to be used only for the Permitted Uses, and for no other business or purpose without the prior consent of Landlord. Landlord represents that the Premises are suitable for general office use but makes no representation as to Tenant’s particular use. Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises for the Permitted Uses. Tenant’s inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent.

2.7.2 No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on any or all of the Land or Building. Tenant shall not commit or allow to be committed or exist: (a) any waste upon the Premises, (b) any public or private nuisance, or (c) any act or condition which disturbs the quiet enjoyment of any other tenant in the Building, violates any of Landlord’s contracts affecting any or all of the Land or Building, creates or contributes to any work stoppage, strike, picketing, labor disruption or dispute, interferes in any way with the business of Landlord or any other tenant in the Building or with the rights or privileges of any contractors, subcontractors, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors or any other persons lawfully in and upon the Land or Building, or causes any impairment or reduction of the good will or reputation of the Land or Building.

2.7.3 Tenant shall not, without the prior consent of Landlord, use any apparatus, machinery, device or equipment in or about the Premises which will cause any substantial noise or vibration or any increase in the normal consumption level of electric power, provided that anything included in the Plans and Specifications approved by Landlord shall be deemed to have been consented to by Landlord. If any of Tenant’s apparatus, machinery, devices or equipment should disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide, at its sole cost and expense, adequate insulation or take other such action, including removing such apparatus, machinery, devices or equipment, as may be necessary to eliminate the disturbance; provided that Tenant shall not be required to remove any equipment to which Landlord has consented if such equipment is essential to the operation of Tenant’s business. Except as to those that will be used exclusively for the benefit of Tenant and Tenant’s employees and invitees, no food or beverage dispensing machines shall be installed by Tenant in the Premises without the prior written consent of Landlord.

2.7.4 Tenant shall use commercially reasonable efforts so as not to use or operate the Premises in any manner that will cause the Building or any part thereof not to conform with Landlord’s sustainability practices or the certification of the Building issued pursuant to any Green Agency Rating.

2.8 Compliance with Governmental Requirements and Rules and Regulations. Tenant shall comply with all Governmental Requirements and Restrictions relating to its use, occupancy and operation of the Premises and shall observe such reasonable rules and regulations as may be adopted and published by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building, and for the preservation of good order in the Building and for the administration and management of the Building. Current Rules and Regulations are attached to this Lease as Exhibit E.

2.9 Intentionally Omitted.

2.10 Sustainable Building Operations.

2.10.1 This Building is or may become in the future certified under certain Green Agency Ratings or operated pursuant to Landlord’s sustainable building practices, as same may be in effect or modified from time to time. Landlord’s sustainability practices address, without limitation, whole-building operations and maintenance issues including chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet green building energy, water, Indoor Air Quality, and lighting performance standards. Tenant shall use commercially reasonable efforts to cause all of Tenant’s construction and maintenance methods and procedures, material purchases, and disposal of waste to be in compliance with minimum standards and specifications as outlined by the Green Agency Ratings, in addition to all Governmental Requirements.

2.10.2 Tenant shall use commercially reasonable efforts to use proven energy and carbon reduction measures, including energy efficient bulbs in task lighting; use of lighting controls; daylighting measures to avoid overlighting interior spaces; closing shades on the south side of the building to avoid over heating the space; turning off lights and equipment at the end of the work day; and purchasing ENERGY STAR® qualified equipment, including but not limited to lighting, office equipment, commercial and residential quality kitchen equipment, vending and ice machines; and purchasing products certified by the U.S. EPA’s Water Sense® program.

2.11 Recycling and Waste Management. Tenant covenants and agrees, at its sole cost and expense: (a) to comply with all present and future Governmental Requirements regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, “trash”); (b) to comply with Landlord’s recycling policy, as stated in the Rules and Regulations (as such policy may be amended or supplemented from time to time), as part of Landlord’s sustainability practices where it may be more stringent than applicable Governmental Requirements, including without limitation, recycling such categories of items designated by Landlord and transporting such items to any recycling areas designated by Landlord so long as they are within the Building; (c) to sort and separate its trash and recycling into such categories as are provided by Governmental Requirements or Landlord’s then-current sustainability practices; (d) that each separately sorted category of trash and recycling shall be placed in separate receptacles as directed and provided by Landlord; (e) that Landlord reserves the right to refuse to collect or accept from Tenant any waste that is not separated and sorted as required by Governmental Requirements, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Landlord; and (f) that Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this paragraph 2.11.

SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE

3.1 Payment of Rental. Tenant agrees to pay Base Rent, Additional Rent and any other sum due under this Lease to Landlord without demand, deduction, credit, adjustment or offset of any kind or nature, in lawful money of the United States when due under this Lease, at the offices of Manager at Manager’s Address, or to such other party or at such other place as Landlord may from time to time designate in writing.

3.2 Base Rent. On execution of this Lease, Tenant shall pay to Landlord the amount specified in the definition of Prepaid Rent for the month specified in the definition of that term. Tenant agrees to pay the monthly installments of Base Rent to Landlord, without demand and in advance, on or before the first day of each calendar month of the Lease Term. The monthly Base Rent installment for any partial month at the beginning or end of the Lease Term shall be prorated. Base Rent for any partial calendar month following the expiration of the Abatement Period shall be paid on or before the first day of such partial calendar month.

3.3 Lease Security Provisions.

3.3.1 On execution of this Lease, as security for the full and faithful payment of all sums due under this Lease and the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant, Tenant shall deliver a letter of credit in the amount of Five Hundred Thirteen Thousand Eight Hundred Thirty-Seven and 00/100 Dollars ($513,837.00) in favor of Landlord. The letter of credit initially delivered pursuant to this paragraph and all substitutions, replacements and renewals of it, must be consistent with and shall satisfy all the requirements in the letter of credit criteria set forth on Exhibit F hereto. The term “Letter of Credit” shall mean and refer to a letter of credit conforming to this subparagraph. If a Letter of Credit has not been delivered to and accepted by Landlord on or before the full execution of this Lease, at Landlord’s election, the failure to deliver such Letter of Credit may be treated by Landlord (a) as a condition subsequent to the effectiveness of this Lease such that this Lease shall be voidable by Landlord by notice to Tenant at any time prior to Landlord’s receipt of the Letter of Credit or (b) as Tenant Delay and an Event of Default. If Landlord elects to treat the failure to deliver the Letter of Credit on execution of this Lease as an Event of Default, Landlord may pursue all available rights and remedies, including the right to specific performance and the right to attach assets of Tenant.

3.3.2 Tenant shall have the right to reduce the amount of the Letter of Credit on or after each of the dates set forth below to the amount set forth opposite such date (each such date on which the amount of the Letter of Credit may first be reduced is referred to herein as a “Reduction Date”), provided that on each Reduction Date and on the date any such reduction is implemented (a) the Lease is in full force and effect, (b) all Base Rent and Additional Rent then due has been paid in full and no Event of Default has theretofore occurred at any time during the Lease Term, and (c) Landlord approves Tenant’s financial condition based upon Landlord’s standard underwriting criteria and a review of Tenant’s then current financial statements prepared in accordance with GAAP and certified to Landlord by an independent certified public accountant satisfactory to Landlord. Notwithstanding the foregoing, if Tenant does not otherwise have audited financials available, Landlord shall accept the foregoing certification required under clauses (c) from the Tenant’s chief financial officer.

Reduction Date	Required Amount of Letter of Credit	Reduction Amount
The first day of the twenty-fifth (25th) full calendar month of the Lease Term	$357,782.80	$156,054.20
The first day of the thirty-seventh (37th) full calendar month of the Lease Term	$274,046.40	$83,736.40

Except as set forth in the next sentence, if the conditions for reduction of the Letter of Credit are satisfied with respect to any Reduction Date, upon the written request of the Tenant, Landlord shall permit Tenant to replace or amend the Letter of Credit accordingly. If on any Reduction Date the Letter of Credit shall not be reduced because one (1) or more of the conditions set forth in clauses (a) through (c) above were not satisfied, the Letter of Credit shall not be reduced on any subsequent Reduction Date.

3.3.3 Landlord may draw on the Letter of Credit, in whole or in part at Landlord’s election, without advance notice to Tenant at any time or from time to time on or after (a) the occurrence of any Event of Default, (b) if Tenant, or anyone in possession of the Leased Premises through Tenant, holds over after the expiration or earlier termination of this Lease, (c) Landlord is given notice by the issuer of the Letter of Credit that it is terminating the Letter of Credit, (d) a confirming bank gives notice to Landlord that it will cease to act in that capacity, (e) the Letter of Credit expires on a specified date by its terms and is not renewed or replaced at least sixty (60) days in advance of its expiration date, (f) to the extent permitted by law, in the event any bankruptcy, insolvency, reorganization or any other debtor creditor proceeding is instituted by or against Tenant, or (g) the issuer of the letter of credit or the confirming bank thereof at any time fails to maintain the minimum credit rating required under the letter of credit criteria set forth on Exhibit F hereto and the Tenant fails to provide a substitute Letter of Credit which satisfies all of the terms and conditions hereof within twenty-one (21) days after notice from Landlord.

3.3.4 Landlord may apply any sum drawn on the Letter of Credit to amounts owing to Landlord under this Lease in such order and priority as Landlord elects in its absolute discretion. If any of the proceeds drawn on the Letter of Credit are not applied immediately to sums owing to Landlord under this Lease, Landlord may retain any such excess proceeds as a cash Lease Security Deposit for application, at Lender’s election, to future sums owing to Landlord under this Lease, in such order and priority as Landlord elects in its absolute discretion. Tenant shall, within fifteen (15) days after Landlord’s demand, restore the amount of the Letter of Credit drawn so that the Letter of Credit is restored to the original amount of the Letter of Credit. If Tenant does not restore the Letter of Credit to its original amount within the required time period, such non-restoration shall be considered an Event of Default.

3.3.5 Additionally, Landlord’s draw and application of all or any portion of the proceeds of the Letter of Credit shall not impair any other rights or remedies provided under this Lease or under applicable law and shall not be construed as a payment of liquidated damages. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, the Letter of Credit shall be returned to Tenant or, if Landlord has drawn on the Letter of Credit, the remaining proceeds of the Letter of Credit which are in excess of sums due the Landlord shall be repaid to Tenant, without interest, within thirty (30) days after the expiration or termination of the Lease Term and delivery of possession of the Leased Premises to Landlord in accordance with this Lease.

3.3.6 On any request by Landlord made during the Lease Term, Tenant shall cooperate in accomplishing any reasonable modification of the Letter of Credit requested by Landlord. If the Letter of Credit should be lost, mutilated, stolen or destroyed, Tenant shall cooperate in obtaining the issuance of a replacement.

3.3.7 Tenant shall not assign or grant any security interest in the Letter of Credit and any attempt to do so shall be void and of no effect.

3.3.8 In the event of a sale or transfer of Landlord’s estate or interest in the Land and Building, Landlord shall have the right to transfer the Letter of Credit to the vendee or the transferee, Landlord shall pay any transfer fees charged by the issuing bank and Landlord shall thereafter be considered released by Tenant from all liability for the return of the Letter of Credit. Tenant shall cooperate in effecting such transfer.

3.3.9 No mortgagee or purchaser of any or all of the Building at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for any or all amounts drawn against the Letter of Credit or any other or additional lease security deposit or other payment made by Tenant under the provisions of this Lease), unless Landlord has actually delivered it in cash to such mortgagee or purchaser, as the case may be.

3.4 Additional Rent. Definitions of certain terms used in this paragraph are set forth in the last subparagraph of this paragraph entitled “Additional Rent”. Tenant agrees to pay to Landlord additional rent as computed in this paragraph (individually and collectively the “Additional Rent”):

3.4.1 Estimated Operating Costs. Tenant shall pay to Landlord as Additional Rent one-twelfth (1/12) of the amount, if any, by which the Estimated Operating Costs Allocable to the Premises exceeds the Base Amount Allocable to the Premises. This sum shall be paid in advance on or before the first day of each calendar month of the Lease Term following the end of the Base Year. Landlord shall furnish Tenant a written statement of Estimated Operating Costs Allocable to the Premises in advance of the commencement of each Year. If such written statement is furnished after the commencement of the Year, Tenant shall also make a retroactive lump-sum payment to Landlord equal to the monthly payment amount multiplied by the number of months during the Year (or as to the first Year during the Lease Term, after the Commencement Date) for which no payment was paid. Notwithstanding the foregoing, Landlord reserves the right, from time to time during each Year, to revise the Estimated Operating Costs Allocable to the Premises and upon notice to Tenant of such revision, Tenant shall adjust its payment to Landlord under this subparagraph 3.4.1 accordingly.

3.4.2 Actual Costs. After the close of each Year, Landlord shall deliver to Tenant a written statement setting forth the Operating Costs Allocable to the Premises during the preceding Year. If such Operating Costs Allocable to the Premises for any Year exceed the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1 for such Year, Tenant shall pay the amount of such excess to Landlord within twenty (20) Business Days after receipt of such statement by Tenant. If such statement shows the Operating Costs Allocable to the Premises to be less than the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1, then the amount of such overpayment shall be paid by Landlord to Tenant within twenty (20) Business Days following the date of such statement or, at Landlord’s option, shall be credited towards the installment(s) of Additional Rent next coming due from Tenant.

3.4.3 Determination. The determination of Operating Costs Allocable to the Premises shall be made by Landlord.

3.4.4 Operating Cost Audit. Landlord shall maintain records concerning estimated and actual Operating Costs and Property Taxes for no less than twelve (12) months following the period covered by the statement or statements furnished Tenant, after which time Landlord may dispose of such records. Provided that no Event of Default exists, Tenant may, at Tenant’s sole cost and expense, cause a Qualified Person (defined below) to inspect Landlord’s records at the Manager’s office or, at Landlord’s option, at such other location where Landlord maintains such records. Such inspection, if any, shall be (a) conducted no more than once each calendar year, during Landlord’s normal business hours within ninety (90) calendar days after receipt of Landlord’s applicable written statement of Operating Costs for the previous year, upon first furnishing Landlord at least fifteen (15) Business Days prior written notice, and (b) limited to the Landlord’s records for the immediately preceding year. In no event shall Tenant be permitted to review Landlord’s records for any particular year more than once. As a condition to Tenant’s right to conduct such inspection, Tenant agrees (i) to promptly furnish Landlord (at Tenant’s cost) with a copy of all draft and final reports of Tenant’s examination of Landlord’s records, and (ii) except as required by applicable law, that neither Tenant nor any of Tenant’s Agents shall divulge the contents of Landlord’s records or the results of its examination to any third party. Any errors disclosed by the review shall be promptly corrected by Landlord; provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an auditor of Landlord’s choice. In the event the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be paid by Landlord to Tenant within thirty (30) days following such review or, at Landlord’s option (except after the expiration of the Lease Term), credited towards the installment(s) of Base Rent and Additional Rent next coming due from Tenant to Landlord under the Lease. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord within thirty (30) days following such examination.

3.4.5 End of Term. If this Lease shall terminate on a day other than the last day of a Year, (a) Landlord shall estimate the Operating Costs Allocable to the Premises and Property Taxes Allocable to the Premises for such Year predicated on the most recent reliable information available to Landlord; (b) the amount determined under clause (a) of this sentence shall be prorated by multiplying such amount by a fraction, the numerator of which is the number of days within the Lease Term in such Year and the denominator of which is 360; (c) the Operating Costs Base Amount Allocable to the Premises shall be prorated in the manner described in clause (b); (d) the clause (c) amount (i.e., the prorated Operating Costs Base Amount Allocable to the Premises) shall be deducted from the clause (b) amount (i.e., the prorated Operating Costs Allocable to the Premises); (e) if the clause (d) amount exceeds the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term, then Tenant shall pay the excess to Landlord within ten (10) Business Days after Landlord’s delivery to Tenant of a statement for such excess; and (f) if the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term exceeds the clause (d) amount, then Landlord shall refund to Tenant the excess within the ten (10) Business Day period described in clause (e) if Tenant is not then in default of any of its obligations under this Lease. Landlord’s and Tenant’s obligations under this paragraph shall survive the expiration or other termination of this Lease.

3.4.6 Definitions. Each underlined term in this subparagraph shall have the meaning set forth next to that underlined term:

Operating Costs Base Amount Allocable to the Premises: The Operating Costs Allocable to the Premises for the year beginning January 1, 2013 and ending December 31, 2013 (the “Base Year”).

Estimated Operating Costs Allocable to the Premises: Landlord’s written estimate of Operating Costs Allocable to the Premises for a Year to be given by Landlord to Tenant pursuant to subparagraph 3.4.1.

Operating Costs (net of Property Taxes): All expenses paid or incurred by Landlord for maintaining, operating, owning and repairing any or all of the Land, Building, Premises, related improvements, and the personal property used in conjunction with such Land, Building, Premises and related improvements, except for Property Taxes. Included are all expenses paid or incurred by Landlord for: (a) utilities, including electricity, water, gas, sewers, fire sprinkler charges, refuse collection, Telecommunication Services, cable television, steam, heat, cooling or any other similar service and which are not payable directly by tenants in the Building and which are either made available to the Premises and/or the common areas; (b) supplies; (c) cleaning, painting and janitorial services (including window washing), landscaping and landscaping maintenance (including irrigating, trimming, mowing, fertilizing, seeding and replacing plants), snow removal and other services; (d) security services, if any; (e) insurance premiums and applicable insurance deductible payments by Landlord; (f) management fees; (g) compensation (including employment taxes and fringe benefits) of all persons and business organizations who perform duties in connection with any service, repair, maintenance, replacement or improvement or other work included in this subparagraph; (h) license, permit and inspection fees; (i) assessments and special assessments due to deed restrictions, declarations or owners associations or other means of allocating costs of a larger tract of which the Land is a part, including, without limitation, (1) an appropriate share of the cost of operating, maintaining, repairing and replacing any common areas and facilities made available to Tenant which are not located on the Land but are located within the Park, which common areas and facilities may include, without limitation, any exercise facility now or hereafter located in the Park, which costs shall be allocated to all buildings in the Park on a pro rata basis based upon each such building’s total rentable square footage; and (2) an appropriate share of the cost of maintaining and repairing any monument and/or other signage for the Park, which costs shall be allocated to all buildings in the Park on a pro rata basis based upon each such building’s total rentable square footage; (j) rental of any machinery or equipment; (k) audit fees and accounting services related to the Building, and charges for the computation of the rents and charges payable by tenants in the Building (but only to the extent the cost of such fees and services are in addition to the cost of the management fee); (l) the cost of repairs or replacements; (m) charges under maintenance and service contracts; (n) legal fees and other expenses of legal or other dispute resolution proceedings; (o) maintenance and repair of the roof and roof membranes, (p) costs incurred by Landlord for compliance with any and all Governmental Requirements, including Access Laws, and to increase the efficiency of any electrical, mechanical or other system servicing the Building or the Land; (q) elevator service and repair, if any; (r) business taxes and license fees; (s) any other expense or charge which in accordance with generally accepted accounting and management principles would be considered an expense of maintaining, operating, owning or repairing the Building; (t) insurance endorsements or insurance policies purchased in order to repair, replace and re-commission the Building for re-certification pursuant to any Green Agency Rating (or, in the event the Building has not achieved any certification under any Green Agency Rating, such insurance that is purchased in order to facilitate rebuilding the building upon a casualty so as to achieve such certification) or support achieving energy and carbon reduction targets; (u) all costs of maintaining, managing, reporting, commissioning, and recommissioning the Building or any part thereof that was designed and /or built to be sustainable and conform with any Green Agency Rating, and all costs of applying, reporting and commissioning the Building or any part thereof to seek certification under any Green Agency Rating; and (v) the amortization of Includable Capital Costs as set forth herein. “Includable Capital Costs” means and refers to any costs which are required to be capitalized under generally accepted accounting principles to the extent such costs are for (1) items that are primarily for the purpose of (A) reducing or avoiding increases in Operating Costs in Landlord’s good faith estimate, or (B) promoting the health, safety or wellbeing of the Building and/or its occupants, and/or their contractors, agents, invites and guests, (2) replacing, modifying and/or adding improvements or equipment mandated by any Governmental Requirement either enacted or which takes effect after the date of this Lease or as a result of any new interpretation adopted by governmental authorities after the Commencement Date and any repairs, disposals or removals necessitated thereby (including, but not limited to, the cost of complying with Access Laws), or (3) any other items necessary to carry out Landlord’s maintenance, repair, replacement and other obligations under this Lease. Includable Capital Costs shall be amortized with interest return at the Prime Rate plus two (2) percentage points over the estimated useful life of the capital expenditure as determined by Landlord and the annual amortization of principal and interest attributable to the Lease Term shall be an Operating Cost. Includable Capital Costs referred to herein shall include, without limitation: replacement of roof structure and roof membranes; exterior painting; parking area resurfacing, resealing and restriping parking areas and driveways and upgrading Building common systems and facilities (including HVAC systems, and if owned by Landlord, Telecommunication Facilities).

Exclusions from Operating Costs: Operating Costs shall not include any of the following: ground rent; interest and amortization of funds borrowed by Landlord for items other than capital improvements; leasing commissions and advertising and space planning expenses incurred in procuring tenants; and salaries, wages, or other compensation paid to officers or executives of Landlord in their capacities as officers and executives.

Gross-Up Provision: If less than ninety-five percent (95%) of the net rentable area of the Building is occupied by tenants at all times during any Year, then Operating Costs for such Year shall include all additional costs and expenses that Landlord reasonably determines would have been incurred had ninety-five percent (95%) of the Building been occupied at all times during such Year by tenants.

Operating Costs Allocable to the Premises: The product of Tenant’s Pro Rata Share times Operating Costs (net of Property Taxes).

Qualified Person: This means an accountant or other person experienced in accounting for income and expenses of office projects, who is engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in Additional Rent or reduction in Operating Costs Allocable to the Premises achieved through the inspection process described in this subparagraph.

Property Tax Base Amount: Tenant’s Pro Rata Share of the Property Taxes payable for the fiscal tax year 2013 (beginning July 1, 2012 and ending June 30, 2013).

Property Taxes Allocable to the Premises: Tenant’s Pro Rata Share of Property Taxes.

3.4.7 Property Tax Escalation. In addition to the payments required by the previous subparagraphs of this paragraph, Tenant shall pay as Additional Rent to Landlord one-twelfth (1/12) of the amount, if any, by which (a) Landlord’s estimate of the Property Taxes Allocable to the Premises for the current tax year exceeds the Property Tax Base Amount. This sum shall be paid in advance on or before the first day of each calendar month of the Lease Term. After the close of each tax year during the Lease Term, Landlord shall deliver to Tenant a written statement setting forth (1) the actual Property Taxes Allocable to the Premises for the preceding tax year, (2) the difference between the amount referred to in clause (1) and the Property Tax Base Amount and (3) the differential between the amount referred to in clause (2) and the sum of the tentative monthly payments toward such amount made by Tenant. If the differential referred to in clause (3) of the previous sentence represents an underpayment by Tenant, such differential shall be paid to Landlord within twenty (20) Business Days after delivery of Landlord’s written statement to Tenant; if such differential represents an overpayment by Tenant, Landlord shall, at its option, either credit such overpayment to the installment(s) of Additional Rent next coming due from Tenant or refund such overpayment to Tenant within twenty (20) Business Days after Tenant’s concurrence in the amount due as a refund. If the Lease Term begins or ends on a day other than the beginning or end of a tax year, the amount due as described in clause (2) of this subparagraph shall be prorated on a per diem basis with reference to the tax year. The provisions of this subparagraph shall survive the expiration or other termination of this Lease.

3.4.8 Tenant’s Costs. Tenant agrees to reimburse or pay Landlord within twenty (20) Business Days after invoice from Landlord for (a) any cleaning expenses incurred by Landlord, including carpet cleaning, garbage and trash removal expenses, over and above the normal cleaning provided by Landlord in the Park, if any, or due to the presence of a lunchroom or kitchen or food or beverage dispensing machines within the Premises, (b) any expense incurred by Landlord for usage in the Premises of heating, ventilating and air conditioning services, elevator services, electricity, water, janitorial services, or any other services or utilities over and above the normal usage for the Premises based upon general usage in the Park, (c) any expense incurred by Landlord relating to or arising out of the usage by Tenant or Tenant’s Agents of the public or common areas of the Building or Land, or any of the equipment contained therein, which usage is over and above the normal usage for such public or common areas or equipment, and (d) any other direct expense incurred by Landlord on Tenant’s behalf. Landlord reserves the right to install and activate separate metering of electricity, water or other utilities to the Premises at Landlord’s cost, in which case the Operating Costs Base Amount Allocable to the Premises and Operating Costs shall be adjusted accordingly. Notwithstanding the foregoing, if Landlord installs separate metering of electricity, water or other utilities to the Premises due to Tenant’s usage thereof which is above normal usage for the Premises based upon general usage in the Park, Tenant agrees to reimburse or pay Landlord within twenty (20) Business Days after invoice from Landlord for all costs of such separate metering.

3.4.9 Payments Deemed Additional Rent. Any sums payable under this Lease pursuant to this paragraph or otherwise shall be Additional Rent and, in the event of nonpayment of such sums, Landlord shall have the same rights and remedies with respect to such nonpayment as it has with respect to nonpayment of the Base Rent due under this Lease.

3.5 Utilities.

3.5.1 Landlord shall have the right from time to time to select the company or companies providing electricity, gas, fuel, one or more categories of Telecommunication Services and any other utility services to the Building. Landlord reserves the right to change electricity providers for the Building at any time and to purchase green or renewable energy, provided that the cost of such green or renewable energy as passed through to Tenant shall not be materially greater than the then cost of other sources of energy then available on the market.. With the exception of water, sewer, electricity and HVAC, Tenant shall contract directly and pay for all utilities used on or from the Premises together with any taxes, penalties, surcharges or similar charges relating to such utilities. If any such service is not separately metered to the Premises or is not otherwise separately accounted for and billed to Tenant, the cost therefor shall be an Operating Cost under this Lease, provided that the cost of electric current for lights and convenience outlets shall be billed by Landlord to Tenant separately from, and in addition to, Operating Costs. Landlord estimates that the present cost of electric current for lights and convenience outlets (exclusive of any other purposes) shall be Two and 00/100 Dollars ($2.00) per rentable square foot. Landlord makes no warranty or representation that such cost will not increase during the Lease Term due to increases in electric rates and/or electricity consumption, as the case may be, provided that there shall be no mark up of the actual cost as billed by the utility provider.

3.5.2 Tenant acknowledges that space on the Building rooftop and in Building risers, equipment rooms and equipment closets is limited. If Tenant requires Telecommunication Services for the Premises other than from the provider or providers of Telecommunication Services selected by Landlord and whose Telecommunication Facilities are installed in or about the Building or on the rooftop of the Building, provision for alternate or supplemental Telecommunication Services or Telecommunication Facilities has been made in a license agreement accompanying and made part of this Lease. Unless otherwise required by law, neither Tenant, nor a provider of Telecommunication Services to Tenant, in the future shall be entitled to locate or install Telecommunication Facilities in, on or about the Building without (a) first obtaining Landlord’s advance, written consent (given in its absolute discretion) and (b) the advance execution by Landlord and Tenant of a satisfactory agreement granting a license to Tenant for such purposes and setting forth the scope, the additional rent, if any, royalties and the other terms and conditions of that license, and (c) Tenant negotiating and obtaining the right, if any is required, to bring such Telecommunication Facilities across public or private property to an approved entry point to the Building. The agreement referred to in clause (b) of the previous sentence shall be incorporated in and become part of this Lease. Any future application by Tenant for permission to locate or install Telecommunication Facilities shall (1) be in such form and shall be accompanied by such supporting information as the Landlord may reasonably require, (2) be subject to such procedures, regulations and controls as the Landlord may specify and (3) be accompanied by such payment as the Landlord may reasonably request to reimburse Landlord for its costs of evaluating and processing the application and in negotiating and preparing the agreement described earlier in this subparagraph.

3.5.3 Landlord shall in no case be liable or in any way be responsible for damages or loss to Tenant arising from the failure of, diminution of or interruption in electrical power, natural gas, fuel, Telecommunication Services, sewer, water, or garbage collection services, other utility service or building service of any kind to the Premises, unless such interruption in, deprivation of or reduction of any such service was caused by the gross negligence or willful misconduct of Landlord, its agents or contractors or by a failure in facilities, equipment or systems in the Landlord’s ownership. To the extent that Landlord bears any responsibility for any such interruption, deprivation or reduction in utility or building services to the Premises, Landlord’s responsibility and Tenant’s remedy shall be limited to an abatement in Base Rent for the period beginning with (a) the day which is five (5) Business Days after the date on which Tenant delivers notice to Landlord of such interruption, deprivation or reduction and that Tenant is being deprived of all reasonable use of the Premises and ending on (b) the date such interruption, deprivation or reduction which is Landlord’s responsibility is not causing Tenant to be deprived of all reasonable use of the Premises.

3.5.4 HVAC service shall be provided to the Premises Mondays through Fridays from 8:00 a.m. to 6:00 p.m., except for holidays (“Building Standard Hours”). Landlord shall provide HVAC service at times in addition to Building Standard Hours (“After-Hours HVAC”); provided, however, Tenant gives Landlord notice prior to 1:00 p.m. on the same day such After-Hours HVAC is required with respect to service on Business Days and prior to 1:00 p.m. on the immediately preceding Business Day with respect to service on non-Business Days. The charge to Tenant for After-Hours HVAC shall be at Landlord’s then-standard hourly rate in effect from time to time for After-Hours HVAC; provided, however there will be no charge for After-Hours HVAC on Saturdays between 8:00 AM and 12:00 noon (although Tenant must request same as set forth in the preceding sentence). Any HVAC service on holidays shall be considered After-Hours HVAC.

3.5.5 Tenant shall not install any supplemental HVAC, space heaters or other utilities or energy-intensive equipment (“Supplemental Utilities Equipment”) in the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld and excluding any such equipment included in the Plans and Specifications approved by Landlord. In the event that Landlord consents in writing to such installation, Tenant shall be responsible, all at its sole cost and expense, for the installation, maintenance, and repair of any of Supplemental Utilities Equipment, and, at Landlord’s election, shall remove same from the Premises upon the expiration or termination of the Lease Term at Tenant’s sole cost and expense. If Tenant’s request for Landlord’s approval of any Supplemental Utilities Equipment is accompanied by a written request that Landlord identify all or any portion thereof that Landlord may require Tenant to remove upon the expiration or earlier termination of this Lease, Landlord shall identify such Supplemental Utilities Equipment (if any) by a written notice to Tenant given at the time of Landlord’s approval if, but only if, Tenant’s request for approval of such Supplemental Utilities Equipment is submitted with a notice at the top of the page having a heading in at least 12-point type, bold and all capital letters stating “LANDLORD’S APPROVAL MUST IDENTIFY ANY SUPPLEMENTAL UTILITIES EQUIPMENT WHICH LANDLORD MAY REQUIRE TENANT TO REMOVE UPON THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE”, and Tenant shall have no obligation to remove any Supplemental Utilities Equipment which has not been so identified by Landlord. Tenant agrees that it will maintain and repair any Supplemental Utilities Equipment, and major components thereof, in first-class condition, and to the extent applicable any such equipment will be operated on sensors or timers that limit the operation of such Supplemental Utilities Equipment to hours of occupancy in the areas immediately adjacent to the occupying personnel. Tenant shall, at its sole cost and expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor or the seller of any such Supplemental Utilities Equipment, and upon Landlord’s reasonable request, Tenant will provide Landlord with reasonable evidence of such maintenance and repair. Upon Landlord’s request, at reasonable times and upon prior notice to Tenant (except in the event of an emergency, where no notice is required) Landlord shall have the right to inspect, on not less than a monthly basis, the aforementioned Supplemental Utilities Equipment and major components provided Landlord shall use commercially reasonable efforts to minimize Landlord’s interference with Tenant’s business. Tenant shall not permit any Supplemental Utilities Equipment to disturb or interfere with any of the Building’s systems or any other tenant in the Building, and Tenant will remove, at Tenant’s sole cost and expense, any such Supplemental Utilities Equipment at Landlord’s direction in the event of such disturbance or interference. Landlord reserves the right to separately submeter (or cause Tenant to separately submeter) any Supplemental Utilities Equipment, all at Tenant’s sole cost and expense. Notwithstanding anything herein to the contrary, in the event that any Supplemental Utilities Equipment is required to be removed from the Premises by Tenant pursuant to the terms of this paragraph 3.5.5, Landlord may perform such removal at its election, and Tenant shall reimburse Landlord for any costs relating thereto, or in the event that Tenant performs such removal, Tenant shall be responsible to Landlord for any damage caused to the Premises or Building in connection therewith.

3.5.6 To the extent reasonably available to Tenant, Tenant shall be required to submit to Landlord any electricity consumption data and costs in a format deemed reasonably acceptable by Landlord.

3.6 Holdover. Tenant is not authorized to hold over beyond the expiration or earlier termination of the Lease Term. If Landlord consents to a holdover and no other agreement is reached between Tenant and Landlord concerning the duration and terms of the Holdover, Tenant’s holdover shall be a month-to-month tenancy. During such tenancy, Tenant shall pay to Landlord one hundred fifty percent (150%) of Base Rent in effect on the expiration or termination of the Lease Term plus all Additional Rent and other sums payable under this Lease for the first sixty (60) days of such holdover and thereafter twice the rate of Base Rent in effect on the expiration or termination of the Lease Term plus all Additional Rent and other sums payable under this Lease, and shall be bound by all of the other covenants and conditions specified in this Lease, so far as applicable. If the Landlord does not consent to the Tenant’s remaining in possession, Landlord shall have all the rights and remedies provided for by law and this Lease, including the right to recover consequential damages suffered by Landlord in the event of Tenant’s wrongful refusal to relinquish possession of the Premises. The Base Rent applicable for the period that Tenant wrongfully remains in possession shall in be increased to one hundred fifty percent (150%) of Base Rent in effect on the expiration or termination of the Lease Term for the first sixty (60) days of such holdover and thereafter to twice the rate of Base Rent in effect on the expiration or termination of the Lease Term.

3.7 Late Charge. If Tenant fails to make any payment of Base Rent, Additional Rent or other amount when due under this Lease, a late charge is immediately due and payable by Tenant equal to five percent (5%) of the amount of any such payment. Landlord and Tenant agree that this charge compensates Landlord for the administrative costs caused by the delinquency. The parties agree that Landlord’s damage would be difficult to compute and the amount stated in this paragraph represents a reasonable estimate of such damage. Assessment or payment of the late charge contemplated in this paragraph shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

3.8 Default Rate. Any Base Rent, Additional Rent or other sum payable under this Lease which is not paid when due shall bear interest at a rate equal to the lesser of: (a) the published prime or reference rate then in effect at a national banking institution designated by Landlord (the “Prime Rate”), plus four (4) percentage points, or (b) the maximum rate of interest per annum permitted by applicable law (the “Default Rate”), but the payment of such interest shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

SECTION 4: MANAGEMENT AND LEASING PROVISIONS

4.1 Maintenance and Repair by Landlord.

4.1.1 Subject to the paragraphs captioned “Damage or Destruction” and “Condemnation”, Landlord shall maintain in reasonably good order and condition subject to reasonable wear and tear (a) the public and common areas of the Land and the Building and, to the extent owned by the Landlord, the Park, including the parking areas and walkways, and (b) the roof and structural elements of the Building, and all base building mechanical systems (including electrical, plumbing, and HVAC) serving the common areas of the Building and the Premises (but not any Supplemental Utilities Equipment or other system exclusively serving the Premises as provided in subparagraph 4.2.2 hereof).. Landlord shall make such repairs thereto as become necessary after obtaining actual knowledge of the need for such repairs. All repair costs other than those covered by Landlord’s insurance shall be included in Operating Costs, except if repaired by warranty without cost to Landlord and except for damage occasioned by the act or omission of Tenant or Tenant’s Agents which shall be paid for entirely by Tenant upon demand by Landlord. In the event any or all of the Building becomes in need of maintenance or repair which Landlord is required to make under this Lease, Tenant shall immediately give written notice to Landlord, and Landlord shall endeavor to commence such maintenance or repairs in a timely fashion after Landlord’s receipt of such notice.

4.1.2 Landlord shall not be liable by reason of any injury to or interference with Tenant/s business arising from the making of any repairs, alterations, additions or improvements in or to the Premises or the Building or to any appurtenances or equipment therein. There shall be no abatement of rent because of such repairs, alterations, additions or improvements or because of any delay by Landlord in making the same.

4.2 Maintenance and Repair by Tenant.

4.2.1 Except as is expressly set forth as Landlord’s responsibility pursuant to the paragraph captioned “Maintenance and Repair by Landlord,” Tenant shall at Tenant’s sole cost and expense keep, clean and maintain the Premises in good condition and repair, including interior painting, cleaning of the interior side of all exterior glass, plumbing and utility fixtures and installations, carpets and floor coverings, all interior wall surfaces and coverings (including tile and paneling), window replacement, suite entry doors and interior doors, roof penetrations and membranes in connection with any Tenant installations on the roof, light bulb replacement (which lighting purchases must comply with Landlord’s sustainability practices and shall be reported to Landlord in a format suitable to Landlord) and interior preventative maintenance. All maintenance and repairs made by Tenant must comply with Landlord’s sustainability practices and any applicable Green Agency Rating, as the same may change from time to time. If Tenant fails to maintain or repair the Premises in accordance with this paragraph, then Landlord may, but shall not be required to, enter the Premises upon two (2) Business Days prior written notice to Tenant (or immediately without any notice in the case of an emergency) to perform such maintenance or repair at Tenant’s sole cost and expense. Tenant shall pay to Landlord the cost of such maintenance or repair plus a ten percent (10%) administration fee within ten (10) Business Days of written demand from Landlord.

4.2.2 Without limiting the generality of paragraphs 3.5.5 or 4.2.1 hereof, Tenant shall be responsible at Tenant’s sole cost and expense for the maintenance, repair and/or replacement of any special heating, ventilating, air conditioning, plumbing, electrical or other systems and fixtures installed solely to service the Premises, whether installed or paid for by Landlord or Tenant.

4.3 Common Areas/Security.

4.3.1 The common areas of the Building shall be subject to Landlord’s sole management and control. Without limiting the generality of the immediately preceding sentence, Landlord reserves the exclusive right as it in good faith deems necessary or desirable to install, construct, remove, maintain and operate lighting systems, facilities, improvements, equipment, Telecommunication Facilities and signs on, in or to all parts of the common areas; change the number, size, height, layout, or locations of walks, driveways and truckways or parking areas now or later forming a part of the Land or Building; make alterations or additions to the Building or common area; close temporarily all or any portion of the common areas to make repairs, changes or to avoid public dedication; grant easements to which the Land will be subject; replat, subdivide, or make other changes to the Land; place or relocate or cause to be placed or located utility lines and Telecommunication Facilities through, over or under the Land and Building; and use or permit the use of all or any portion of the roof of the Building. Landlord reserves the right to reasonably relocate parking areas and driveways (if any) taking into account the then circumstances and to build additional improvements in the common areas. Except in the case of an emergency or as required by Governmental Requirements, Landlord shall use commercially reasonable efforts to minimize Landlord’s interference with Tenant’s business in connection with the rights reserved in this Paragraph 4.3.1

4.3.2 Landlord has no duty or obligation to provide any security services in, on or around the Premises, Land or Building, and Tenant recognizes that security services, if any, provided by Landlord will be for the sole benefit of Landlord and the protection of Landlord’s property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, Landlord providing security or other protection for Tenant or Tenant’s Agents or property in, on or about the Premises, Land or Building. Subject to Landlord’s prior approval, Tenant may, at its sole cost and expense, install, establish and maintain security services within the Premises; provided that, such security services (including any apparatus, facilities, equipment or people utilized in connection with the provision of such security services) comply with the Governmental Requirements and shall not cause the Building to be out of compliance with the Governmental Requirements. Notwithstanding the foregoing, any such security services installed, established or maintained by Tenant must not affect or impact any portion of the Building or the Land other than the Premises and shall not in any way limit or interfere with Landlord’s ability to exercise its rights as provided in the paragraph captioned “Access”. Tenant’s rights under this subparagraph are subject to all the obligations, limitations and requirements as set forth in the paragraphs captioned “Tenant Alterations” and “Tenant’s Work Performance”.

4.3.3 As long as (a) the Lease Term remains in full force and effect, (b) the Landlord continues to own all of the buildings presently comprising the Park, and (c) The Endurance International Group, Inc. or a Permitted Transferee is actually using and occupying at least seventy-five percent (75%) of the Premises, Landlord shall maintain, or cause to be maintained, a cafeteria or other food service operation and a fitness room in the Park, each of which shall be open during such days and hours as reasonably determined from time to time by Landlord. The fitness room shall not be required to be staffed, nor shall towel services be provided. During the hours such facilities are open during the Lease Term, Tenant and its employees shall have nonexclusive access to the cafeteria and the non-exclusive right to use the fitness room in common with Landlord and all others to whom Landlord has granted or may hereafter grant rights, provided that any person’s use of the fitness room shall be at such person’s own risk and may be conditioned on such person signing a waiver of liability in such form as the Landlord from time to time may require. Tenant’s use of such common areas shall be subject to such reasonable regulations as Landlord may from time to time impose and the rights of Landlord set forth herein. The provisions of this Paragraph 4.3.3 shall terminate and be of no further force or effect at such time as the Landlord ceases to own each and all of the buildings presently comprising the Park.

4.4 Tenant Alterations. Tenant shall not make any alterations, additions or improvements in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any floor covering, wall covering, fixtures, plumbing, wiring or Telecommunication Facilities (individually and collectively “Tenant Alterations”), without first obtaining the consent of Landlord, which consent shall not be unreasonably withheld, provided such Tenant Alterations are entirely within the Premises and do not impact any structural components of the Building or any building systems. Notwithstanding the foregoing, so long as Tenant complies with all applicable Governmental Requirements and other terms and conditions of this Lease, upon at least five (5) Business Days advance written notice to Landlord but without Landlord’s consent, Tenant may make interior non-structural Tenant Alterations with an aggregate cost which does not exceed Twenty-Five Thousand Dollars ($25,000.00) in any period of twelve (12) consecutive calendar months which (a) are entirely cosmetic or functional in nature (such as painting and carpeting, shelving or cubicles), (b) do not affect any of the Building’s mechanical, HVAC, electrical, plumbing or other systems, (c) do not involve the installation or demolition of any interior wall or door, and (d) do not require the issuance of any permit by any Governmental Agency (Tenant Alterations satisfying all of the foregoing items (a) through (d) are referred to herein as “Permitted Alterations”). Tenant shall deliver to Landlord full and complete plans and specifications for any proposed Tenant Alterations and, if consent by Landlord is given, all such work shall be performed at Tenant’s expense by Landlord or by Tenant at Landlord’s election. Tenant shall pay to Landlord all costs incurred by Landlord for any architecture, engineering, supervisory and/or legal services in connection with any Tenant Alterations, including, without limitation, Landlord’s review of the Plans and Specifications. Without limiting the generality of the foregoing, Landlord may require Tenant (if Tenant has elected to perform the Tenant Alterations), at Tenant’s sole cost and expense, to obtain and provide Landlord with proof of insurance coverage and a payment and performance bond, in forms, amounts and by companies acceptable to Landlord, provided that no payment and performance bond shall be required for any Permitted Alterations. Should Tenant make any alterations without Landlord’s prior written consent (other than Permitted Alterations), or without satisfaction of any conditions established by Landlord, Landlord shall have the right, in addition to and without limitation of any right or remedy Landlord may have under this Lease, at law or in equity, to require Tenant to remove some or all of Tenant Alterations, or at Landlord’s election, Landlord may remove such Tenant Alterations and restore the Premises at Tenant’s expense. Nothing contained in this paragraph or the paragraph captioned “Tenant’s Work Performance” shall be deemed a waiver of the provisions of the paragraph captioned “Mechanic’s Liens”.

4.5 Tenant’s Work Performance. If Tenant elects to perform the Tenant Alterations, Landlord may, in its absolute discretion, require that Tenant provide a payment and performance bond to cover the entire work to be performed, which bond must be in form, amount and by a company acceptable to Landlord. Notwithstanding the foregoing, Landlord shall not require Tenant to obtain a payment and performance bond for any Permitted Alterations. Any Tenant Alterations to be performed under this paragraph shall be performed by contractors employed by Tenant under one or more construction contracts, in form and content approved in advance in writing by Landlord. Approval shall be subject to Landlord’s reasonable discretion and shall include a requirement that the prime contractor and the respective subcontractors of any tier performing the Tenant Alterations: (a) be parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO applicable to the geographic area in which the Building is located and to the trade or trades in which the work under the contract is to be performed and (b) employ only members of such labor organizations to perform work within their respective jurisdictions. The previous sentence shall apply whether it is Landlord or Tenant performing or contracting for any such alterations, additions, improvements or installations. Waivers or exceptions to the requirement in the third sentence of this paragraph may be given only in writing by Landlord. With the specific, prior written approval of Landlord, which may be withheld in Landlord’s sole and absolute discretion, in clause (a) of the third sentence of this paragraph the following substitutions may be made: (1) a project labor agreement in place of a collective bargaining agreement, and (2) an independent, nationally recognized labor organization in place of a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO. Tenant’s contractors, workers and suppliers shall work in harmony with and not interfere with workers or contractors of Landlord or other tenants of Landlord. If Tenant’s contractors, workers or suppliers do, in the good faith opinion of Landlord, cause such disharmony or interference, Landlord’s consent to the continuation of such work may be withdrawn upon written notice to Tenant. All Tenant Alterations shall be (1) completed in accordance with the plans and specifications approved by Landlord; (2) completed in accordance with all Governmental Requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new materials; and (5) free of defect in materials and workmanship. In addition to the above requirements, Tenant shall use commercially reasonable efforts to contract for services to be performed in or about the Premises with companies which are a Responsible Contractor. A “Responsible Contractor” is defined as a contractor or subcontractor who pays workers a fair wage and Fair Benefits as evidenced by payroll and employee records and who complies with a service-disabled veteran business policy. “Fair Benefits” are defined as including employer-paid family health care coverage, pension benefits, and apprenticeship programs. Any and all Tenant Alterations that affects at least fifty percent (50%) of the Premises will be performed in accordance with Landlord’s sustainability practices, (as same may be in effect or amended or supplemented from time to time) and any Green Agency Ratings, as the same may change from time to time. Tenant further agrees to engage a qualified third party LEED or Green Globe Accredited Professional or similarly qualified professional during the design phase through implementation of any Tenant Alterations covered by the preceding sentence, in order to review all plans, material procurement, demolition, construction and waste management procedures and Tenant shall endeavor to ensure that the foregoing are in full conformance with Landlord’s sustainability practices, as aforesaid. Tenant also shall endeavor to construct the Premises to certified LEED CI standards, and Tenant shall have the right to request descriptions of recent commissioning and energy audits that the Landlord has undertaken to understand and retrofit building systems to the green/sustainable level referenced above. Tenant shall pay for all damage to the Premises, Building and Land caused by Tenant or Tenant’s Agents. Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from any Claims arising as a result of the Tenant Alterations or any defect in design, material or workmanship of any Tenant Alterations, excluding Claims for defective workmanship (but not design) if and to the extent that the Landlord performed the work.

4.6 Surrender of Possession. Tenant shall, at the expiration or earlier termination of this Lease, surrender and deliver the Premises to Landlord in as good condition as when received by Tenant from Landlord or as later improved, reasonable use and wear excepted, and free from all tenancies or occupancies by any person.

4.7 Removal of Property. Upon expiration or earlier termination of this Lease, Tenant may remove its personal property, trade fixtures, office supplies and office furniture and equipment if (a) such items are readily moveable and are not permanently attached to the Premises; (b) such removal is completed prior to the expiration or earlier termination of this Lease; (c) no Event of Default exists at the time of such removal; and (d) Tenant immediately repairs all damage caused by or resulting from such removal. All other property in the Premises and any Tenant Alterations (including, wall-to-wall carpeting, paneling, wall covering, lighting fixtures and apparatus or Telecommunication Facilities or any other article affixed to the floor, walls, ceiling or any other part of the Premises or Building) shall become the property of Landlord and shall remain upon and be surrendered with the Premises; provided, however, at Landlord’s sole election, Tenant shall be obligated, at its sole cost and expense, to remove all (or such portion as Landlord shall designate) of the Tenant Alterations (including Telecommunication Facilities), repair any damages resulting from such removal and return the Premises to the same condition as existed prior to such Tenant Alterations. Notwithstanding the foregoing, if Tenant’s submission of its plans and specifications to Landlord for approval of any Tenant Alterations requiring Landlord’s approval is accompanied by a written request that Landlord identify any Tenant Alterations that Landlord may require Tenant to remove upon the expiration or earlier termination of this Lease, Landlord shall identify such Tenant Alterations (if any) by a written notice (a “Removal Notice”) to Tenant given at the time of Landlord’s approval of such plans and specifications if, but only if, Tenant’s request for approval of such plans and specifications is submitted with a notice at the top of the page having a heading in at least 12-point type, bold and all capital letters stating “LANDLORD’S APPROVAL MUST IDENTIFY ANY TENANT ALTERATIONS WHICH LANDLORD MAY REQUIRE TENANT TO REMOVE UPON THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE”, and Tenant shall have no obligation to remove any Tenant Alterations which have not been so identified by Landlord. In all events, unless otherwise agreed in writing by Landlord, Tenant shall be required to remove all wiring and cabling installed in the Building by or at the request of the Tenant. Tenant waives all rights to any payment or compensation for such Tenant Alterations (including Telecommunication Facilities). If Tenant shall fail to remove any of its property from the Premises, Building or Land at the expiration or earlier termination of this Lease or when Landlord has the right of re-entry, Landlord may, at its option, remove and store such property at Tenant’s expense without liability for loss of or damage to such property, such storage to be for the account and at the expense of Tenant. Tenant shall pay all reasonable costs incurred by Landlord within five (5) Business Days after demand for such payment. If Tenant fails to pay the cost of storing any such property, Landlord may, at its option, after it has been stored for a period of twenty (20) Business Days or more, sell or permit to be sold, any or all such property at public or private sale (and Landlord may become a purchaser at such sale), in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, and Landlord shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorney’s fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or later become due Landlord from Tenant under this Lease; and, fourth, the balance, if any, to Tenant.

4.8 Access.

4.8.1 Tenant shall permit Landlord and Landlord’s Agents to enter into the Premises at any time on at least one (1) Business Day’s notice (except in case of emergency in which case no notice shall be required), for the purpose of inspecting the same or for the purpose of repairing, altering or improving the Premises or the Building. Nothing contained in this paragraph shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary, Landlord may temporarily close Building or Land entrances, Building doors or other facilities, without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or as relieving Tenant from the duty of observing or performing any of the provisions of this Lease. Landlord shall have the right to enter the Premises at any time during last twelve (12) months of the Lease Term and at any time during the Lease Term that an Event of Default exists for the purpose of showing the Premises to prospective tenants and to erect on the Premises a suitable sign indicating the Premises are available. Tenant shall give written notice to Landlord at least twenty (20) Business Days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant’s failure to give such notice or arrange such joint inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

4.8.2 Except in the case of an emergency and subject to the terms and conditions hereof, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week subject to Landlord’s reasonable building security procedures and requirements. Landlord shall not be liable for the consequences of acting in good faith to admit by passkey, or to refuse to admit to the Premises, Tenant or any of Tenant’s Agents, or other persons claiming the right of admittance.

4.9 Damage or Destruction.

4.9.1 If the Premises are damaged by fire, earthquake or other casualty, Tenant shall give immediate written notice (a “Casualty Notice”) thereof to Landlord. If Landlord estimates that the damage can be repaired in accordance with the then-existing Governmental Requirements within one hundred—twenty (120) Business Days after Landlord is notified by Tenant of such damage and if there are sufficient insurance proceeds available to repair such damage, then Landlord shall proceed with reasonable diligence to restore the Premises to substantially the condition which existed prior to the damage and this Lease shall not terminate. If, in Landlord’s estimation, the damage cannot be repaired within such 120 Business Day period or if there are insufficient insurance proceeds available to repair such damage, Landlord may elect in its absolute discretion to either: (a) terminate this Lease or (b) restore the Premises to substantially the condition which existed prior to the damage and this Lease will continue. If Landlord restores the Premises under this paragraph, then Landlord shall use commercially reasonable efforts to proceed toward completion of the restoration and (1) at Landlord’s option, the Lease Term shall be extended for the time required to complete such restoration, (2) Tenant shall pay to Landlord, upon demand, Tenant’s Pro Rata Share of any applicable deductible amount specified under Landlord’s insurance and (3) notwithstanding anything to the contrary contained herein, Landlord shall not be required to repair or restore any Specialty Tenant Improvements, Tenant Alterations (including Telecommunication Facilities), or any or all furniture, fixtures, equipment, inventory, improvements or other property which was in or about the Premises at the time of the damage and was not owned by Landlord. In the case of damage to the Premises or the Building which is of a nature or extent that (a) such damage materially interferes with Tenant’s access to or use of a portion but not all of the Premises (such portion being referred to herein as the “Materially Affected Premises”), Base Rent and Additional Rent otherwise payable hereunder shall be abated by the percentage that the rentable area of the Materially Affected Premises bears to the total rentable area of the Premises, for the period beginning on the date of the Casualty Notice and ending on the earlier of (i) the date that Landlord has substantially completed its repairs to the Materially Affected Premises and (ii) the date that Tenant uses any portion of the Materially Affected Premises for the conduct of its business, or (b) such damage materially interferes with Tenant’s access to or use of the entire Premises, all Base Rent and Additional Rent otherwise payable hereunder shall be abated for the period beginning on the date of the Casualty Notice and ending on the earlier of (i) the date that Landlord has substantially completed its repairs to the Premises and (ii) the date that Tenant uses any portion of the Premises for the conduct of its business. Except for the abatement of Base Rent and Additional Rent if and to the extent provided herein, Tenant agrees to look to the provider of Tenant’s insurance for coverage for the loss of Tenant’s use of the Premises and any other related losses or damages incurred by Tenant during any reconstruction period. Notwithstanding the foregoing, if the Premises have not been restored to the condition required by Landlord hereunder on or before the date which is twelve (12) months after Landlord’s receipt of the Casualty Notice (which date in shall be extended one day for each day of delay caused by any act or omission of Tenant and for events of Force Majeure as contemplated in Paragraph 6.8 hereof), then Tenant shall have the right to cancel this Lease upon not less than thirty (30) days prior written notice given to the Landlord within ten (10) Business Days after the expiration of such period (time being of the essence), provided such cancellation shall be void and this Lease shall continue in full force and effect in the event that substantial completion of the Premises is achieved within such thirty (30) day period (which date shall be extended one day for each day of delay caused by any act or omission of Tenant and for events of Force Majeure as contemplated in Paragraph 6.8 hereof).

4.9.2 If the Building is damaged by fire, earthquake or other casualty and more than fifty percent (50%) of the Building is rendered untenantable, without regard to whether the Premises are affected by such damage, Landlord may in its absolute discretion and without limiting any other options available to Landlord under this Lease or otherwise, elect to terminate this Lease by notice in writing to Tenant within forty (40) Business Days after the occurrence of such damage if Landlord is also terminating the leases of other tenants in the Building who are similarly situated to Tenant. Such notice shall be effective thirty (30) Business Days after receipt by Tenant unless a later date is set forth in Landlord’s notice.

4.9.3 Notwithstanding anything contained in this Lease to the contrary, if there is damage to the Premises or Building and the holder of any indebtedness secured by a mortgage or deed of trust covering any such property requires that the insurance proceeds be applied to such indebtedness or if the insurance proceeds are otherwise inadequate to complete the repair of the damages to the Premises, the Building or both, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) Business Days after Landlord is notified of such requirement.

4.9.4 Notwithstanding the foregoing, if the Premises or the Building are wholly or partially damaged or destroyed within the final six (6) months of the Term, to such an extent that the cost of restoration would exceed fifty percent (50%) of the replacement cost of the Premises and/or the Building in its or their entirety at the time such damage or destruction occurs, Landlord may, at its option, elect to terminate this Lease upon written notice to Tenant within forty (40) Business Days following such damage or destruction. Further, notwithstanding the foregoing, if the Premises are wholly or partially damaged or destroyed within the final six (6) months of the Lease Term to such an extent that the cost of restoration would exceed fifty percent (50%) of the replacement cost of the Premises in its entirety at the time such damage or destruction occurs and Landlord estimates that less than three (3) months will remain in the Lease Term on the date by which Landlord estimates completion of its restoration work, then Tenant also may terminate this Lease upon written notice to Landlord within thirty (30) days following such damage or destruction.

4.10 Condemnation. If all of the Premises, or such portions of the Building as may be required for the Tenant’s reasonable use of the Premises, are taken by eminent domain or by conveyance in lieu thereof, this Lease shall automatically terminate as of the date the physical taking occurs, and all Base Rent, Additional Rent and other sums payable under this Lease shall be paid to that date. In case of taking of a part of the Premises or a portion of the Building not required for the Tenant’s reasonable use of the Premises, then this Lease shall continue in full force and effect and the Base Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such reduction in Base Rent to be effective as of the date the physical taking occurs. Additional Rent and all other sums payable under this Lease shall not be abated but Tenant’s Pro Rata Share shall be redetermined as equitable under the circumstances. Landlord reserves all rights to damages or awards for any taking by eminent domain relating to the Premises, Building, Land and the unexpired term of this Lease. Tenant assigns to Landlord any right Tenant may have to such damages or award and Tenant shall make no claim against Landlord for damages for termination of its leasehold interest or interference with Tenant’s business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be entitled for Tenant’s moving expenses or other relocation costs; provided that, such expenses or costs may be claimed only if they are awarded separately in the eminent domain proceedings and not as a part of the damages recoverable by Landlord.

4.11 Parking. Tenant shall have the nonexclusive privilege to use parking spaces on the Land in common with other tenants of Landlord, but only in areas reasonably designated by Landlord and only on a first-come-first-served basis. Tenant’s parking privileges shall be subject to the rules and regulations relating to parking adopted by Landlord from time to time. Landlord shall have the right to grant designated, reserved parking stalls to other tenants in the Building. In no event shall the number of parking stalls used by Tenant and Tenant’s Agents exceed the number of stalls allocated to Tenant in the definition of the Parking Ratio, provided, however, that nothing in this sentence shall be deemed to alter the first-come-first-served basis of parking as provided in this paragraph 4.11. Landlord shall have no obligation whatsoever to monitor or police the parking or other common areas, except that Landlord shall use commercially reasonable efforts to monitor and enforce the use of the parking areas with respect to the parking ratio stated in this Lease.

4.12 Indemnification.

4.12.1 Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims, arising in whole or in part out of (a) the possession, use or occupancy of the Premises or the business conducted in the Premises, (b) any act, omission or negligence of Tenant or Tenant’s Agents, or (c) any breach or default under this Lease by Tenant.

4.12.2 Except as specified below, neither Landlord nor Landlord’s Agents shall, to the extent permitted by law, have any liability to Tenant, or to Tenant’s Agents, for (1) any Claims arising out of any cause whatsoever, including repair to any portion of the Premises; (2) interruption in or interference with the use of the Premises or any equipment therein; (3) any accident or damage resulting from any use or operation by Landlord, Tenant or any person or entity of heating, cooling, electrical, sewerage or plumbing equipment or apparatus or Telecommunication Facilities; (4) termination of this Lease by reason of damage to the Premises or Building; (5) fire, robbery, theft, vandalism, mysterious disappearance or a casualty of any kind or nature; (6) actions of any other tenant of the Building or of any other person or entity; (7) inability to furnish any service required of Landlord as specified in this Lease; or (8) leakage in any part of the Premises or the Building from rain, ice or snow, or from drains, pipes or plumbing fixtures in the Premises or the Building. Landlord shall be responsible only for Claims arising solely out of the negligence or willful misconduct of Landlord in failing to repair or maintain the Building as required by this Lease after notice by Tenant as required by the paragraph captioned “Maintenance and Repair by Landlord”; but in no event shall Landlord’s responsibility extend to any interruption to Tenant’s business or any indirect or consequential losses suffered by Tenant or Tenant’s Agents or extend beyond Landlord’s responsibility as set forth in the paragraph entitled “Utilities” when that paragraph is applicable. Subject to the foregoing limitations and exclusions and all other terms and conditions of this Lease, Landlord shall indemnify, defend and hold harmless Tenant from and against any and all Claims of third parties, to the extent arising out of (a) any willful misconduct or negligent or unlawful act or omission of Landlord or Landlord’s Agents, or (b) any breach or default under this Lease by Landlord, but in no event shall Landlord’s responsibility under the foregoing clauses (a) or (b) extend to any interruption to Tenant’s business or any indirect or consequential losses. The obligations of this paragraph shall be subject to the paragraph captioned “Waiver of Subrogation”.

4.13 Tenant Insurance.

4.13.1 Tenant shall, throughout the Lease Term, at its own expense, keep and maintain in full force and effect the following policies, each of which shall be endorsed as needed to provide that the insurance afforded by these policies is primary and that all insurance carried by Landlord is strictly excess and secondary and shall not contribute with Tenant’s liability insurance:

(a) A policy of commercial general liability insurance, including a contractual liability endorsement covering Tenant’s obligations under the paragraph captioned “Indemnification”, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of this Lease of not less than Two Million Dollars ($2,000,000.00), which limit shall be reasonably increased during the Lease Term at Landlord’s request to reflect both increases in liability exposure arising from inflation as well as from changing use of the Premises or changing legal liability standards, which policy shall be payable on an “occurrence” rather than a “claims made” basis, and which policy names Landlord, Bentall Kennedy (U.S.) LP, the Manager and, at Landlord’s request, Landlord’s mortgage lender(s) and/or investment advisors, as additional insureds;

(b) A policy of extended property insurance (which is commonly called “all risk”) covering all Specialty Tenant Improvements, Tenant Alterations (including Telecommunication Facilities), and any and all furniture, fixtures, equipment, inventory, improvements and other property in or about the Premises which is not owned by Landlord, for one hundred percent (100%) of the then current replacement cost of such property;

(c) Business interruption insurance in an amount sufficient to cover costs, damages, lost income, expenses, Base Rent, Additional Rent and all other sums payable under this Lease, should any or all of the Premises not be usable for a period of up to twelve (12) months;

(d) A policy of worker’s compensation insurance as required by applicable law and employer’s liability insurance with limits of no less than One Million Dollars ($1,000,000.00); and

(e) If applicable, unless covered under Landlord’s commercial general liability insurance required under Paragraph 4.13.1(a) hereof, a policy of comprehensive automobile liability insurance, including loading and unloading, and covering owned, non-owned and hired vehicles, with limits of no less than One Million Dollars ($1,000,000.00) per occurrence.

4.13.2 All insurance policies required under this paragraph shall be with companies reasonably approved by Landlord and each policy shall provide that it is not subject to cancellation, lapse or reduction in coverage except after thirty (30) days’ written notice to Landlord. Prior to the Commencement Date and from time to time thereafter, Tenant shall deliver to Landlord, Bentall Kennedy (U.S.) LP, the Manager, and, at Landlord’s request, any other parties hereunder required to be named as additional insureds, certificates evidencing the existence and amounts of all such policies.

4.13.3 If Tenant fails to acquire or maintain any insurance or provide any certificate required by this paragraph, Landlord may, but shall not be required to, obtain such insurance or certificates and the costs associated with obtaining such insurance or certificates shall be payable by Tenant to Landlord on demand.

4.14 Landlord’s Insurance. Landlord shall, throughout the Lease Term, keep and maintain in full force and effect:

4.14.1 A policy of commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate, which policy shall be payable on an “occurrence” rather than a “claims made” basis;

4.14.2 A policy of extended property insurance (what is commonly called “all risk”) covering the Building and Landlord’s personal property, if any, located on the Land in the amount of one hundred percent (100%) of the then current replacement value of such property; and

4.14.3 Landlord may, but shall not be required to, maintain other types of insurance as Landlord deems appropriate, including but not limited to, property insurance coverage for earthquakes and floods in such amounts as Landlord deems appropriate. Such policies may be “blanket” policies which cover other properties owned by Landlord.

4.15 Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby each waive and release the other from any and all Claims or any loss or damage that may occur to the Land, Building, Premises, or personal property located therein, by reason of fire or other casualty regardless of cause or origin, including the negligence or misconduct of Landlord, Tenant, Landlord’s Agents or Tenant’s Agents, but only to the extent of the insurance proceeds paid to such releasor under its policies of insurance or, if it fails to maintain the required policies, the insurance proceeds that would have been paid to such releasor if it had maintained such policies. Each party to this Lease shall promptly give to its insurance company written notice of the mutual waivers contained in this subparagraph, and shall cause its insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the mutual waivers contained in this subparagraph.

4.16 Assignment and Subletting by Tenant.

4.16.1 Tenant shall not have the right to assign, transfer, mortgage or encumber this Lease in whole or in part, nor sublet the whole or any part of the Premises, nor allow the occupancy of all or any part of the Premises by another, without first obtaining Landlord’s written consent, which consent shall not be unreasonably withheld provided no Event of Default then exists. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under this Lease and for compliance with all of its other obligations as tenant under this Lease. Landlord’s acceptance of Base Rent, Additional Rent or any other sum from any assignee, sublessee, transferee, mortgagee or encumbrance holder shall not be deemed to be Landlord’s approval of any such conveyance. Upon the occurrence of an Event of Default, if the Premises or any part of the Premises are then subject to an assignment or subletting, Landlord may, at its option, collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rents against any sums due to Landlord from Tenant under this Lease. No such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease. Landlord’s right of direct collection shall be in addition to and not in limitation of any other rights and remedies provided for in this Lease or at law. Tenant makes an absolute assignment to Landlord of such assignments and subleases and any rent, lease security deposits and other sums payable under such assignments and subleases as collateral to secure the performance of the obligations of Tenant under this Lease.

4.16.2 In the event Tenant desires to assign this Lease or to sublet all or any portion of the Premises, Tenant shall give written notice of such desire to Landlord setting forth the name of the proposed subtenant or assignee, the proposed term, the nature of the proposed subtenant’s or assignee’s business to be conducted on the Premises, the rental rate, and any other particulars of the proposed subletting or assignment that Landlord may reasonably request. Without limiting the preceding sentence, Tenant shall also provide Landlord with: (a) such financial information as Landlord may request concerning the proposed subtenant or assignee, including recent financial statements certified as accurate and complete by a certified public accountant and by the president, managing partner or other appropriate officer of the proposed subtenant or assignee; (b) proof satisfactory to Landlord that the proposed subtenant or assignee will immediately occupy and thereafter use the entire Premises (or any sublet portion of the Premises) for the remainder of the Lease Term (or for the entire term of the sublease, if shorter) in compliance with the terms of this Lease; and (c) a copy of the proposed sublease or assignment or letter of intent. Tenant shall pay to Landlord, upon Landlord’s demand therefor, Landlord’s reasonable attorneys’ fees incurred in the review of such documentation and in documenting Landlord’s consent, plus an administrative fee of $500.00 as Landlord’s fee for processing such proposed assignment or sublease. Receipt of such fees shall not obligate Landlord to approve the proposed assignment or sublease.

4.16.3 In determining whether to grant or withhold consent to a proposed assignment or sublease, Landlord may consider, and weigh, any commercially reasonably factor it deems relevant, in its sole and absolute discretion.

4.16.4 Within fifteen (15) Business Days after Landlord’s receipt of all required information to be supplied by Tenant pursuant to this paragraph, Landlord shall notify Tenant of Landlord’s approval, disapproval or conditional approval of any proposed assignment or subletting or of Landlord’s election to recapture as described below. Landlord shall have no obligation to respond unless and until all required information has been submitted. In the event Landlord approves of any proposed assignment or subletting, Tenant and the proposed assignee or sublessee shall execute and deliver to Landlord an assignment (or subletting) and assumption agreement in form and content satisfactory to Landlord.

4.16.5 Any transfer, assignment or hypothecation of any of the stock or interest in Tenant, or the assets of Tenant, or any other transaction, merger, reorganization or event, however constituted which (a) results in fifty percent (50%), or more of such stock, interest or assets going into different ownership, or (b) is a subterfuge denying Landlord the benefits of this paragraph, shall be deemed to be an assignment within the meaning and provisions of this paragraph and shall be subject to the provisions of this paragraph.

4.16.6 If Landlord consents to any assignment or sublease and Tenant receives rent or any other consideration, either initially or over the term of the assignment or sublease, in excess of the Base Rent and Additional Rent (or, in the case of a sublease of a portion of the Premises, in excess of the Base Rent paid by Tenant on a square footage basis under this Lease) (such amount being referred to herein as the “Gross Profit”), Tenant shall pay to Landlord fifty percent (50%) of the Net Profit. As used herein, the “Net Profit” means the Gross Profit less the reasonable and customary marketing and transaction expenses incurred by Tenant in making such assignment or sublease including, without limitation, rent concessions such as free rent, marketing expenses, tenant improvements, reasonable and customary brokerage fees, and reasonable legal fees, provided that, for purposes of calculating the Net Profit, such expenses shall be amortized over the term of the applicable assignment or sublease.

4.16.7 Landlord shall have the right to recapture the Premises or the applicable portion thereof (a “Recapture”) by giving written notice of such Recapture to Tenant within fifteen (15) Business Days after receipt of Tenant’s written request for Landlord’s consent to such proposed assignment or subletting. Tenant shall have no right to retract its request for Landlord’s consent to assign or sublease once such request has been made. Such Recapture shall terminate this Lease as to the applicable space effective on the prospective effective date of assignment or subletting, which shall be the last day of a calendar month and shall not be earlier than forty-five (45) Business Days after receipt of Tenant’s request hereunder. If less than the entire Premises are recaptured, this Lease shall remain in full force and effect with respect to that remaining area not recaptured by Landlord. Tenant shall surrender that portion of the Premises recaptured by Landlord in accordance with the terms and conditions of this Lease. Notwithstanding the first sentence of this subparagraph, Landlord shall have no right to Recapture the Premises or applicable portion thereof if Tenant’s proposed assignment or sublet is to an Affiliate or a Permitted Transferee.

4.16.8 Notwithstanding anything to the contrary in this Lease, provided that all amounts due under this Lease have been paid in full and further provided that no Event of Default exists, upon not less than fifteen (15) Business Days advance written notice to Landlord but without Landlord’s consent, Tenant may assign this Lease or sublet all or any portion of the Premises to an Affiliate of the Tenant, provided (a) that Tenant has delivered to Landlord satisfactory evidence that the assignee or subtenant is an Affiliate of the Tenant, (b) Tenant reimburses Landlord on demand for all reasonable costs and expenses incurred by Landlord in determining compliance with the terms of this subparagraph 4.16.8, including reasonable attorneys’ fees, and (c) such entity remains an Affiliate of Tenant subsequent to the date of such assignment and for the remainder of the Lease Term. In all events, Tenant shall remain liable for its obligations under this Lease despite any such transfer.

4.16.9 Notwithstanding anything to the contrary in this Lease, provided that all amounts due under this Lease have been paid in full and further provided that no Event of Default exists, Tenant may, upon not less than fifteen (15) Business Days advance written notice to Landlord but without Landlord’s consent, assign this Lease in conjunction or connection with any merger, consolidation, corporate reorganization (other than pursuant to the bankruptcy laws), or the sale of all or substantially all of the assets of Tenant or the sale or other transfer of all or substantially all of the Tenant’s stock or other ownership interests (directly or indirectly), provided that the resulting or surviving corporation or transferee (as applicable) (a) assumes all of the liabilities and obligations of the Tenant under this Lease in a writing in form and substance reasonably satisfactory to Landlord, and (b) has a tangible net worth immediately following such transaction certified to Landlord by an independent certified public accountant equal to or greater than the tangible net worth of Tenant as of the date of this Lease or the date immediately prior to such transaction (whichever is greater), in each case as determined in accordance with generally accepted accounting principles. Tenant agrees (x) that it shall furnish to Landlord evidence of any such completed transfer within five (5) Business Days after the date of such transfer, (y) that Tenant shall remain liable for its obligations under this Lease, despite any such transfer, and (z) to reimburse Landlord on demand for all reasonable costs and expenses incurred by Landlord in determining compliance with the terms of this subparagraph 4.16.9, including reasonable attorneys’ fees.

4.17 Assignment by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations under this Lease and in any and all of the Land or Building. If Landlord sells or transfers any or all of the Building, including the Premises, Landlord and Landlord’s Agents shall, upon consummation of such sale or transfer, be released automatically from any liability relating to obligations or covenants under this Lease to be performed or observed after the date of such transfer, and in such event, Tenant agrees to look solely to Landlord’s successor-in-interest with respect to such liability; provided that, as to the Lease Security Deposit and Prepaid Rent, Landlord shall not be released from liability therefor unless Landlord has delivered (by direct transfer or credit against the purchase price) the Lease Security Deposit or Prepaid Rent to its successor-in-interest.

4.18 Estoppel Certificates and Financial Statements. Tenant shall, from time to time, upon the written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: (a) the date this Lease was executed and the date it expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of monthly Base Rent and Additional Rent and the date to which such Base Rent and Additional Rent have been paid; and (d) certifying that (1) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Lease); (2) Landlord is not in breach of this Lease (or, if so, a description of each such breach) and that no event, omission or condition has occurred which would result, with the giving of notice or the passage of time, in a breach of this Lease by Landlord; (3) this Lease represents the entire agreement between the parties with respect to the Premises; (4) all required contributions by Landlord to Tenant on account of Tenant Improvements have been received; (5) on the date of execution, there exist no defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (6) no Base Rent, Additional Rent or other sums payable under this Lease have been paid in advance except for Base Rent and Additional Rent for the then current month; (7) no security has been deposited with Landlord (or, if so, the amount of such security); (8) it is intended that any Tenant’s statement may be relied upon by a prospective purchaser or mortgagee of Landlord’s interest or an assignee of any such mortgagee; and (9) such other information as may be reasonably requested by Landlord. If Tenant fails to respond within ten (10) Business Days of its receipt of a written request by Landlord as provided in this paragraph, such shall be a breach of this Lease and Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser, mortgagee or assignee. In addition, Tenant shall, from time to time, upon the written request of Landlord, deliver to or cause to be delivered to Landlord or its designee then current financial statements (including a statement of operations and balance sheet and statement of cash flows) certified as accurate by a certified public accountant and prepared in conformance with generally accepted accounting principles for (i) Tenant, (ii) any entity which owns a controlling interest in Tenant, (iii) any entity the controlling interest of which is owned by Tenant, (iv) any successor entity to Tenant by merger or operation of law, and (v) any guarantor of this Lease. Notwithstanding the foregoing, Landlord shall not request such financial statements more than twice in any twelve (12) month period unless an Event of Default exists or such request is made in connection with a sale, financing or refinancing contemplated by Landlord.

4.19 Modification for Lender. If, in connection with obtaining construction, interim or permanent financing for the Building or Land, Landlord’s lender, if any, shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold or delay its consent to such modifications; provided that, such modifications do not increase the obligations of Tenant under this Lease or materially adversely affect Tenant’s rights under this Lease.

4.20 Hazardous Substances.

4.20.1 Neither Tenant, any of Tenant’s Agents nor any other person shall store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Land or Building any Hazardous

Substance, except for storage, handling and use of reasonable quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant’s business in the Premises. Tenant agrees that (a) the storage, handling and use of such permitted Hazardous Substances must at all times conform to all Governmental Requirements and to applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of Tenant’s operation in the Premises and reasonable and appropriate for a first-class building of the same or similar use and in the same market area as the Building; and (c) no Hazardous Substance shall be spilled or disposed of on, in, under or around the Land or Building or otherwise discharged from the Premises or any area adjacent to the Land or Building. In no event will Tenant be permitted to store, handle or use on, in, under or around the Premises any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the Land or Building, unless: (1) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord; (2) Tenant has agreed in writing to pay any rate increase related to each such Hazardous Substance; and (3) Landlord has approved in writing each such Hazardous Substance, which approval shall be subject to Landlord’s discretion.

4.20.2 Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims arising out of any breach of any provision of this paragraph, which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants’ fees. Tenant agrees that Landlord may be irreparably harmed by Tenant’s breach of this paragraph and that a specific performance action may appropriately be brought by Landlord; provided that, Landlord’s election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord’s other remedies against Tenant.

4.20.3 As of the execution date of this Lease, Tenant represents and warrants to Landlord that, except as otherwise disclosed by Tenant to Landlord, Tenant has no intent to bring any Hazardous Substances on, in or under the Premises except for the type and quantities authorized in the first paragraph of the paragraph captioned “Hazardous Substances”.

4.20.4 To the best of Landlord’s actual knowledge, the Premises, the Building and the Land are as of the date of this Lease in compliance with all applicable Governmental Requirements with respect to Hazardous Substances.

4.21 Access Laws.

4.21.1 Tenant agrees to notify Landlord immediately if Tenant receives notification or otherwise becomes aware of: (a) any condition or situation on, in, under or around the Land or Building which may constitute a violation of any Access Laws or (b) any threatened or actual lien, action or notice that the Land or Building is not in compliance with any Access Laws. If Tenant is responsible for such condition, situation, lien, action or notice under this paragraph, Tenant’s notice to Landlord shall include a statement as to the actions Tenant proposes to take in response to such condition, situation, lien, action or notice.

4.21.2 Tenant shall not alter or permit any assignee or subtenant or any other person to alter the Premises in any manner which would violate any Access Laws or increase Landlord’s responsibilities for compliance with Access Laws, without the prior approval of the Landlord. In connection with any such approval, Landlord may require a certificate of compliance with Access Laws from an architect, engineer or other person acceptable to Landlord. Tenant agrees to pay the reasonable fees incurred by such architect, engineer or other third party in connection with the issuance of such certificate of compliance. Landlord’s consent to any proposed Tenant Alteration shall not (a) relieve Tenant of its obligations or indemnities contained in this paragraph or this Lease or (b) be construed as a warranty that such proposed alteration complies with any Access Law.

4.21.3 Tenant shall be solely responsible for all costs and expenses relating to or incurred in connection with: (a) failure of the Premises to comply with the Access Laws; and (b) bringing the Building and the common areas of the Building into compliance with Access Laws, if and to the extent such noncompliance arises out of or relates to: (1) Tenant’s particular manner of use of the Premises, including the hiring of employees; (2) any Tenant Alterations to the Premises; or (3) any Tenant Improvements constructed in the Premises at the request of Tenant, regardless of whether such improvements are constructed prior to or after the Commencement Date.

4.21.4 Landlord shall be responsible for all costs and expenses relating to or incurred in connection with bringing the common areas of the Building into compliance with Access Laws, unless such costs and expenses are Tenant’s responsibility as provided in the preceding subparagraph. Any cost or expense paid or incurred by Landlord to bring the Premises or common areas of the Building into compliance with Access Laws which is not Tenant’s responsibility under the preceding subparagraphs shall be amortized over the useful economic life of the improvements (not to exceed ten (10) years) with interest at the Prime Rate plus two (2) percentage points compounded daily, and shall be an Operating Cost for purposes of this Lease.

4.21.5 Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims arising out of or relating to any failure of Tenant or Tenant’s Agents to comply with Tenant’s obligations under this paragraph.

4.21.6 Landlord agrees to indemnify, defend and hold harmless Tenant from and against any and all Claims arising out of or relating to any failure of Landlord or Landlord’s Agents to comply with Landlord’s obligations under this paragraph.

4.21.7 The provisions of this paragraph shall supersede any other provisions in this Lease regarding Access Laws, to the extent inconsistent with the provisions of any other paragraphs.

4.22 Quiet Enjoyment. Landlord covenants that Tenant, upon paying Base Rent, Additional Rent and all other sums payable under this Lease and performing all covenants and conditions required of Tenant under this Lease shall and may peacefully have, hold and enjoy the Premises without hindrance or molestation by Landlord subject to the provisions of this Lease.

4.23 Signs.

4.23.1 Directory. Tenant shall be permitted to have its entity name listed on the main directory sign for the Building situated in the main lobby of the Building. Tenant also shall be permitted to have one (1) entryway sign bearing Tenant’s name next to Tenant’s entryway into the Premises. Said sign shall be installed by Landlord at Tenant’s expense and shall be of a size, design and coloration, and in a location consistent with Landlord’s standard tenant entryway signage for the Building. Tenant shall reimburse Landlord for the cost of such entryway sign within ten (10) days of receipt of an invoice for same.

4.23.2 Exterior Sign. (a) Notwithstanding anything to the contrary in the Rules and Regulations and subject to Tenant obtaining any and all necessary governmental approvals and the terms and conditions set forth herein, beginning on the Commencement Date and during such portion of the Lease Term that the Original Tenant (or a Permitted Transferee of all of Tenant’s rights under this Lease) itself continues to use and occupy the entire third floor of the Building, Tenant shall have the nonexclusive right at Tenant’s sole cost and expense to install and maintain one (1) exterior sign (identifying The Endurance International Group or the Permitted Transferee of all of Tenant’s rights under this Lease) on the Building in the location and of the size, colors, design, and specifications set forth in Exhibit G attached to this Lease (the “Exterior Sign”), provided that the installation and maintenance of such Exterior Sign complies with all Governmental Requirements and all matters of record. The installation of such Exterior Sign shall constitute a Tenant Improvement and, as such, shall be subject to all terms hereof applicable to Tenant Improvements, and without limiting the generality of the foregoing, such installation shall be subject to the terms and conditions of Paragraphs 4.4 and 4.5 (Tenant Alterations and Tenant Work Performance, respectively) except that (i) no portion of the Tenant Improvement Allowance may be used for the Exterior Sign, and (ii) Landlord shall have the right, at its option, to install and/or maintain the Exterior Sign at Tenant’s sole cost and expense. If Exhibit G does not describe the exact location, size, colors, design, and specifications of such Exterior Sign, then the same shall be subject to Landlord’s prior written approval. If, at any time during the Lease Term, the Original Tenant (or a Permitted Transferee of all of

Tenant’s rights under this Lease) ceases to itself use and occupy the entire third floor of the Building and/or an Event of Default occurs, Landlord in its sole discretion may terminate Tenant’s right to maintain the Exterior Sign and may require Tenant to permanently remove the Exterior Sign.

(b) Prior to installation of the Exterior Sign, Tenant shall obtain any and all necessary permits and approvals required by applicable Governmental Requirements. At Tenant’s request and at Tenant’s sole cost and expense, Landlord shall cooperate with and assist Tenant in any reasonable way Tenant from time to time may request in connection with its efforts to obtain such permits and approvals, and Tenant shall reimburse Landlord on demand for any reasonable expenses incurred by Landlord in connection therewith. Thereafter, Tenant shall at all times maintain all necessary permits and approvals required by the applicable Governmental Requirements in effect from time to time. Any and all costs in connection with the permitting, fabrication, installation and maintenance of the Exterior Sign shall be borne by Tenant. Tenant agrees to maintain the Exterior Sign in good condition at all times. Upon vacation of the Premises on the expiration or earlier termination of this Lease or at such earlier time as Tenant is no longer permitted to maintain the Exterior Sign, Tenant shall be responsible, at its sole cost, for the removal of the Exterior Sign and the repair, painting and/or replacement of the structure to which the Exterior Sign is attached. If Tenant fails to perform such work or if Landlord in its sole discretion elects to perform such work on Tenant’s behalf, Landlord may cause the same to be performed, and the cost thereof shall be Additional Rent immediately due and payable upon rendition of a bill therefor.

4.23.3 Landlord reserves the right to require Tenant to relocate its Exterior Sign to another location on the exterior of the Building upon sixty (60) days advance written notice at Landlord’s sole cost and expense.

4.24 Subordination.

4.24.1 Tenant subordinates this Lease and all rights of Tenant under this Lease to any mortgage, deed of trust, ground lease or vendor’s lien, or similar instrument which may from time to time be placed upon the Premises (and all renewals, modifications, replacements and extensions of such encumbrances), and each such mortgage, deed of trust, ground lease or lien or other instrument shall be superior to and prior to this Lease. Notwithstanding the foregoing, the holder or beneficiary of such mortgage, deed of trust, ground lease, vendor’s lien or similar instrument shall have the right to subordinate or cause to be subordinated any such mortgage, deed of trust, ground lease, vendor’s lien or similar instrument to this Lease or to execute a non-disturbance agreement in favor of Tenant on the standard form utilized by such lender or ground lessor. At the request of Landlord, the holder of such mortgage or deed of trust or any ground lessor, Tenant shall execute, acknowledge and deliver promptly in recordable form any instrument or subordination agreement that Landlord or such holder may request. Tenant further covenants and agrees that if the lender or ground lessor acquires the Premises as a purchaser at any foreclosure sale or otherwise, Tenant shall recognize and attorn to such party as landlord under this Lease, and shall make all payments required hereunder to such new landlord without deduction or set-off and, upon the request of such purchaser or other successor, execute, deliver and acknowledge documents confirming such attornment. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed.

4.24.2 If at any time during the Lease Term the Building is encumbered by a mortgage, then upon Tenant’s written request, Landlord shall use commercially reasonable efforts to obtain for Tenant, at no cost to Landlord, a subordination, non-disturbance and attornment agreement from the holder of such mortgage, in the standard form customarily employed by such holder, provided that Landlord shall have no liability to Tenant, and the effectiveness of this Lease and the subordination of this Lease to any mortgage shall not be affected, in the event that it is unable to obtain any such agreement. Tenant shall reimburse Landlord, within ten (10) days after demand therefor, for Landlord’s out-of-pocket costs, including fees charged by the holder(s) of any mortgage(s) and its or their counsel and other reasonable attorney’s fees and disbursements, incurred in connection with such efforts.

4.25 Workers Compensation Immunity. If and to the extent that Tenant is obligated to indemnify, defend or hold harmless Landlord or Landlord’s Agents from any Claims arising from its use of the Premises or any act or failure to act by Tenant or Tenant’s Agents or otherwise, Tenant expressly waives, to and in favor of Landlord and Landlord’s Agents (but not in favor of Tenant’s employees), its statutory workers compensation act employers immunity relative to any injury to an employee or employees of Tenant.

4.26 Brokers. Each party to this Lease shall indemnify, defend and hold harmless the other party from and against any and all Claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this Lease.

4.27 Limitation on Recourse. Landlord has executed this Lease by its authorized representative signing solely in a representative capacity. Notwithstanding anything contained in this Lease to the contrary, Tenant confirms that the covenants of Landlord are made and intended, not as personal covenants of the Landlord’s authorized representative or for the purpose of binding such authorized representative personally, but solely in the exercise of the representative powers conferred upon such authorized representative by their principal. Liability with respect to the entry and performance of this Lease by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against Landlord’s estate and equity interest in the Building. Neither Landlord nor any of Landlord’s Agents shall have any personal liability in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Premises. Further, in no event whatsoever shall any Landlord’s Agent have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Premises. Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

4.28 Mechanic’s Liens and Tenant’s Personal Property Taxes.

4.28.1 Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable under this Lease for any Claims in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall immediately pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises and Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims arising out of any such asserted Claims. Tenant agrees to give Landlord immediate written notice of any such Claim.

4.28.2 Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay them or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, Tenant shall reimburse Landlord for the sums so paid by Landlord, upon demand by Landlord.

4.29 Landlord’s Security Interest. In addition to any statutory lien for rent in Landlord’s favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all Base Rent, Additional Rent and other sums becoming due under this Lease from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, intangibles, chattel paper and other personal property of Tenant situated in or arising out of the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in Base Rent, Additional Rent and other sums due under this Lease shall first have been paid and discharged. Landlord is hereby authorized by the Tenant to file (including pursuant to the applicable terms of the Uniform Commercial Code) from time to time any financing statements, continuations, or amendments covering the Collateral, whether or not the Tenant’s signature appears thereon. On the occurrence of an Event of Default, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including, the right to sell the property described in this paragraph at public or private sale upon ten (10) Business Days notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord’s discretion to perfect the security interest hereby created and shall deliver such financing statement to Landlord for filing with the appropriate Secretary of State. Any statutory lien for rent is not waived, and the express contractual lien granted in this paragraph constitutes a security agreement and is in addition and supplementary to such statutory lien.

4.30 No Offset; Independent Covenants; Waiver. Rent shall be paid without notice or demand, and without setoff, counterclaim, defense, abatement, suspension, deferment, reduction or deduction, except as expressly provided herein. Tenant waives all rights (i) to any abatement, suspension, deferment, reduction or deduction of or from Rent, except to the extent otherwise expressly set forth herein, and (ii) to quit, terminate or surrender this Lease or the Premises or any part thereof, except as expressly provided herein. TENANT HEREBY ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL BE SEPARATE AND INDEPENDENT COVENANTS AND AGREEMENTS, THAT RENT SHALL CONTINUE TO BE PAYABLE IN ALL EVENTS AND THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL CONTINUE UNAFFECTED, UNLESS THE REQUIREMENT TO PAY OR PERFORM THE SAME SHALL HAVE BEEN TERMINATED PURSUANT TO AN EXPRESS PROVISION OF THIS LEASE. LANDLORD AND TENANT EACH ACKNOWLEDGES AND AGREES THAT THE INDEPENDENT NATURE OF THE OBLIGATIONS OF TENANT HEREUNDER REPRESENTS FAIR, REASONABLE, AND ACCEPTED COMMERCIAL PRACTICE WITH RESPECT TO THE TYPE OF PROPERTY SUBJECT TO THIS LEASE, AND THAT THIS AGREEMENT IS THE PRODUCT OF FREE AND INFORMED NEGOTIATION DURING WHICH BOTH LANDLORD AND TENANT WERE REPRESENTED BY COUNSEL SKILLED IN NEGOTIATING AND DRAFTING COMMERCIAL LEASES IN MASSACHUSETTS, AND THAT THE ACKNOWLEDGEMENTS AND AGREEMENTS CONTAINED HEREIN ARE MADE WITH FULL KNOWLEDGE OF THE HOLDING IN WESSON V. LEONE ENTERPRISES, INC., 437 MASS. 708 (2002). SUCH WAIVER AND ACKNOWLEDGEMENTS BY TENANT ARE A MATERIAL INDUCEMENT TO LANDLORD ENTERING INTO THIS LEASE.

4.31 Rooftop Equipment.

4.31.1 Notwithstanding anything to the contrary contained in the Rules and Regulations and subject to compliance with all applicable Governmental Requirements and the terms and conditions of this Lease, and provided that such installation and roof use shall not void any roof or other warranty applicable to the Building, Tenant shall have the non-exclusive right to install and maintain on the roof of the Building, at Tenant’s sole cost and expense, Telecommunication Facilities consisting of one (1) satellite dish with a diameter or maximum width of no more than thirty-six (36) inches (all of the foregoing collectively, the “Rooftop Equipment”) and associated wiring and cabling (“Tenant’s Roof Rights”) on the condition that such Rooftop Equipment is specifically and exclusively for the use of the Original Tenant or a Permitted Transferee in the ordinary course of its business. At Tenant’s expense and subject to availability, Landlord shall make available Tenant’s Pro Rata Share of any conduit space in the vertical risers of the Building which the Landlord from time to time makes available to tenants of the Building for purposes of running wiring and cabling in order to connect Tenant’s Rooftop Equipment to the Premises. Landlord has not made any representations or promises pertaining to the suitability of the Building’s rooftop for Tenant’s use. Tenant, for the purpose of this paragraph and its right to rooftop access hereunder, accepts the rooftop in its “AS IS” condition.

4.31.2 Prior to installation, Tenant will obtain any and all necessary licenses, approvals, permits, etc., necessary for the installation, maintenance and use of the Rooftop Equipment. No method of installation, maintenance or removal of the Rooftop Equipment shall be permitted which Landlord reasonably anticipates shall cause any warranty held by Landlord in respect of the roof of the Building to be deemed void or otherwise adversely affected thereby, nor adversely affect the Building structure or operating systems.

4.31.3 The installation of such Rooftop Equipment and associated wiring and cabling shall be considered a Tenant Alteration for all purposes of this Lease, and without limiting the generality of the foregoing, such installation shall be subject to the terms and conditions of Paragraphs 4.4 and 4.5 (Tenant Alterations and Tenant Work Performance, respectively). Prior to the installation of such Rooftop Equipment and associated wiring and cabling, Tenant shall provide Landlord with written plans and specifications showing the size of the Rooftop Equipment, its location on the roof (including plan elevations to indicate sightliness of location), operating parameters and radio frequencies (as applicable), and means of installation (including whether any penetrations of the roof shall be required for installation), all of which shall be subject to the approval of Landlord and its consultant for such matters (currently Riser Management), which approval shall not be unreasonably withheld. Tenant shall reimburse Landlord, within ten (10) Business Days after receipt of an invoice, for all reasonable out-of-pocket costs and expenses incurred by Landlord related to its review of Tenant’s plans and specifications, including the fees and expenses of Landlord’s consultant (regardless of whether Landlord approves Tenant’s plans and specifications) and Tenant’s installation. The installation of the Rooftop Equipment shall be performed at Tenant’s expense by Landlord or by Tenant at Landlord’s election and by contractors previously approved by Landlord. In no event shall the Landlord’s approval of Tenant’s plans and specifications be deemed a representation that Tenant’s Rooftop Equipment or plans and specifications comply with Governmental Requirements and/or the terms of this Lease. Without limiting the foregoing, Landlord’s approval of Tenant’s plans and specifications shall not be deemed a representation that use of Tenant’s Rooftop Equipment will not cause interference with other systems in the Building. Landlord reserves the right to require Tenant to relocate its Rooftop Equipment to another location on the roof of the Building upon fifteen (15) days advance written notice.

4.31.4 Tenant, through its designated and approved employees and contractors, shall be solely responsible for the maintenance and care of the Rooftop Equipment and associated wiring and cabling and shall maintain the same in a clean, sanitary and safe condition and in good repair and free of any defects at all times during this Lease. Tenant, at its sole expense and risk, shall physically inspect (or arrange for the inspection of) the Rooftop Equipment at intervals of no more than six (6) months and these inspections shall include a survey of structural integrity and a review and correction of any loose bolts, fittings or other appurtenances. Tenant shall provide Tenant’s written certification of such inspections to Landlord not more than ten (10) days following each such inspection. In the absence of such a certification, Landlord shall have the right (but not the obligation) after providing Tenant five (5) days notice and opportunity to cure, to conduct or arrange for such an inspection and corrective action and to charge Tenant for such costs.

4.31.5 Tenant covenants upon installation that the Rooftop Equipment and the signals sent and received by any of such Rooftop Equipment will not interfere with signals of other tenants’ communications equipment located on the roof of (or in) the Building or in the office park in which the Building is located or with other equipment associated with the operation of the Building or any other building located in such office park. Upon receipt of notice from Landlord, Tenant shall eliminate any such interference.

4.31.6 Tenant’s Roof Rights shall be exercised in such manner as: (1) will not create any hazardous condition or interfere with or impair the operation of the heating, ventilation, air conditioning, plumbing, electrical, fire protection, life safety, public utilities or other systems or facilities of the Building, (2) will not directly or indirectly interfere with, delay, restrict or impose any expense, work or obligation upon Landlord in the use or operation of the Building, and (3) shall not in any way conflict with any Governmental Requirement now in force or which may hereafter be enacted. The Tenant will, at its sole cost and expense, promptly comply or ensure that the roof installations comply with all Governmental Requirements or requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted relating to or affecting Tenant’s roof use. If the rate of any insurance carried by Landlord is increased as a result of Tenant’s roof use, then Tenant from time to time will pay to Landlord within fifteen (15) days after demand by Landlord a sum equal to such increased cost.

4.31.7 Without limiting any other indemnification contained herein, Tenant shall indemnify and hold Landlord harmless from and against any and all Claims arising out of (a) any violations of

Governmental Requirements relating to Tenant’s Rooftop Equipment and related facilities, and (b) the installation, maintenance and/or use of such Rooftop Equipment and related facilities.

4.31.8 Tenant’s Roof Rights shall not be transferable to any other party except for a Permitted Transferee and shall be used solely in the ordinary course of Tenant’s business operations. Without limiting the foregoing, except to or for a Permitted Transferee Tenant shall have no right to sublease, sublicense or permit any other party to use Tenant’s Roof Rights or any of Tenant’s Rooftop Equipment.

4.31.9 Upon the expiration or earlier termination of the Lease Term, Tenant shall remove its Rooftop Equipment and all associated wiring and cabling connecting the Rooftop Equipment to Tenant’s Premises and repair any and all damage caused to the roof or any other part of the Building by the installation or removal of said Rooftop Equipment, provided, however, at Landlord’s option, Landlord may remove such Rooftop Equipment and associated wire and cabling and repair any such damage on behalf of Tenant at Tenant’s sole cost and expense. If Tenant fails to remove any such Rooftop Equipment and all associated wiring and cabling connecting the Rooftop Equipment to Tenant’s Premises prior to the expiration or earlier termination of the Lease, Landlord may do so and Tenant shall pay the entire cost thereof to Landlord. In the event that Landlord performs any such installation, maintenance, removal or repair work on behalf of Tenant, Tenant shall reimburse Landlord within ten (10) days after Tenant’s receipt of Landlord’s written demand therefor, which obligation shall survive expiration or earlier termination of the Lease.

4.31.10 Upon reasonable notice, the Landlord shall permit Tenant to access the roof of the Building at reasonable times for purposes of Tenant’s exercise of its rights under this Section 4.31.

4.32 Generator.

4.32.1 Notwithstanding anything to the contrary contained in the Rules and Regulations and subject to compliance with all applicable Governmental Requirements and the terms and conditions of this Lease, and provided that such installation shall not void any warranty applicable to the Building, Tenant shall have the non-exclusive right to install and maintain in the Tenant’s Generator Area (as defined below), at Tenant’s sole cost and expense, one (1) electrical generator (the “Generator”) and associated wiring and cabling (“Tenant’s Generator Rights”) on the condition that such Generator is specifically and exclusively for the use of The Endurance International Group, Inc. and any Permitted Transferee. At Tenant’s expense, Landlord shall make available Tenant’s Pro Rata Share of any conduit space in the vertical risers of the Building which the Landlord from time to time makes available to tenants of the Building for purposes of running wiring and cabling in order to connect Tenant’s Generator to the Premises. As used herein, “Tenant’s Generator Area” shall mean and refer to an area approved by Landlord on either the roof of the Building or in the loading dock area of the Building. No additional rental shall be payable in respect of the installation and use of the Generator and associated wiring and cabling. Landlord shall not make any representations or promises pertaining to the suitability of the Tenant’s Generator Area for Tenant’s use. Tenant, for the purpose of this paragraph and its right to access the Tenant’s Generator Area hereunder, shall accept the Tenant’s Generator Area in its “AS IS” condition.

4.32.2 Prior to installation, Tenant will obtain any and all necessary licenses, approvals, permits, etc., necessary for the installation, maintenance and use of the Generator. No method of installation, maintenance or removal of the Generator shall be permitted which Landlord reasonably anticipates shall cause any warranty held by Landlord in respect of the Building to be deemed void or otherwise adversely affected thereby, nor adversely affect the Building structure or operating systems.

4.32.3 The installation of such Generator and associated wiring and cabling shall be considered a Tenant Alteration for all purposes of this Lease, and without limiting the generality of the foregoing, such installation shall be subject to the terms and conditions of paragraphs 4.4 and 4.5 (Tenant Alterations and Tenant Work Performance, respectively). Prior to the installation of such Generator and associated wiring and cabling, Tenant shall provide Landlord with written plans and specifications showing the size of the Generator, its location in Tenant’s Generator Area (including plan elevations to indicate sightliness of location), operating specifications, and means of installation, all of which shall be subject to the approval of Landlord and its consultant for such matters, which approval shall not be unreasonably withheld. Without limiting the foregoing, the Generator shall be screened in a manner reasonably satisfactory to the Landlord both for sightliness and acoustic reasons. Tenant shall reimburse Landlord, within ten (10) Business Days after receipt of an invoice, for all reasonable out-of-pocket costs and expenses incurred by Landlord related to its review of Tenant’s plans and specifications, including the fees and expenses of Landlord’s consultant (regardless of whether Landlord approves Tenant’s plans and specifications) and Tenant’s installation. The installation of the Generator shall be performed at Tenant’s expense by Landlord or by Tenant at Landlord’s election and by contractors previously approved by Landlord. In no event shall the Landlord’s approval of Tenant’s plans and specifications be deemed a representation that Tenant’s Generator or plans and specifications comply with Governmental Requirements and/or the terms of this Lease. Without limiting the foregoing, Landlord’s approval of Tenant’s plans and specifications shall not be deemed a representation that use of Tenant’s Generator will not cause interference with other systems in the Building. Landlord reserves the right to require Tenant to relocate its Generator to another location upon fifteen (15) days advance written notice.

4.32.4 Tenant, through its designated and approved employees and contractors, shall be solely responsible for the maintenance and care of the Generator and associated wiring and cabling and shall maintain the same in a clean, sanitary and safe condition and in good repair and free of any defects at all times during this Lease. Tenant, at its sole expense and risk, shall ensure that a physical inspection of the Generator occurs at intervals of no more than three (3) months and that this inspection include a survey of structural integrity and a review and correction of any loose bolts, fittings or other appurtenances. Tenant shall provide a written certification of such inspections to Landlord not more than ten (10) days following each such inspection. In the absence of such a certification, Landlord shall have the right (but not the obligation) to conduct or arrange for such an inspection and corrective action and to charge Tenant for such costs.

4.32.5 Tenant covenants upon installation that the Generator will not interfere with other equipment associated with the operation of the Building or any other building of the Park. Upon receipt of notice from Landlord, Tenant shall eliminate any such interference.

4.32.6 Tenant’s Generator Rights shall be exercised in such manner as: (1) will not create any hazardous condition or interfere with or impair the operation of the heating, ventilation, air conditioning, plumbing, electrical, fire protection, life safety, public utilities or other systems or facilities of the Building, (2) will not directly or indirectly interfere with, delay, restrict or impose any expense, work or obligation upon Landlord in the use or operation of the Building, and (3) shall not in any way conflict with any Governmental Requirement now in force or which may hereafter be enacted. The Tenant will, at its sole cost and expense, promptly comply or ensure that the Building complies with all Governmental Requirements or requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted relating to or affecting Tenant’s installation, maintenance, use, and removal of the Generator. If the rate of any insurance carried by Landlord is increased as a result of Tenant’s installation, maintenance, use, and removal of the Generator, then Tenant from time to time will pay to Landlord within ten (10) Business Days after demand by Landlord a sum equal to such increased cost.

4.32.7 Without limiting any other indemnification contained herein, Tenant shall indemnify and hold Landlord harmless from and against any and all Claims arising out of (a) any violations of Governmental Requirements relating to Tenant’s Generator and related facilities, and (b) the installation, maintenance use and/or removal of such Generator and related facilities.

4.32.8 Tenant’s Generator Rights shall not be transferable to any party other than a Permitted Transferee and shall be used solely in the ordinary course of Tenant’s business operations.

4.32.9 Unless Landlord agrees in writing to permit Tenant to leave the Generator in place, upon the expiration or earlier termination of the Lease Term, Tenant shall remove its Generator and all associated wiring and cabling connecting the Generator to Tenant’s Premises and repair any and all damage caused to the Tenant’s Generator Area or any other part of the Building and/or Land by the installation or removal of said Generator. If Tenant fails to remove any such Generator and all associated wiring and cabling connecting the Generator to Tenant’s Premises prior to the expiration or earlier termination of the Lease, Landlord may do so and Tenant shall pay the entire cost thereof to Landlord within ten (10) days after Tenant’s receipt of Landlord’s written demand therefor, which obligation shall survive expiration or earlier termination of the Lease.

4.32.10 Upon reasonable notice, the Landlord shall permit Tenant to access the Tenant’s Generator Area of the Building at reasonable times for purposes of Tenant’s exercise of its rights under this Paragraph 4.32.

SECTION 5: DEFAULT AND REMEDIES

5.1 Events of Default.

5.1.1 The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant (“Event of Default”):

(a) vacation or abandonment of all or any portion of the Premises;

(b) failure by Tenant to make any payment of Base Rent, Additional Rent or any other sum payable by Tenant under this Lease within five (5) Business Days after written notice from Landlord that such payment was not paid when due, provided, however, Landlord need not give any such notice more than once in any twelve (12) month period, and any further failure by Tenant within any such twelve (12) month period to make any payment of Base Rent, Additional Rent or any other sum payable by Tenant under this Lease within five (5) Business Days after its due date shall constitute an immediate Event of Default without any notice from Landlord;

(c) failure by Tenant to observe or perform any covenant or condition of this Lease, other than the making of payments, where such failure shall continue for a period of fifteen (15) Business Days after written notice from Landlord, provided, however, if cure is not reasonably capable of being completed within such time period, Tenant shall have such additional reasonable time (not to exceed an additional thirty (30) calendar days) as is required to cure such default as long as Tenant promptly commences such cure within said fifteen (15) Business Day period and thereafter diligently pursues such cure to completion;

(d) the failure of Tenant to surrender possession of the Premises at the expiration or earlier termination of this Lease in the condition required by this Lease;

(e) (1) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (2) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, unless the same is dismissed within twenty (20) Business Days; (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease; (4) any execution, levy, attachment or other process of law against any property of Tenant or Tenant’s interest in this Lease, unless the same is dismissed within twenty (20) Business Days; (5) adjudication that Tenant is bankrupt; (6) the making by Tenant of a transfer in fraud of creditors; or (7) the failure of Tenant to generally pay its debts as they become due; or

(f) any material information furnished by or on behalf of Tenant to Landlord in connection with the entry of this Lease is determined to have been materially false, misleading or incomplete when made.

(g) a failure of the Tenant to deliver the Letter of Credit within the time period specified in the paragraph captioned “Lease Security”.

5.1.2 Tenant shall notify Landlord promptly of any Event of Default or any facts, conditions or events which, with the giving of notice or passage of time or both, would constitute an Event of Default.

5.1.3 If a petition in bankruptcy is filed by or against Tenant, and if this Lease is treated as an “unexpired lease” under applicable bankruptcy law in such proceeding, then Tenant agrees that Tenant shall not attempt nor cause any trustee to attempt to extend the applicable time period within which this Lease must be assumed or rejected.

5.2 Remedies. If any Event of Default occurs, Landlord may at any time after such occurrence, with or without notice or demand except as stated in this paragraph, and without limiting Landlord in the exercise of any right or remedy at law which Landlord may have by reason of such Event of Default, exercise the rights and remedies, either singularly or in combination, as are specified or described in the subparagraphs of this paragraph.

5.2.1 Landlord may terminate this Lease and all rights of Tenant under this Lease either immediately or at some later date by giving Tenant written notice that this Lease is terminated. If Landlord so terminates this Lease, then Landlord may recover from Tenant the sum of:

(a) the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination;

(b) interest at the Default Rate on the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination; plus

(c) the amount by which the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided and interest on such excess at the Default Rate; plus

(d) the amount by which the aggregate of the unpaid Base Rent, Additional Rent and all other sums payable under this Lease for the balance of the Lease Term after the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could be reasonably avoided, with such difference being discounted to present value at the Prime Rate at the time of award; plus

(e) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which, in the ordinary course of things, would be likely to result from such failure, including, leasing commissions, tenant improvement costs, renovation costs and advertising costs; plus

(f) all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

5.2.2 Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Landlord may cause property so removed from the Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant.

5.2.3 Landlord shall also have the right, without terminating this Lease, to accelerate and recover from Tenant the sum of all unpaid Base Rent, Additional Rent and all other sums payable under the then remaining term of the Lease, discounting such amount to present value at the Prime Rate.

5.2.4 If Tenant vacates, abandons or surrenders the Premises without Landlord’s consent, or if Landlord re-enters the Premises as provided in subparagraph 5.2.2 or takes possession of the Premises pursuant to legal proceedings or through any notice procedure provided by law, then, if Landlord does not elect to terminate this Lease, Landlord may, from time to time, without terminating this Lease, either (a) recover all Base Rent, Additional Rent and all other sums payable under this Lease as they become due or (b) relet the Premises or any part of the Premises on behalf of Tenant for such term or terms, at such rent or rents and pursuant to such other provisions as Landlord, in its sole discretion, may deem advisable, all with the right, at Tenant’s cost, to make alterations and repairs to the Premises and recover any deficiency from Tenant as set forth in subparagraph 5.2.6.

5.2.5 None of the following remedial actions, singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated: (a) an act by Landlord to maintain or preserve the Premises; (b) any efforts by Landlord to relet the Premises; (c) any repairs or alterations made by Landlord to the Premises; (d) re-entry, repossession or reletting of the Premises by Landlord pursuant to this paragraph; or (e) the appointment of a receiver, upon the initiative of Landlord, to protect Landlord’s interest under this Lease. If Landlord takes any of the foregoing remedial action without terminating this Lease, Landlord may nevertheless at any time after taking any such remedial action terminate this Lease by written notice to Tenant.

5.2.6 If Landlord relets the Premises, Landlord shall apply the revenue from such reletting as follows: first, to the payment of any indebtedness of Tenant to Landlord other than Base Rent, Additional Rent or any other sums payable by Tenant under this Lease; second, to the payment of any cost of reletting (including finders’ fees and leasing commissions); third, to the payment of the cost of any alterations, improvements, maintenance and repairs to the Premises; and fourth, to the payment of Base Rent, Additional Rent and other sums due and payable and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future Base Rent, Additional Rent and other sums payable under this Lease as the same become due, and shall deliver the eventual balance, if any, to Tenant. Should revenue from letting during any month, after application pursuant to the foregoing provisions, be less than the sum of the Base Rent, Additional Rent and other sums payable under this Lease and Landlord’s expenditures for the Premises during such month, Tenant shall be obligated to pay such deficiency to Landlord as and when such deficiency arises.

5.2.7 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Base Rent, Additional Rent or other sum payable under this Lease or of any damages accruing to Landlord by reason of the violation of any of the covenants or conditions contained in this Lease.

5.3 Right to Perform. If Tenant shall fail to pay any sum of money, other than Base Rent or Additional Rent, required to be paid by it under this Lease or shall fail to perform any other act on its part to be performed under this Lease, and such failure shall continue for ten (10) Business Days after notice of such failure by Landlord, or such shorter time in the event of an emergency and/or if necessary to prevent damage to persons or property as determined by Landlord acting in good faith, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such other act on Tenant’s part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this paragraph as in the case of default by Tenant in the payment of Base Rent.

5.4 Landlord’s Default. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within twenty (20) Business Days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, “Lender”) covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than twenty (20) Business Days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such twenty (20) Business Day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord hereunder shall be construed as covenants, not conditions. In the event of any default, breach or violation of Tenant’s rights under this Lease by Landlord, Tenant’s exclusive remedy shall be either an action for specific performance or an action for actual damages. Tenant hereby waives the benefit of any laws granting it the right to perform Landlord’s obligation, a lien upon the property of Landlord and/or upon Rent due Landlord, or the right to terminate this Lease or withhold Rent on account of any Landlord default.

SECTION 6: MISCELLANEOUS PROVISIONS

6.1 Notices. Any notice, request, approval, consent or written communication required or permitted to be delivered under this Lease shall be: (a) in writing; (b) transmitted by personal delivery, express or courier service, United States Postal Service in the manner described below, or electronic means of transmitting written material; and (c) deemed to be delivered on the earlier of the date received or four (4) Business Days after having been deposited in the United States Postal Service, postage prepaid. Such writings shall be addressed to Landlord or Tenant, as the case may be, at the respective designated addresses set forth opposite their signatures, or at such other address(es) as they may, after the execution date of this Lease, specify by written notice delivered in accordance with this paragraph, with copies to the persons at the addresses, if any, designated opposite each party’s signature. Those notices which contain a notice of breach or default or a demand for performance may be sent by any of the methods described in clause (b) above, but if transmitted by personal delivery or electronic means, shall also be sent concurrently by certified or registered mail, return receipt requested.

6.2 Attorney’s Fees and Expenses. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of Base Rent, Additional Rent or any other sums payable under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord or the eviction of Tenant during the Lease Term or after the expiration or earlier termination of this Lease, the non-breaching party shall be entitled to a reasonable sum for attorney’s and paralegal’s fees, expenses and court costs, including those relating to any appeal.

6.3 No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of an amount less than the Base Rent or Additional Rent or any other sum due and payable under this Lease shall be deemed to be other than a payment on account of the Base Rent, Additional Rent or other such sum, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, nor preclude Landlord’s right to recover the balance of any amount payable or Landlord’s right to pursue any other remedy provided in this Lease or at law.

6.4 Successors; Joint and Several Liability. Except as provided in the paragraph captioned “Limitation on Recourse” and subject to the paragraph captioned “Assignment and Subletting by Landlord”, all of the covenants and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns. In the event that more than one person, partnership, company, corporation or other entity is included in the term “Tenant”, then each such person, partnership, company, corporation or other entity shall be jointly and severally liable for all obligations of Tenant under this Lease.

6.5 Choice of Law. This Lease shall be construed and governed by the laws of the state in which the Land is located. Tenant consents to Landlord’s choice of venue for any legal proceeding brought by Landlord or Tenant to enforce the terms of this Lease.

6.6 No Waiver of Remedies. The waiver by Landlord of any covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of such covenant or condition nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the rights of Landlord to insist on the strict performance by Tenant of all of the covenants and conditions of this Lease. No act or thing done by Landlord or Landlord’s Agents during the Lease Term shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. The mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy it might have, either under this Lease or at law, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease or in any of the rules or regulations attached to this Lease or later adopted by

Landlord, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Base Rent, Additional Rent or any other sum payable under this Lease with knowledge of a breach of any covenant or condition in this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the rules and regulations attached to this Lease or later adopted, against Tenant or any other tenant in the Building, shall not be deemed a waiver. Any waiver by Landlord must be in writing and signed by Landlord to be effective.

6.7 Offer to Lease. The submission of this Lease in a draft form to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

6.8 Force Majeure. Except as to the obligation of Tenant to pay Base Rent, Additional Rent or other charges hereunder, in the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Lease by reason of acts of God, strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or utilities, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, Governmental Requirements (including mandated changes in the Plans and Specifications or the Tenant Improvements resulting from changes in pertinent Governmental Requirements or interpretations thereof), riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, acts or omissions of others, including Tenant or Landlord (as applicable), or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, the non-performing party, then performance of such act or obligation shall be excused for the period of the delay and the period for the performance of any such act or obligation shall be extended for the period equivalent to the period of such delay. In no event shall the payment of money be excused by reason of Force Majeure.

6.9 Landlord’s Consent. Unless otherwise provided in this Lease, whenever Landlord’s consent, approval or other action is required under the terms of this Lease, such consent, approval or action shall be subject to Landlord’s judgment or discretion exercised in good faith and shall be delivered in writing.

6.10 Severability; Captions. If any clause or provision of this Lease is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Lease shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this Lease are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.

6.11 Interpretation. Whenever a provision of this Lease uses the term (a) “include” or “including”, that term shall not be limiting but shall be construed as illustrative, (b) “covenant”, that term shall include any covenant, agreement, term or provision, (c) “at law”, that term shall mean as specified in any applicable statute, ordinance or regulation having the force of law or as determined at law or in equity, or both, and (d) “day”, that uncapitalized word shall mean a calendar day. This Lease shall be given a fair and reasonable interpretation of the words contained in it without any weight being given to whether a provision was drafted by one party or its counsel.

6.12 Incorporation of Prior Agreement; Amendments. This Lease contains all of the agreements of the parties to this Lease with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties to this Lease or their respective successors in interest.

6.13 Authority. If Tenant is a partnership, company, corporation or other entity, each individual executing this Lease on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this Lease and that all partnership, company, corporation or other entity actions and consents required for execution of this Lease have been given, granted or obtained. If Tenant is a partnership, company, corporation or other business organization, it shall, within ten (10) Business Days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Lease and the authority of the person executing this Lease on its behalf.

6.14 Time of Essence. Time is of the essence with respect to the performance of every covenant and condition of this Lease.

6.15 Survival of Obligations. Notwithstanding anything contained in this Lease to the contrary or the expiration or earlier termination of this Lease, any and all obligations of either party accruing prior to the expiration or termination of this Lease shall survive the expiration or earlier termination of this Lease, and either party shall promptly perform all such obligations whether or not this Lease has expired or terminated. Such obligations shall include any and all indemnity obligations set forth in this Lease.

6.16 Consent to Service. Tenant irrevocably consents to the service of process of any action or proceeding at the address of the Premises. Nothing in this paragraph shall affect the right to serve process in any other manner permitted by law.

6.17 Landlord’s Authorized Agents. Notwithstanding anything contained in the Lease to the contrary, including without limitation, the definition of Landlord’s Agents, only officers of Landlord, are authorized to amend, renew or terminate this Lease, or to compromise any of Landlord’s claims under this Lease or to bind Landlord in any manner. Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate this Lease, to compromise any of Landlord’s claims under this Lease or to bind Landlord in any manner.

6.18 Waiver of Jury Trial. Landlord and Tenant irrevocably waive the respective rights to trial by jury in any action, proceeding or counterclaim brought by either against the other (whether in contract or tort) on any matter arising out of or relating in any way to this Lease, the relationship of Landlord and Tenant or Tenant’s use or occupancy of the Premises.

6.19 Specially Designated National or Blocked Person. Tenant hereby represents its compliance with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224. Tenant further represents (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the Specially Designated Nationals (SDN) List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of Executive Order 13224 are published under the internet address www.ustreas.gov/offices/enforcement/ofac. Tenant covenants and agrees to deliver to Landlord any certification or other evidence requested from time to time by Landlord in its reasonable discretion, confirming Tenant’s compliance with this paragraph 6.19. Notwithstanding the foregoing, Landlord shall not request such certification or evidence more than twice in any twelve (12) month period unless an Event of Default exists or (a) such request is made in connection with any governmental inquiry of Landlord, (b) such certification or evidence is necessary for Landlord to comply with any law or regulation and/or any insurance regulation or requirement.

6.20 Right of First Refusal.

6.20.1 Pursuant to the terms, conditions and limitations set forth in this paragraph 6.20, Tenant shall have a right of first refusal (the “Right to First Refusal”) with respect to the second (2nd) floor of the Building (the “Second Floor Space”).

6.20.2 When Landlord receives an offer to lease any Second Floor Space from any third party which Landlord desires to accept (expressly including such offers which Landlord has solicited and which a third party has indicated it will accept) (each, an “Offer”), Landlord shall first present such Offer, in writing, to Tenant, and Tenant shall thereafter have five (5) Business Days in which to accept that Offer by delivery of written notice to Landlord. If Tenant fails to deliver to Landlord written acceptance of any Offer within the five (5) Business Day period set forth herein, then Tenant’s rights with respect to such Offer and the space referenced therein shall be void, and Landlord shall be free to lease the space that was the subject of such Offer to any third party.

6.20.3 In the event that the particular Offer from any third party includes space in the Building in addition to the applicable Second Floor Space, Landlord shall present such additional space to Tenant as part of the Offer (with any space presented to Tenant under this paragraph 6.20, whether Second Floor Space or other additional space, being “ROFR Space”). The Right of First Refusal shall apply only to the entire portion of the ROFR Space that is the subject of any Offer that is presented to Tenant, and may not be exercised by Tenant with respect to only a portion thereof (so that if the Offer includes Second Floor Space and other additional space, Tenant may only accept the entirety of the Second Floor Space and such additional space).

6.20.4 If Tenant declines to exercise such Right of First Refusal with respect to any particular ROFR Space, and an offer from a different third party prospect is thereafter offered to Landlord with respect to the same ROFR Space that Landlord desires to accept, Landlord shall have no obligation to re-offer such ROFR Space to Tenant on the terms offered by such different prospect (nor shall have Landlord have any similar obligation with respect to any additional offers from additional prospects received by Landlord with respect to the particular ROFR Space). In addition, the Right of First Refusal and Tenant’s rights under this paragraph 6.20 shall automatically terminate once Tenant has been presented with an Offer (or, if applicable, Offers) applicable to at least twenty thousand (20,000) rentable square feet of Second Floor Space in the aggregate.

6.20.5 If Tenant validly exercises the Right of First Refusal provided in this Lease, the parties shall execute an addendum to the Lease adding the ROFR Space to the Premises on the terms set forth in the Offer. If the term of the ROFR Space included in the Offer extends further than the Lease Term with respect to the then Premises, Tenant’s leasing of the ROFR Space shall be for the duration included in the Offer (on the economic terms applicable thereto set forth in the Offer). Except as otherwise set forth in the Offer, the terms applicable to the then existing Premises shall apply to the ROFR Space (provided that Tenant shall not have any right to the Extension Option with respect to the ROFR Space, or any other extension right, unless set forth in the Offer). Provided, however, an otherwise valid exercise of the Right of First Refusal contained in this Lease shall be fully effective, whether or not such confirmatory documentation is executed, and Tenant’s tenancy of such ROFR Space shall be subject to all the rights and obligations of the parties under this Lease.

6.20.6 Notwithstanding anything to the contrary in this Lease, Landlord shall have no obligations, and Tenant shall have no rights, under this paragraph 6.20 so long as an Event of Default has occurred and is continuing.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, this Lease has been executed the day and year first above set forth.

Designated Address for Landlord:

MEPT Burlington, LLC

c/o Bentall Kennedy (U.S.) LP

Attn: Senior Vice President - Asset Management

7315 Wisconsin Avenue, Suite 350 West

Bethesda, MD 20814

Facsimile: (301) 656-9339

with copies to:

MEPT Burlington, LLC

c/o Bentall Kennedy (U.S.) LP

Attention: Executive Vice President - Asset Management

1215 Fourth Ave., Suite 2400

Seattle, WA 98161

Facsimile: (206) 682-4769

and

MEPT Burlington, LLC

c/o NewTower Trust Company

Attn: President/MEPT or

Patrick O. Mayberry

Three Bethesda Metro Center

Suite 1600

Bethesda, MD 20814

Facsimile: 240-235-9961

with a copy to

CB Richard Ellis - N.E. Partners, LP

25 Corporate Drive

Burlington, Massachusetts 01803

Facsimile: 781-272-6226

Designated Address for Tenant:

Prior to Commencement Date:

The Endurance International Group Inc.

10 Blanchard Road

Burlington MA 01803

Facsimile: 781-998-8277

and 781-852-2915

From and after Commencement Date:

The Endurance International Group, Inc.

10 Corporate Drive

Burlington, Massachusetts 01803

Facsimile: 781-998-8277

and 781-852-2915

LANDLORD:

MEPT Burlington, LLC, a Delaware limited liability

Company

By:   MEPT Edgemoor REIT, LLC, its Manager

By:   Bentall Kennedy (U.S.) LP, its Authorized

Signatory

By:   Bentall Kennedy (U.S.) G.P. LLC, its General Partner

By:     /s/ Jeanette R. Flory

Name:     Jeanette R. Flory

Its:     Senior Vice President

TENANT:

The Endurance International Group, Inc., a

Delaware corporation

By:     /s/ Ron LaSalvia

Name:     Ron LaSalvia

Its:         EVP

LANDLORD ACKNOWLEDGEMENT

                                                                              )

                                                                              ) ss.

                                                                              )

On this 17th day of May 2012, before me personally appeared Jeanette R. Flory, to me known to be a SVP of Bentall Kennedy (U.S.) G.P. LLC, and acknowledged said instrument to be the free and voluntary act and deed of said limited liability company as General Partner of Bentall Kennedy (U.S.) LP, as aforesaid, for the uses and purposes therein mentioned, and on oath stated that she (he or she) was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Karen E. Williams

Name:	Karen E. Williams
NOTARY PUBLIC in and for the County of Montgomery residing at Germantown, MA. My appointment expires: 8/5/2015.

[NOTARIAL SEAL]

TENANT ACKNOWLEDGEMENT

Burlington MA                        )

Middlesex County                   ) SS.

                                                  )

On this 14th day of May, 2012, before me, a Notary Public in and for the of Comm of Mass., personally appeared Ron LaSalvia, the EVP of The Endurance International Group, Inc., the Delaware corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that s/he/they was/were authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first as above written.

/s/ Kristina A. Silva

Name: Kristina A. Silva

NOTARY PUBLIC in and for the Massachusetts

residing at Lowell MA. My appointment

expires: 3/18/2016.

[NOTARIAL SEAL]

EXHIBIT A to Lease

Space Plan

(see next page)

Ex. A

1

Ex. A

2

EXHIBIT B to Lease

DRAWING SHOWING LOCATION OF THE PREMISES

(see next page)

Ex. B

1

Ex. B

2

EXHIBIT C to Lease

LISTING OF PLANS AND SPECIFICATIONS FOR TENANT IMPROVEMENTS

Ex. C

1

Exhibit D to Lease

FORM OF LEASE MEMORANDUM

MEPT Burlington, LLC., a Delaware limited liability company, as Landlord, and The Endurance International Group, Inc., as Tenant, executed that Lease dated as of                     , 2012 (the “Lease”).

The Lease contemplates that this document shall be delivered and executed as set forth in the paragraph entitled “Lease Memorandum”. This Lease Memorandum shall become part of the Lease.

Landlord and Tenant agree as follows:

1. The Commencement Date of the Lease is             .

2. The end of the Lease Term and the date on which this Lease will expire is             .

3. The Lease in full force and effect as of the date of this Lease Memorandum. By execution of this Lease Memorandum. Tenant confirms that as of the date of the Lease Memorandum (a) Tenant has no claims against Landlord and (b) Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord.

4. The Premises consist of approximately              rentable square feet.

5. Base Rent:

The amount of Base Rent and the portion of the Lease Term during which such Base Rent is payable shall be determined from the following table:

Applicable Portion of Lease Term		Rate Per/Rentable Sq. Ft./Annum	Annual Base Rent	Monthly Base Rent Installment (Annual ÷ 12)
Beginning	Ending
		$27.00	$1,027,674.00	$85,639.50
		$27.60	$1,050,511.20	$87,542.60
		$28.20	$1,073,348.40	$89,445.70
		$28.80	$1,096,185.60	$91,348.80
		$29.40	$1,119,022.80	$93,251.90
		$30.00	$1,141,860.00	$95,155.00
		$30.60	$1,164,697.20	$97,058.10
		$31.20	$1,187,534.40	$98,961.20

Notwithstanding the foregoing, Landlord shall abate all Base Rent applicable to the Premises for the period beginning on              and ending on              (the “Abatement Period”), provided, however, if the Lease is terminated prior to the expiration of the Lease Term as a result of a default by Tenant, in addition to all other damages to which Landlord may be entitled under the Lease and applicable law, Tenant immediately and without notice shall pay Landlord the full unamortized amount of all Base Rent which had been abated as aforesaid (with the Abated Rent amortized over an eighty-four (84) month period beginning on the first day of the sixth full calendar month of the Lease Term). Although Landlord shall abate Base Rent payable for the Abatement Period, Tenant acknowledges and agrees that Tenant shall be liable for all Additional Rent payable during such period, including, without limitation, electricity charges.

Ex. D

1

6. Tenant’s Pro Rata Share is 38,062/106,887 = thirty-five and sixty-one one-hundredths percent (35.61%), which shall be final, conclusive and controlling during the Lease Term for all purposes.

<THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.>

Dated:

LANDLORD:

MEPT Burlington, LLC, a Delaware limited liability company

By:   MEPT Edgemoor REIT, LLC, its Manager

By:   Bentall Kennedy (U.S.) LP, its Authorized Signatory

By:   Bentall Kennedy (U.S.) G.P. LLC, its General Partner

By:

Name:

Its:

Dated: ________________ TENANT: The Endurance International Group, Inc., a Delaware corporation By: Name: Its:

Ex. D

2

LANDLORD ACKNOWLEDGEMENT

                                                                              )

                                                                              ) ss.

                                                                              )

On this              day of                      201    , before me personally appeared                     , to me known to be a                      of Bentall Kennedy (U.S.) G.P. LLC, and acknowledged said instrument to be the free and voluntary act and deed of said limited liability company as General Partner of Bentall Kennedy (U.S.) LP, as aforesaid, for the uses and purposes therein mentioned, and on oath stated that              (he or she) was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

___________________________________________

Name:

NOTARY PUBLIC in and for the

residing at                         .     My appointment

expires:                             .

[NOTARIAL SEAL]

TENANT ACKNOWLEDGEMENT

                                                                              )

                                                                              ) ss.

                                                                              )

On this              day of                     , 201     before me, a Notary Public in and for the of                     , personally appeared                     , the                      of The Endurance International Group, Inc., the Delaware corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that s/he/they was/were authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

___________________________________________

Name:

NOTARY PUBLIC in and for the State of

residing at                         .     My appointment

expires:                             .

[NOTARIAL SEAL]

Ex. D

3

EXHIBIT E to Lease

RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or Land without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows, which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalk, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public. Landlord shall in all cases retain the right to control and prevent access to such areas of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Land, Building and the Building’s tenants; provided that, nothing in this Lease contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant shall not go upon the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Cleaning and janitorial services shall be provided five (5) days per week. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor, any of Landlord’s Agents or any other person.

6. Landlord will furnish Tenant, free of charge, two (2) keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. HVAC service shall be provided to the Premises Mondays through Fridays from 8:00 a.m. to 6:00 p.m., except for holidays (“Building Standard Hours”). Landlord shall provide HVAC service at times in addition to Building Standard Hours (“After-Hours HVAC”); provided, however, Tenant gives Landlord notice prior to 1:00 p.m. on the same day such After-Hours HVAC is required with respect to service on Business Days and prior to 1:00 p.m. on the immediately preceding Business Day with respect to service on non-Business Days. The charge to Tenant for After-Hours HVAC shall be at Landlord’s then-standard hourly rate in effect from time to time for After-Hours HVAC; provided, however there will be no charge for After-Hours HVAC on Saturdays between 8:00 AM and 12:00 noon (although Tenant must request same as set forth in the preceding sentence). Any HVAC service on holidays shall be considered After-Hours HVAC.

8. If Tenant requires telegraphic, telephonic, computer circuits, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions for their installation, and shall pay the entire cost of such installation(s).

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per

Ex. E

1

square foot which such floor was designed to carry and which is allowed by Governmental Requirements. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building or to any other tenant in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities permitted by the Lease. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord unless and to the extent expressly permitted under the Lease.

12. Tenant shall not waste any utility provided by Landlord and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

13. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building. Notwithstanding the foregoing, to the extent within Landlord’s reasonable control, Landlord shall endeavor to provide Tenant with at least thirty (30) days prior notice of any change in the name and street address of the Building.

14. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16. Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services, except at such hours and under such regulations as may be fixed by Landlord.

17. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be deposited in them. The expenses of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant if it or its employees or invitees shall have caused it.

18. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

19. Tenant shall not install any radio or television antenna, loudspeaker or other device on

Ex. E

2

the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. Tenant shall not mark, drive nails, screws or drill into the partitions, woodwork or plaster or in any way deface the Premises. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

21. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord.

22. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building or Land are prohibited, and Tenant shall cooperate to prevent the same.

23. Landlord reserves the right to exclude or expel from the Building and Land any person who, in Landlord’s judgment, is intoxicated, under the influence of liquor or drugs or in violation of any of these Rules and Regulations.

24. Tenant shall store all of its trash and garbage within the Premises. Tenant shall not place in any trash box or receptacle any material, which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25. The Premises shall not be used for lodging or any improper or immoral or objectionable purpose. No cooking shall be done or permitted by Tenant, except that use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted; provided that, such equipment and its use is in accordance with all Governmental Requirements.

26. Tenant shall not use in the Premises or in the public halls of the Building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

27. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

28. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30. The requirements of Tenant will be attended to only upon appropriate application to the Manager of the Building by an authorized individual. Employees of Landlord are not required to perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord is required to admit Tenant to any space other than the Premises without specific instructions from Landlord.

31. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or Land. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or nonmotor driven bicycles or four-wheeled trucks.

32. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other person, nor prevent Landlord from thereafter revoking such waiver and enforcing any such Rules and Regulations against any or all of the tenants of the Building.

33. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants and conditions of any lease of premises in the Building. If any provision of these Rules and Regulations conflicts with any provision of the Lease, the

Ex. E

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terms of the Lease shall prevail.

34. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Building and Land and the preservation of good order in the Building. Tenant agrees to abide by all the Rules and Regulations stated in this exhibit and any additional rules and regulations, which are so, made by Landlord.

35. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant and Tenant’s Agents.

Ex. E

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EXHIBIT F to Lease

LETTER OF CREDIT CRITERIA

1. The letter of credit shall be clean, irrevocable and unconditional.

2. The letter of credit shall be in the amount specified in the Lease paragraph captioned “Security Provisions”.

3. The letter of credit must either (i) be issued by a national bank which is a member of the New York Clearing House and which has a banking office dedicated to the administration and payment of letters of credit in New York City or Boston, Massachusetts or (ii) if issued by any bank which is not described in clause (i), be confirmed by a bank described in clause (i). The issuing bank must have been assigned by Standard & Poors Investor Services a Bank Financial Strength Rating of BBB+, or better. If clause (ii) is applicable, the confirming bank must be assigned by Standard & Poors Investor Services a Bank Financial Strength Rating of BBB+, or better. The identity of the issuing bank and of any confirming bank shall also be reasonably satisfactory to Landlord.

4. The letter of credit shall have an expiration date no earlier than the first anniversary of the date of its issuance and shall provide for its automatic renewal from year to year unless terminated by the issuing bank by notice to Landlord given not less than sixty (60) days prior to its expiration date by registered or certified mail. The final expiration date of the letter of credit and all renewals of it shall be no earlier than sixty (60) days following the end of the Lease Term.

5. The letter of credit shall be issued in favor of Landlord and shall be effective immediately on its issuance.

6. The letter of credit may be drawn at the New York City or Boston banking office of either the issuer of the letter of credit described in clause (a) of paragraph 3 or, if clause (b) of paragraph 3 is applicable, the confirming bank described in clause (a) of such paragraph 3. It must allow for draws to be made at sight on a draft drawn under the letter of credit which has been approved as to form by Landlord. It must allow for one draw in the whole amount or multiple partial draws. The Landlord shall not as a condition to any draw be required to deliver any certificate, affidavit or other writing to the issuer expressing the basis for the draw.

7. The letter of credit shall be transferable.

8. The letter of credit shall be governed by (i) the International Standby Practices (SP 98 published by the International Chamber of Commerce and (ii) the United Nations Convention on Independent Guarantees and Standby Letters of Credit. Alternatively, if approved by the lender and if required by either the issuing bank or the confirming bank the Uniform Customs and Practices for Documentary Credits published by the International Chamber of Commerce may be substituted for the Practices referred to in clause (a) to the extent such Customs and Practices are not inconsistent with the criteria in this Exhibit F.

9. The letter of credit shall otherwise be in such form and shall be subject to such requirements as Landlord may reasonably require.

10. Unless otherwise directed by the Landlord, the letter of credit shall be addressed to the Landlord as follows: MEPT Burlington, LLC, c/o NewTower Trust Company, Attn: Patrick O. Mayberry, Three Bethesda Metro Center, Suite 1600, Bethesda, MD 20814.

Ex. F

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EXHIBIT G to Lease

EXTERIOR SIGN SPECIFICATIONS

Ex. G

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FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“First Amendment”) is entered into as of June 13 , 2013 by and between MEPT Burlington, LLC, a Delaware limited liability company (“Landlord”) and The Endurance International Group, Inc., a Delaware corporation (“Tenant”), in consideration of the mutual covenants contained herein and the benefits to be derived herefrom.

WITNESSETH:

WHEREAS, Landlord and Tenant are parties to that certain Gross Lease dated as of May 17, 2012 (the “Lease”), pursuant to which Tenant has leased from Landlord certain premises comprising approximately thirty-eight thousand sixty-two (38,062) rentable square feet on the third floor of the building located at 10 Corporate Drive, Burlington, Massachusetts commonly known as 100 Burlington Centre (referred to herein and in the Lease as the “Building”); and

WHEREAS, the Tenant desires to expand the leased premises by approximately twenty-one thousand four hundred seventeen (21,417) rentable square feet on the second floor of the Building; and

WHEREAS, Landlord and Tenant are desirous of amending the Lease to provide for the leasing of such additional space to Tenant on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by both Landlord and Tenant, the parties agree that the Lease shall be amended as follows:

1. Capitalized Terms. Capitalized terms that are used but not defined in this First Amendment shall have the meanings given them in the Lease, and all references in the Lease to the “lease” or “this Lease” or “herein” or “hereunder” or similar terms, or to any section thereof shall mean the Lease, or such section thereof, as amended by this First Amendment.

2. New Definitions. All defined terms in this First Amendment are hereby incorporated by reference in the Lease and shall have the meanings assigned herein. Without limiting the foregoing, the Lease is hereby amended to include the following definitions in Section 1 thereof:

(a) Expansion Commencement Date: The later of (i) October 1, 2013 or (ii) Landlord’s delivery of the Expansion Premises to Tenant with Landlord’s Expansion Work substantially complete.

(b) Expansion Improvements: Those alterations or improvements to the Expansion Premises and the Initial Premises as appear and are depicted in the Expansion Plans and Specifications.

(c) Expansion Plans and Specifications: (a) Those certain plans and specifications for the Expansion Improvements, if any, as listed in First Amendment Exhibit B and any modifications to them approved in writing by Landlord and Tenant; or (b) if First Amendment Exhibit B does not include a listing of such plans and specifications, then such plans and specifications shall be prepared by Tenant and delivered to Landlord and approved by Landlord and Tenant as set forth in Section 6 of this First Amendment.

(d) Expansion Premises: The portion of the Building located on the second floor and depicted on the plan attached as First Amendment Exhibit A and agreed by Landlord and Tenant for all purposes under the Lease to consist of approximately twenty-one thousand four hundred seventeen (21,417) rentable square feet as measured in accordance with BOMA. The number of rentable square feet of the Expansion Premises recited above shall be final, conclusive and controlling.

(e) Expansion Premises Prepaid Rent: Forty-Nine Thousand Two Hundred Fifty-Nine and 10/100 Dollars ($49,259.10), to be applied toward Base Rent for the Expansion Premises for the first full calendar month of the Lease Term beginning on or after the Expansion Commencement Date.

(f) Expansion Space Planning Allowance: The maximum amount to be contributed by Landlord to reimburse Tenant for space planning costs for the Expansion Premises, which maximum shall

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not exceed One Thousand Seven Hundred Thirteen and 36/100 Dollars ($1,713.36) (calculated based upon eight cents ($0.08) per rentable square foot of the Expansion Premises).

(g) Expansion Tenant Expenditures: Costs incurred by Tenant for furniture, fixtures and equipment for the Expansion Premises.

(h) Expansion Tenant Improvement Allowance: The maximum amount, if any, to be contributed by Landlord to reimburse Tenant for Expansion Tenant Improvement Costs (as defined in Section 8(a) hereof), which maximum shall not exceed the sum of (i) One Million Three Hundred Thirty- Eight Thousand Five Hundred Sixty-Two and 50/100 Dollars ($1,338,562.50) (calculated based upon Sixty-Two and 50/100 Dollars ($62.50) per rentable square foot of the Expansion Premises), and (ii) Three Hundred Eighty Thousand Six Hundred Twenty and 00/100 Dollars ($380,620.00) (calculated based upon s Ten and 00/100 Dollars ($10.00) per rentable square foot of the Initial Premises).

(i) Initial Premises: The portion of the Building designated as Suite 300, depicted on the plan attached to the Lease as Exhibit B and agreed by Landlord and Tenant for all purposes under the Lease to consist of approximately thirty-eight thousand sixty-two (38,062) rentable square feet as measured in accordance with BOMA. The number of rentable square feet of the Initial Premises as recited above shall be final, conclusive and controlling.

(j) Landlord’s Expansion Work: Those alterations or improvements necessary to demise the Expansion Premises from the remainder of the second floor of the Building as per the Landlord’s expansion work outline attached hereto as First Amendment Exhibit C, including the installation of Building standard metal doors at the entrance to the Expansion Premises and at the second means of egress.

3. Amendment of Certain Definitions. The Lease is hereby amended by deleting from Section 1 thereof the definitions of Base Rent, Commencement Date, Landlord Delay, Lease Term, Premises, Specialty Tenant Improvements, and Tenant’s Pro Rata Share, and substituting in their stead the following:

(a) Base Rent: See Section 4 of the First Amendment.

(b) Commencement Date: October 1, 2012.

(c) Landlord Delay: Any delay in the completion of construction of Tenant Improvements or Expansion Improvements (as applicable) resulting solely from Landlord’s failure to comply with any deadline established herein.

(d) Lease Term: Commencing on the Commencement Date and ending on March 31, 2024.

(e) Premises: For all periods during the Lease Term: (i) prior to the Expansion Premises Commencement Date, Premises shall mean and refer to the Initial Premises; and (ii) from and after the Expansion Commencement Date, Premises shall mean and refer to the Initial Premises and the Expansion Premises, containing an aggregate of approximately fifty-nine thousand four hundred seventy- nine (59,479) rentable square feet located on the second and third floors of the Building. The number of rentable square feet recited herein for the Initial Premises and the Expansion Premises shall be final, conclusive and controlling.

(f) Specialty Tenant Improvements: Tenant Improvements and Expansion Improvements which are not standard office installations including, without limitation, kitchens, executive bathrooms, raised computer floors, computer room installations, supplemental HVAC equipment, generators, Telecommunications Equipment, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, conveyors, dumbwaiters, curved walls, drop ceilings, and other Tenant Improvements and Expansion Improvements of a similar character and/or incorporating unusual architectural elements. Specialty Tenant Improvements also shall be deemed to include all wiring and cabling installed by or for Tenant.

(g) Tenant’s Pro Rata Share: Tenant’s Pro Rata Share with respect to: (i) the Initial Premises is 38,062/106,887 = thirty-five and sixty-one one-hundredths percent (35.61%); and (ii) the

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Expansion Premises is 21,417/106,887= twenty and four one-hundredths percent (20.04%), each of which shall be final, conclusive and controlling for such portion of the Premises for all purposes. As of any particular date, the aggregate Tenant’s Pro Rata Share for the entire Premises shall be a fraction, the numerator of which is the aggregate rentable square footage of the entire Premises and the denominator of which is the total rentable square footage of the Building.

4. Base Rent:

(a) The Lease is hereby amended such that the monthly amount of Base Rent payable for the Initial Premises and the Expansion Premises, respectively, and the portion of the Lease Term during which such monthly amount of Base Rent is payable shall be determined from the following tables (the Base Rent payable hereunder for the Premises being the aggregate of the Base Rent payable under the respective tables below for the Initial Premises and the Expansion Premises). For convenience and ease of reference, the annual rental rates for the computation of Base Rent and the annual Base Rent are also set forth in tabular form with the annual Base Rent for each portion of the Premises equaling the monthly Base Rent installment for such portion of the Premises multiplied by twelve (12). In the case of any conflict or inconsistency between the monthly Base Rent installments and the other illustrative figures set forth in tabular form or in any computations utilizing such figures, the rate per rentable square foot per annum so specified shall be controlling and conclusive.

Initial Premises

Applicable Portion of Lease Term		Rate Per/Rentable Sq. Ft./Annum	Annual Base Rent	Monthly Base Rent Installment (Annual + 12)
Beginning	Ending
October 1, 2012	September 30, 2013	$27.00	$1,027,674.00	$85,639.50
October 1, 2013	September 30, 2014	$27.60	$1,050,511.20	$87,542.60
October 1, 2014	September 30, 2015	$28.20	$1,073,348.40	$89,445.70
October 1, 2015	September 30, 2016	$28.80	$1,096,185.60	$91,348.80
October 1, 2016	September 30, 2017	$29.40	$1,119,022.80	$93,251.90
October 1, 2017	September 30, 2018	$30.00	$1,141,860.00	$95,155.00
October 1, 2018	September 30, 2019	$30.60	$1,164,697.20	$97,058.10
October 1, 2019	March 31, 2020	$31.20	$1,187,534.40	$98,961.20
April 1, 2020	March 31, 2021	$33.94	$1,291,824.28	$107,652.02
April 1, 2021	March 31, 2022	$34.96	$1,330,647.52	$110,887.29
April 1, 2022	March 31, 2023	$36.01	$1,370,612.62	$114,217.72
April 1, 2023	March 31, 2024	$37.09	$1,411,719.58	$117,643.30

Notwithstanding the foregoing, Landlord shall abate all Base Rent applicable to the Initial Premises for the six (6) month period beginning on the Commencement Date and ending on March 31, 2013 (the “Initial Premises Abatement Period”), provided, however, if the Lease is terminated prior to the expiration of the Lease Term as a result of a default by Tenant, in addition to all other damages to which Landlord may be entitled under the Lease and applicable law, Tenant immediately and without notice shall pay Landlord the full unamortized amount of all Base Rent which had been abated as aforesaid (with the abated Base Rent amortized over an eighty-four (84) month period beginning on April 1, 2012. Although Landlord shall abate Base Rent applicable to the Initial Premises payable for the Initial Premises Abatement Period, Tenant acknowledges and agrees that Tenant shall be liable for all Additional Rent payable on account of the Initial Premises during such period, including, without limitation, electricity charges.

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Expansion Premises

Applicable Portion of Lease Term		Rate Per/Rentable Sq. Ft./Annum	Annual Base Rent	Monthly Base Rent Installment (Annual + 12)
Beginning	Ending
October 1, 2013	September 30, 2014	$27.60	$591,109.20	$49,259.10
October 1, 2014	September 30, 2015	$28.43	$608,885.31	$50,740.44
October 1, 2015	September 30, 2016	$29.28	$627,089.76	$52,257.48
October 1, 2016	September 30, 2017	$30.16	$645,936.72	$53,828.06
October 1, 2017	September 30, 2018	$31.06	$665,212.02	$55,434.34
October 1, 2018	September 30, 2019	$31.99	$685,129.83	$57,094.15
October 1, 2019	March 31, 2020	$32.95	$705,690.15	$58,807.51
April 1, 2020	March 31, 2021	$33.94	$726,892.98	$60,574.42
April 1, 2021	March 31, 2022	$34.96	$748,738.32	$62,394.86
April 1, 2022	March 31, 2023	$36.01	$771,226.17	$64,268.85
April 1, 2023	March 31, 2024	$37.09	$794,356.53	$66,196.38

Notwithstanding the foregoing, Landlord shall abate all Base Rent applicable to the Expansion Premises for the six (6) month period beginning on the Expansion Commencement Date and ending on March 31, 2014 (the “Expansion Premises Abatement Period”), provided, however, if the Lease is terminated prior to the expiration of the Lease Term as a result of a default by Tenant, in addition to all other damages to which Landlord may be entitled under the Lease and applicable law, Tenant immediately and without notice shall pay Landlord the full unamortized amount of all Base Rent which had been abated as aforesaid (with the abated Base Rent amortized over a one hundred twenty (120) month period beginning on April 1, 2014. Although Landlord shall abate Base Rent applicable to the Expansion Premises payable for the Expansion Premises Abatement Period, Tenant acknowledges and agrees that Tenant shall be liable for all Additional Rent payable on account of the Expansion Premises during such period, including, without limitation, electricity charges.

(b) On execution of this First Amendment, Tenant shall pay to Landlord the amount specified in the definition of Expansion Premises Prepaid Rent for the month specified in the definition of that term.

5. Demise of Expansion Premises. Effective on the Expansion Commencement Date, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the Expansion Premises for the remaining balance of the Lease Term. Except as otherwise provided herein, the lease of the Expansion Premises shall be on all of all of the same terms and conditions of the Lease applicable to the Initial Premises except that (a) Base Rent for the Expansion Premises shall be the amount set forth in this First Amendment, (b) the Operating Costs Base Amount Allocable to the Premises and the Property Tax Base Amount with respect to the Expansion Premises shall be as set forth in this First Amendment, (c) the Landlord shall have no obligation to make any improvements to the Expansion Premises, (d) the Landlord shall have no obligation to provide any improvement allowance for the Expansion Premises, except for the Expansion Tenant Improvement Allowance, and (e) except as expressly set forth in this First Amendment, the Landlord shall have no obligation to provide any rent abatement, free rent or rental credits with respect to the Expansion Premises.

6. Expansion Plans and Specifications.

(a) Tenant has retained, or shall retain, McMahon Architects, Inc. or another licensed architect acceptable to Landlord to prepare the Expansion Plans and Specifications for the Expansion Improvements. The Expansion Plans and Specifications shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld or delayed, provided that such Expansion Plans and Specifications comply with the requirements of this Section 6. Tenant shall endeavor to design the

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Expansion Improvements consistent with the Landlord’s sustainability practices and certain Green Agency Ratings (as determined by Landlord), specifically the SMACNA “IAQ Guidelines for Occupied Buildings under Construction” 1995, Chapter 3. Tenant further agrees to engage a third party LEED or Green Globe Accredited Professional or similarly qualified professional with respect to the design and construction of the Expansion Improvements. Tenant also shall endeavor to construct the Expansion Premises and the Initial Premises to certified LEED CI standards, and Tenant shall have the right to request descriptions of recent commissioning and energy audits that the Landlord has undertaken to understand and retrofit building systems to the green/sustainable level referenced above.

(b) Following the date of execution of this First Amendment by Tenant, Tenant shall cause its architect to furnish to Landlord for Landlord’s approval space plans sufficient to convey the architectural design of the Expansion Premises and the Initial Premises, including, without limitation, the location of doors, partitions, electrical and telephone outlets, plumbing fixtures, heavy floor loads and other special requirements (collectively, the “Expansion Space Plan”). If required by Landlord, Tenant’s architect shall consult with Landlord’s engineer in preparing the Expansion Space Plan, and incorporate such engineer’s requirements into the Expansion Space Plan. The fees of such engineer shall be an Expansion Tenant Improvement Cost (as hereafter defined). If Landlord shall disapprove of any portion of the Expansion Space Plan, Landlord shall advise Tenant of the reasons therefor and shall notify Tenant of the revisions to the Expansion Space Plan that are reasonably required by Landlord for the purpose of obtaining approval. Tenant shall within seven (7) days submit to Landlord, for Landlord’s approval, a redesign of the Expansion Space Plan, incorporating the revisions required by Landlord.

(c) Tenant shall cause its architect to prepare from Tenant’s approved Expansion Space Plan, complete Expansion Plans and Specifications within a reasonable time after Landlord approves the Expansion Space Plan. The Expansion Plans and Specifications shall (a) be compatible with the Building shell and with the design, construction and equipment of the Building; (b) comply with all Governmental Requirements; (c) comply with all applicable insurance regulations; and (d) be consistent with the approved Expansion Space Plan. Tenant shall submit the Expansion Plans and Specifications for Landlord’s approval in the same manner as provided in Section 6(b) above for approval by Landlord of Tenant’s Expansion Space Plan. If required by Landlord, Tenant’s architect shall consult with Landlord’s engineer in preparing the Expansion Plans and Specifications, and incorporate such engineer’s requirements into the Expansion Plans and Specifications. The fees of such engineer shall be an Expansion Tenant Improvement Cost. Landlord shall approve or disapprove the proposed Expansion Plans and Specifications within the five (5) Business Day period following its receipt of such Expansion Plans and Specifications. If Landlord shall disapprove of any portion of the Expansion Plans and Specifications, Landlord shall advise Tenant within such five (5) Business Day period of the reasons therefor and shall notify Tenant in writing of the revisions to the Expansion Plans and Specifications that are reasonably required by Landlord for the purpose of obtaining approval. Tenant shall within seven (7) days submit to Landlord, for Landlord’s approval, a redesign of the Expansion Plans and Specifications, incorporating the revisions required by Landlord.

(d) Landlord shall grant an allowance to Tenant in an amount up to the Expansion Space Planning Allowance (as defined in Section 2 hereof) to be used solely to pay Tenant’s architect directly or to reimburse the Tenant for the fees (the “Expansion Space Planning Fees”) of Tenant’s architect in preparing the Expansion Space Plan. Payment by Landlord of the Expansion Space Planning Allowance (or such portion thereof as shall be eligible for disbursement hereunder) shall be made in a single disbursement and shall be subject to satisfaction of the following condition: Tenant shall have furnished Landlord with a copy of Tenant’s architect’s invoice for the Expansion Space Planning Fees and, in the case of Tenant’s written request for reimbursement to it of paid Expansion Space Planning Fees, evidence of payment of same.

7. Expansion Commencement Date. After the execution and delivery of this First Amendment by all parties hereto, Landlord shall complete the Landlord’s Expansion Work at Landlord’s sole cost and expense and thereafter deliver possession of the Expansion Premises to the Tenant for the purpose of making the Expansion Improvements in accordance with the terms hereof. The Expansion Commencement Date shall be the date set forth in the definition of that term in Section 2 hereof. Tenant

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acknowledges that upon the substantial completion of Landlord’s Expansion Work the Expansion Premises shall be delivered AS IS and that no representations as to the condition of the Expansion Premises have been made by Landlord, provided that all base building systems shall be in good working order at the time of delivery of the Expansion Premises to Tenant. The taking of possession by Tenant shall establish that the Expansion Premises are in good and satisfactory condition when possession was so taken and the Expansion Commencement Date shall occur as provided in the definition of that term. In no event shall Tenant’s refusal or failure to take possession of the Expansion Premises delay or postpone the occurrence of the Expansion Commencement Date unless such refusal or failure is a result of Landlord’s failure to provide the Expansion Premises in good and satisfactory condition. Tenant’s possession of the Expansion Premises prior to the Expansion Commencement Date shall be solely for purposes of moving in furniture and equipment, preparing cabling and wiring and performing the Expansion Improvements as provided above and shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Base Rent for the Expansion Premises with respect to the period of time prior to the Expansion Commencement Date during which Tenant performs such work. Tenant, however, shall be liable for payment of any above standard services (such as after hours HVAC service) that are provided to Tenant during the period of Tenant’s possession of the Expansion Premises prior to the Expansion Commencement Date).

8. Tenant’s Contribution to Expansion Tenant Improvement Costs.

(a) Upon receipt of possession of the Expansion Premises, the Tenant shall prepare the Expansion Premises and the Initial Premises for Tenant’s occupancy and complete the Expansion Improvements in accordance with the Expansion Plans and Specifications in all material respects and at the Tenant’s sole cost and expense (all such costs and expenses, including all hard and soft costs such as and without limitation, all labor and materials, architectural, engineering, permitting, and space planning fees are hereinafter collectively referred to as the “Expansion Tenant Improvement Costs”). Tenant shall make no material changes to the Expansion Plans and Specifications or the work reflected in the Expansion Plans and Specifications without the written consent of the Landlord, which consent shall not be unreasonably withheld provided such changes do not affect any structural elements of the Building or Building systems. In no event shall Tenant make any changes to the Expansion Plans and Specifications or the work reflected in the Expansion Plans and Specifications without the consent of the Landlord if such changes affect any structural elements of the Building or Building systems and/or the location of any door or wall. Tenant’s completion of the Expansion Improvements shall be performed by Tenant’s contractors, who shall (i) be selected by Tenant and approved by Landlord (such approval not to be unreasonably withheld or delayed), and (ii) work under the direction of Tenant or, if directed in writing by Tenant, Tenant’s qualified representative. Landlord shall have the right, at Landlord’s sole cost and expense, to have its representative at the Expansion Premises and the Initial Premises at all times during the construction of the Expansion Improvements to review and monitor the performance of same, and Tenant shall pay Landlord a construction monitoring fee equal to one percent (1%) of the Expansion Tenant Improvement Costs (the “Expansion Construction Monitoring Fee”). The Expansion Improvements shall be performed by contractors approved by Landlord and employed by Tenant under one or more construction contracts that require the prime contractor and the respective subcontractors of any tier: (x) be parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO and (y) employ only members of such organization to perform work within their respective jurisdictions). However, at Landlord’s sole option, in clause (x) of the immediately preceding sentence of this paragraph, the following substitutions may be made: (1) a project labor agreement in place of a collective bargaining agreement, and (2) an independent, nationally recognized labor organization in place of a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO. Such contractors also shall comply with all requirements in Paragraph 4.5 of the Lease. Landlord shall approve or disapprove any proposed contractor or construction contract within three (3) Business Days after Landlord’s receipt of a written request for such approval and containing the full name and address of the contractor and/or a complete copy of the construction contract (as applicable). Without limiting the foregoing, Tenant’s contract with its general contractor for the construction of the Expansion Improvements shall be subject to the approval of the Landlord as to both form and content, which approval shall not be unreasonably withheld or delayed.

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(b) All Expansion Improvements, regardless of which party constructed or paid for them, shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease; provided that, at Landlord’s election and upon notice to Tenant, Tenant shall be required to remove all or any portion of the Expansion Improvements (including Telecommunication Facilities) upon the expiration or earlier termination of the Lease. Notwithstanding the foregoing, except as provided below in this Section 8(b), if Tenant’s submission of its Expansion Plans and Specifications to the Landlord for approval is accompanied by a written request that Landlord identify any Expansion Improvements that Landlord may require Tenant to remove upon the expiration or earlier termination of the Lease and such request includes a notice at the top of the page having a heading in at least 12-point type, bold and all capital letters stating “LANDLORD’S APPROVAL MUST IDENTIFY ANY EXPANSION IMPROVEMENTS WHICH LANDLORD MAY REQUIRE TENANT TO REMOVE UPON THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE”, then Landlord shall identify such Expansion Improvements (if any) by written notice to Tenant given at the time of Landlord’s approval of the Expansion Plans and Specifications, and Tenant shall not be required to remove any such Expansion Improvements not so identified. However, Tenant reserves the right to amend and resubmit the Expansion Plans and Specifications within seven (7) days after receipt of Landlord’s approval thereof. In all events, Landlord reserves the right to require Tenant to remove any wiring and cabling installed by Tenant. All unattached and moveable partitions, trade fixtures, moveable equipment or furniture located in the Premises and acquired by or for the account of Tenant which can be removed without damage to the Building or Premises, and all personalty brought into the Premises by Tenant shall be owned by Tenant and may be removed by Tenant subject to and in accordance with Paragraph 4.7 of the Lease, including but not limited to all servers, server racks, generators, supplemental HVAC units, furniture, phone and TV systems.

(c) Tenant shall be solely responsible for the design and construction of the Expansion Improvements. Notwithstanding Landlord’s review and approval of the Expansion Plans and Specifications, Landlord shall have no liability to Tenant or to any other person for errors or omissions in the Expansion Plans and Specifications (Landlord’s review and approval of the Expansion Plans and Specifications being for Landlord’s own purposes). Tenant shall indemnify, defend, protect and hold Landlord and Landlord’s Agents harmless from all Claims which arise in any way, directly or indirectly from or in connection with the design and construction of the Expansion Improvements, including without limitation, claims arising from the work of Tenant’s architect, engineer, employees or agents, unless such design was mandated by Landlord over Tenant’s specific written objections thereto.

(d) Landlord shall grant an allowance to Tenant in an amount up to the Expansion Tenant Improvement Allowance (as defined in Section 2 hereof) to be used solely to reimburse the Tenant for the Expansion Tenant Improvement Costs and to pay the Expansion Construction Monitoring Fee. Subject to the terms and conditions hereof, the Expansion Tenant Improvement Allowance shall be available for disbursement in monthly draws (each an “Expansion Tenant Allowance Advance”) plus one (1) final draw of the Expansion Retainage (as defined below) in the following manner. At least fifteen (15) Business Days before the date upon which the Tenant desires an Expansion Tenant Allowance Advance or an advance of the Expansion Retainage, the Tenant shall submit an itemized requisition (an “Expansion Requisition”) on a form acceptable to the Landlord in its reasonable discretion, stating the amount of the advance, the items(s) to be reimbursed from the proceeds thereof, and the date upon which the advance is desired. Each Expansion Tenant Allowance Advance shall be subject to retainage in the amount of ten percent (10%) (the “Expansion Retainage”). Landlord’s obligation to make any Expansion Tenant Allowance Advance shall be subject to Tenant’s satisfaction of all of the following conditions other than item number (6), and Landlord’s obligation to advance the Expansion Retainage shall be subject to Tenant’s satisfaction of each and all of the following conditions numbered (1) through (6): (1) Tenant shall have submitted to Landlord a certification signed by Tenant’s architect certifying that all work on the Expansion Improvements which has been completed through the date of such certification (which shall be no earlier than the date of the subject Expansion Requisition) has been completed in all material respects in accordance with Expansion Plans and Specifications approved by the Landlord and attaching thereto an executed waiver or release of liens from Tenant’s general contractor for the Expansion Improvements for all work performed and materials delivered through the date of such Expansion Requisition, which

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waiver and release shall be in such form as Landlord may reasonably require, (2) Tenant shall have provided Landlord with executed waivers or releases of liens from each of Tenant’s subcontractors and suppliers for all work performed and materials delivered through the date of such Expansion Requisition, which waivers and releases shall be in such form as Landlord may reasonably require, (3) Tenant shall have submitted to Landlord a certification of Tenant’s general contractor for the Expansion Improvements identifying each contractor, subcontractor and supplier who performed labor and/or supplied materials for the Expansion Improvements through the date of such Expansion Requisition, (4) Tenant shall have furnished Landlord with copies of third party invoices, for all work performed and materials delivered which are included in such Expansion Requisition, (5) at the time of such Expansion Tenant Allowance Advance there shall exist no event which is, or solely with the passage of time and/or giving of notice would be, an Event of Default, and (6) with respect to the advance of the Expansion Retainage, Tenant shall have submitted to Landlord an issued and effective certificate of occupancy for the Expansion Premises for the Permitted Use and a certification signed by Tenant’s architect certifying that the Expansion Improvements have been completed in accordance with Expansion Plans and Specifications approved by the Landlord and attaching thereto executed final waivers or releases of liens from Tenant’s general contractor and each of Tenant’s subcontractors and suppliers in connection with the Expansion Improvements in such form as Landlord may reasonably require, plus a certificate of Tenant’s general contractor identifying each contractor, subcontractor and supplier who performed labor and/or supplied materials for the Expansion Improvements. The foregoing items (1) through (6) above are herein collectively referred to as the “Expansion Tenant Allowance Conditions”. Subject to satisfaction of all of the Expansion Tenant Allowance Conditions applicable to a particular Expansion Tenant Allowance Advance and/or advance of the Expansion Retainage, Landlord shall pay to Tenant, within fifteen (15) Business Days after receipt by Landlord of a written request from Tenant for an Expansion Tenant Allowance Advance or the Expansion Retainage (as applicable) in accordance with the foregoing (or on such later date as requested by Tenant), the lesser of (a) the full amount of the remaining undisbursed Expansion Tenant Improvement Allowance (after taking into account all Expansion Tenant Allowance Advances and deducting the aggregate amount of any undisbursed Expansion Retainage, except in the case of a final Expansion Requisition for the Expansion Retainage, and any unpaid balance of the Expansion Construction Monitoring Fee), if the aggregate sum of the invoices submitted pursuant to item (4) above equals or exceeds the full amount of the Expansion Tenant Improvement Allowance, or (b) the aggregate sum of invoices submitted pursuant to item (4) above (less the aggregate amount of any undisbursed Expansion Retainage, except in the case of a final Expansion Requisition for the Expansion Retainage, and any unpaid balance of the Expansion Construction Monitoring Fee), if said aggregate sum is less than the full amount of the Expansion Tenant Improvement Allowance. Except as and to the extent expressly provided in Section 8(f) hereof, Tenant shall not be entitled to any credit, trade off or cash payment for any unused portion of the Expansion Tenant Improvement Allowance, and Landlord shall have no obligation to Tenant with respect to any such unused portion of the Expansion Tenant Improvement Allowance. Further, notwithstanding anything herein to the contrary, in the event that Tenant has not completed the Expansion Improvements and/or satisfied all of the conditions for payment of the Expansion Tenant Improvement Allowance on or before April 1, 2014 (subject to a day for day extension for delays caused solely by Force Majeure, casualty and Landlord Delay) (time being of the essence), Landlord shall have no further obligation to make any Expansion Tenant Allowance Advance.

(e) In all events, on or before April 1, 2014 (subject to a day for day extension for delays caused solely by Force Majeure, casualty and Landlord Delay) (time being of the essence), (i) Tenant shall complete the Expansion Improvements, and (ii) if not already done pursuant to Section 8(d) above, Tenant shall submit to Landlord an issued and effective certificate of occupancy for the Expansion Premises for the Permitted Use and a certification signed by Tenant’s architect certifying that the Expansion Improvements have been completed in accordance with Expansion Plans and Specifications approved by the Landlord, together with executed final waivers or releases of liens from Tenant’s general contractor and each of Tenant’s subcontractors and suppliers in connection with the Expansion Improvements in such form as Landlord may reasonably require, plus a certificate of Tenant’s general contractor identifying each contractor, subcontractor and supplier who performed labor and/or supplied materials for the Expansion Improvements.

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(f) Upon completion of the Expansion Improvements and application of the Expansion Tenant Improvement Allowance against the Expansion Tenant Improvement Costs and the Expansion Construction Monitoring Fee, the unexpended and unapplied balance of the Expansion Tenant Improvement Allowance (if any) up to the maximum aggregate amount provided for in Section 8(g) hereof shall be available to Tenant in a single draw to reimburse Tenant for Expansion Tenant Expenditures upon receipt of a draw request (an “Expansion Tenant Expenditure Draw Request”) therefor in form and substance satisfactory to Landlord together with paid invoices, bills of sale, and any other documentation reasonably requested by Landlord. Except as provided in the immediately preceding sentence, Tenant shall not be entitled to receive any rent abatement, credit or payment on account of any unexpended portion of the Expansion Tenant Improvement Allowance.

(g) In no event shall the aggregate amount of the Expansion Tenant Improvement Allowance applied against or used for Expansion Tenant Expenditures exceed an amount equal to One Hundred Thirty-Three Thousand Eight Hundred Fifty-Six and 25/100 Dollars ($133,856.25) (based upon Six and 25/100 Dollars ($6.25) per rentable square foot of the Expansion Premises). Notwithstanding anything to the contrary contained herein, in the event that Tenant has not submitted an Expansion Tenant Expenditure Draw Request to Landlord with all required supporting documentation by April 1, 2014 (time being of the essence), Landlord shall have no further obligation to fund or otherwise advance any of the Expansion Tenant Improvement Allowance for any Expansion Tenant Expenditures.

9. Lease Security Provisions.

(a) At or prior to the execution of this First Amendment, the Tenant shall cause the Letter of Credit delivered to the Landlord pursuant to Paragraph 3.3.1 of the Lease to be amended to increase the amount thereof to Eight Hundred Nine Thousand Three Hundred Ninety-One and 60/100 Dollars ($809,391.60). Such amendment shall be in form and substance satisfactory to the Landlord, and the failure to deliver such amendment to the Landlord at or prior to the execution hereof shall constitute an Event of Default under the Lease.

(b) The Paragraph 3.3.2 of the Lease is hereby amended by deleting in its entirety the table which sets forth the Reduction Dates, the required amount of the Letter of Credit, and the reduction amounts of the Letter of Credit, and substituting in its stead the following table:

Reduction Date	Required Amount of Letter of Credit After Reduction	Reduction Amount
October 1, 2014	$653,337.40	$156,054.20
October 1, 2015	$569,601.00	$83,736.40
March 31, 2016	$471,082.80	$98,518.20
March 31, 2017	$421,823.70	$49,259.10

10. Operating Costs; Property Taxes; Base Year. For any period during the Lease Term that the Premises consists of both the Initial Premises and the Expansion Premises, Tenant shall pay Estimated Operating Costs Allocable to the Premises, Operating Costs Allocable to the Premises, Estimated Property Taxes Allocable to the Premises, and Property Taxes Allocable to the Premises with respect to both the Initial Premises and the Expansion Premises, subject to the terms set forth herein. Notwithstanding anything to the contrary contained herein and/or in the Lease, at Landlord’s option Tenant’s payment of Estimated Operating Costs Allocable to the Premises, Operating Costs Allocable to the Premises, Estimated Property Taxes Allocable to the Premises, and Property Taxes Allocable to the Premises shall be calculated and payable separately for the Initial Premises and the Expansion Premises in the same manner that such amounts are calculated and payable for the Premises as provided in the Lease,

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provided that (a) the Base Year applicable to the Initial Premises shall be calendar year 2013 as provided in the Lease, (b) the Property Tax Base Amount applicable to the Initial Premises shall be Tenant’s Pro Rata Share (based solely upon the Initial Premises) of Property Taxes payable for fiscal tax year 2013 (beginning July 1, 2012 and ending June 30, 2013) as provided in the Lease, (c) the Base Year applicable to the Expansion Premises shall be calendar year 2014, and (d) the Property Tax Base Amount applicable to the Expansion Premises shall be Tenant’s Pro Rata Share (based solely upon the Expansion Premises) of Property Taxes payable for fiscal tax year 2014 (beginning July 1, 2013 and ending June 30, 2014).

11. Parking. The Lease is hereby amended by deleting Paragraph 4.11 thereof in its entirety and substituting the following in its stead:

“4.11 Parking. Tenant shall have the nonexclusive privilege to use parking spaces on the Land in common with other tenants of Landlord, but only in areas reasonably designated by Landlord and only on a first-come-first-served basis. In addition, provided that the Original Tenant has not assigned this Lease nor sublet more than twenty-five percent (25%) of the Premises then demised to Tenant under this Lease (excluding transfers to Permitted Transferees), Tenant shall be granted one (1) reserved parking space (the “Reserved Space”) in front of the Building for the use of the Chief Executive Officer of the Original Tenant. The Reserved Space shall be designated by a sign stating “Reserved” to be installed by Landlord at Tenant’s Expense All of Tenant’s parking privileges shall be subject to the rules and regulations relating to parking adopted by Landlord from time to time. Landlord shall have the right to grant designated, reserved parking stalls to other tenants in the Building. In no event shall the number of parking stalls used by Tenant and Tenant’s Agents (including the Reserved Space) exceed the number of stalls allocated to Tenant in the definition of the Parking Ratio, provided, however, except with respect to the Reserved Space nothing in this sentence shall be deemed to alter the first-come-first-served basis of parking as provided in this paragraph 4.11. Landlord shall have no obligation whatsoever to monitor or police the parking or other common areas, except that Landlord shall use commercially reasonable efforts to monitor and enforce the use of the parking areas with respect to the parking ratio stated in this Lease.”

12. Right of First Refusal. Paragraph 6.20 of the Lease is hereby deleted in its entirety and the following is substituted in its stead:

6.20 Right of First Refusal.

6.20.1 Pursuant to the terms, conditions and limitations set forth in this paragraph 6.20, Tenant shall have a right of first refusal (the “Right to First Refusal”) with respect to the remainder of the second (2nd) floor of the Building (the “Second Floor Space”).

6.20.2 When Landlord receives an offer to lease any Second Floor Space from any third party which Landlord desires to accept (expressly including such offers which Landlord has solicited and which a third party has indicated it will accept) (each, an “Offer”), Landlord shall first present such Offer, in writing, to Tenant, and Tenant shall thereafter have five (5) Business Days in which to accept that Offer by delivery of written notice to Landlord. If Tenant fails to deliver to Landlord written acceptance of any Offer within the five (5) Business Day period set forth herein, then Tenant’s rights with respect to such Offer and the space referenced therein shall be void, and Landlord shall be free to lease the space that was the subject of such Offer to any third party.

6.20.3 In the event that the particular Offer from any third party includes space in the Building in addition to the applicable Second Floor Space, Landlord shall present such additional space to Tenant as part of the Offer (with any space presented to Tenant under this paragraph 6.20, whether Second Floor Space or other additional space, being “ROFR Space”). The Right of First Refusal shall apply to the entire portion of the ROFR

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Space that is the subject of any Offer that is presented to Tenant, and the Right of First Refusal may not be exercised by Tenant with respect to only a portion thereof (so that if the Offer includes Second Floor Space and other additional space, Tenant may only accept the entirety of the Second Floor Space and such additional space).

6.20.4 If Tenant declines to exercise such Right of First Refusal with respect to any particular Second Floor Space, and an offer from a different third party prospect is thereafter offered to Landlord with respect to the same Second Floor Space that Landlord desires to accept, Landlord shall have no obligation to re-offer such Second Floor Space to Tenant on the terms offered by such different prospect (nor shall Landlord have any similar obligation with respect to any additional offers from additional prospects received by Landlord with respect to the particular Second Floor Space).

6.20.5 If Tenant validly exercises the Right of First Refusal provided in this Lease, the parties shall execute an amendment to this Lease adding the ROFR Space to the Premises on the terms set forth in the Offer. If the term of the ROFR Space included in the Offer extends further than the Lease Term with respect to the then Premises, Tenant’s leasing of the ROFR Space shall be for the duration included in the Offer (on the economic terms applicable thereto set forth in the Offer). Except as otherwise set forth in the Offer, the terms applicable to the then existing Premises shall apply to the ROFR Space (provided that Tenant shall not have any right to the Extension Option with respect to the ROFR Space or any other extension right, nor shall Landlord have any obligation to make any improvements to the ROFR Space or provide any free rent, improvement allowance, or any other type of allowance, in each case unless set forth in the Offer). Notwithstanding the foregoing, an otherwise valid exercise of the Right of First Refusal contained in this Lease shall be fully effective, whether or not such confirmatory documentation is executed, and Tenant’s tenancy of such ROFR Space shall be subject to all the rights and obligations of the parties under this Lease.

6.20.6 Notwithstanding anything to the contrary in this Lease, Landlord shall have no obligations, and Tenant shall have no rights, under this paragraph 6.20 so long as an Event of Default has occurred and is continuing.

13. Use of Certain Defined Terms. From and after the Expansion Commencement Date, any and all references to the term “Tenant Improvements” in Sections 4 and 6 of the Lease (including, without limitation, references in paragraphs 4.18, 4.21.3, and 6.8), where the context so permits, shall mean and refer to both the Tenant Improvements and Expansion Improvements.

14. Brokers. Tenant was represented in the transaction evidenced by this First Amendment by Jones Lang LaSalle, a licensed real estate broker. Landlord was represented in the transaction evidenced by this First Amendment by CB Richard Ellis, a licensed real estate broker. Each party to this Lease shall indemnify, defend and hold harmless the other party from and against any and all claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this First Amendment. Landlord shall be responsible for paying any commission or fee owed to Landlord’s broker, CB Richard Ellis-N.E. Partners, LP, in connection with this Lease and CB Richard Ellis-N.E. Partners, LP shall be responsible for the payment of any commission or fee owed to Jones Lang LaSalle in connection with this First Amendment pursuant to a written agreement between CB Richard Ellis-N.E. Partners, LP and Jones Lang LaSalle.

15. No Defenses, Set-Offs or Counterclaims. The Tenant acknowledges that the Landlord and its representatives, including but not limited to its officers, employees and any independent contractors, has fulfilled all of its obligations to them under the Lease. The Tenant represents and warrants that it has no defenses, set-offs or counterclaims to the payment of its liabilities and obligations to the Landlord as set forth in the Lease as modified by this First Amendment with respect to any actions, inactions or statements of fact arising or existing prior and up to the date of this First Amendment and to the extent that the Tenant has any defense, set-off or counterclaim Tenant affirmatively WAIVES any such claim. The Tenant hereby releases and forever discharges the Landlord and its representatives from any and all claims, defenses,

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actions, causes of action, suits, controversies, agreements, provisions and demands in law or in equity which the Tenant ever had or now has as of the date of this First Amendment against the Landlord or its representatives, including, but not limited to, claims relating to and arising out of the Lease.

16. Offer to Lease. The submission of this First Amendment to Tenant or its broker or other agent does not constitute an offer to enter into this First Amendment or to otherwise lease the Expansion Premises to Tenant. This First Amendment shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

17. Severability; Captions. If any clause or provision of this First Amendment is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this First Amendment shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there be added as a part of this First Amendment a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this First Amendment are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.

18. Incorporation of Prior Agreement; Amendments. The Lease, together with this First Amendment contains all of the agreements of the parties hereto with respect to any matter covered or mentioned therein or herein, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of the Lease as amended by this First Amendment may be amended or added to except by an agreement in writing signed by the parties to the Lease or their respective successors in interest.

19. Authority. Each individual executing this First Amendment on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this First Amendment and that all corporate actions and consents required for execution of this First Amendment have been given, granted or obtained. If requested by Landlord, Tenant shall, within ten (10) days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this First Amendment and the authority of the person executing this First Amendment on its behalf.

20. Ratification of Lease. The Lease, as herein amended, remains in full force and effect and is hereby ratified and reaffirmed in all respects.

<THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.>

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IN WITNESS WHEREOF, this First Amendment has been executed the date and year first above set forth.

TENANT		LANDLORD

The Endurance International Group, Inc., a Delaware/corporation		MEPT Burlington, LLC, a Delaware limited liability company

By:	/s/ Hari Ravichandran	By:	MEPT Edgemoor REIT, LLC, its Manager

Print Name:			By:	Bentall Kennedy (U.S.) LP, its Authorized Signatory

Its:				By:	Bentall Kennedy (U.S.) G.P. LLC, its General Partner

					By:	/s/ Jeanette R. Flory

					Name:	Jeanette R. Flory

					Its:	Senior Vice President

6/13/13

					By:	/s/ Peter Potrykus

					Name:	Peter Potrykus

					Its:	Vice President

List of Exhibits:

•	First Amendment Exhibit A - Expansion Premises

•	First Amendment Exhibit B - Expansion Improvements

•	First Amendment Exhibit C - Expansion Work Outline

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LANDLORD ACKNOWLEDGEMENT

STATE OF MARYLAND

In Montgomery County, on this 13th day of June, 2013, before me, the undersigned notary public, personally appeared Peter Potrykus:

☒	personally known to me, or
☐	provided to me through satisfactory evidence of identification, which was
☐	a driver’s license
☐	(other)

to be the person whose name is signed on the preceding or attached First Amendment to Lease, and acknowledged to me that he/she/they signed same voluntarily for their stated purpose, as VP Bentall Kennedy (U.S.) G.P. LLC, as General Partner of Bentall Kennedy (U.S.) LP.

/s/ Karon E. Williams
(official signature and seal of notary)
My Commission expires: 8/5/2015
{SEAL}	MY COMMISSION EXPIRES
AUGUST 5, 2015

TENANT ACKNOWLEDGEMENT

COMMONWEALTH OF MASSACHUSETTS

In Middlesex County, on this 13th day of June, 2013, before me, the undersigned notary public, personally appeared Hari Ravichandran:

☒	personally known to me, or
☐	provided to me through satisfactory evidence of identification, which was
☐	a driver’s license
☐	(other)

to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she/they signed same voluntarily for their stated purpose, as CEO/President of The Endurance International Group, Inc., a Delaware corporation.

/s/ Angeline K. Silva
(official signature and seal of notary)
My Commission expires: July 5, 2013
{SEAL}

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First Amendment Exhibit A

Drawing Showing Location of the Expansion Premises

(see next page)

1

AREA 2A
21,417 RSF

PROPOSED SUBDIVIDE PLAN AT:

10 CORPORATE DRIVE

PROPOSED SECOND FLOOR PLAN-OPTION 7

AREA PLAN - NOT FOR CONSTRUCTION

2

First Amendment Exhibit B

Expansion Improvements

1

First Amendment Exhibit C

Expansion Work Outline

(see next page)

1

2013_0156TI,001

PROPOSED COMMON AREA IMPROVEMENTS FOR

FLOOR TWO COMMON CORRIDOR

10 Corporate Drive, Burlington MA

6-6-2013

1. Interior Partitions:

New interior walls shall be constructed of 3-5/8” x 25 Ga. metal studs at 16” O/C with 1/2” gypsum wallboard on both sides. Walls shall extend to underside of deck above.

2. Doors, Frames and Hardware:

Doors to be painted hollow metal with hollow metal frames.

3. Ceilings:

Ceilings to be Armstrong Dune #1775 2x2 beveled regular ceiling tiles in Armstrong Interlude XL 9/16” grid system.

4. Floor Finishes:

Modular carpet tiles to be Shaw “Signature” modular tiles. Color to be Onyx Stone. 4” straight vinyl base to be provided along walls.

5. Paint:

Gypsum board walls throughout corridors shall be painted, and shall receive one primer and two finish coats of latex eggshell finish paint.

All doors and frames shall receive a primer and two finish coats of semi gloss paint.

6. Lighting:

Fixtures to be recessed compact fluorescent down lights

7. Power:

Housekeeping outlets to be provided.

8. HVAC:

HVAC system to be extended into corridors, with new ductwork, diffusers, controls & equipment as required by new layout.

9. Fire Protection:

Recessed sprinklers to be provided in accordance with NFPA 13.

10. Life Safety:

Emergency lighting, exit signs, fire extinguishers and fire alarm horn/strobe units to be provided as required by new layout.

END

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